Exhibit 99.2
THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCE OR REJECTION MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THE INFORMATION IN THE DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:		)	Chapter 11
)
VISTEON CORPORATION, et al.,[1]		)	Case No. 09-11786 (CSS)
)
		)	Jointly Administered
	Debtors.	)
)

DEBTORS’ FIRST AMENDED DISCLOSURE STATEMENT FOR THE FIRST
AMENDED JOINT PLAN OF REORGANIZATION OF VISTEON CORPORATION
AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE UNITED
STATES BANKRUPTCY CODE

PACHULSKI STANG ZIEHL & JONES LLP	KIRKLAND & ELLIS LLP
Laura Davis Jones (DE Bar No. 2436)	James H. M. Sprayregen, P.C. (IL 6190206)
James E. O’Neill (DE Bar No. 4042)	James J. Mazza, Jr. (IL 6275474)
Mark M. Billion (DE Bar No. 5263)	Sienna R. Singer (IL 6287154)
919 North Market Street, 17th Floor	300 North LaSalle
Wilmington, Delaware 19899-8705	Chicago, Illinois 60654
Telephone: (302) 652-4100	Telephone: (312) 862-2000

Marc Kieselstein, P.C. (IL 6199255)
Brian S. Lennon (NY 4215083)
601 Lexington Avenue
New York, New York 10022-4611
Telephone: (212) 446-4800
Attorneys for the Debtors and Debtors in Possession
Dated: March 15, 2010

1	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Visteon Corporation (9512); ARS, Inc. (3590); Fairlane Holdings, Inc. (8091); GCM/Visteon Automotive Leasing Systems, LLC (4060); GCM/Visteon Automotive Systems, LLC (7103); Infinitive Speech Systems Corp. (7099); MIG-Visteon Automotive Systems, LLC (5828); SunGlas, LLC (0711); The Visteon Fund (6029); Tyler Road Investments, LLC (9284); VC Aviation Services, LLC (2712); VC Regional Assembly & Manufacturing, LLC (3058); Visteon AC Holdings Corp. (9371); Visteon Asia Holdings, Inc. (0050); Visteon Automotive Holdings, LLC (8898); Visteon Caribbean, Inc. (7397); Visteon Climate Control Systems Limited (1946); Visteon Domestic Holdings, LLC (5664); Visteon Electronics Corporation (9060); Visteon European Holdings Corporation (5152); Visteon Financial Corporation (9834); Visteon Global Technologies, Inc. (9322); Visteon Global Treasury, Inc. (5591); Visteon Holdings, LLC (8897); Visteon International Business Development, Inc. (1875); Visteon International Holdings, Inc. (4928); Visteon LA Holdings Corp. (9369); Visteon Remanufacturing Incorporated (3237); Visteon Systems, LLC (1903); Visteon Technologies, LLC (5291). The location of the Debtors’ corporate headquarters and the service address for all the Debtors is: One Village Center Drive, Van Buren Township, Michigan 48111.

TABLE OF CONTENTS

ARTICLE I. INTRODUCTION	4
A. Rules of Interpretation	4

ARTICLE II. OVERVIEW OF THE PLAN	5
A. General Structure of the Plan	5
B. Exit Financing Facility	6
C. Treatment of Claims and Interests	6
D. Treatment of Claims and Interests Under the Plan	7
E. Liquidation and Valuation Analyses	9
F. Certain Factors to Be Considered Prior to Voting	10

ARTICLE III. VOTING PROCEDURES	11
A. Vote Required for Acceptance by a Class	11
B. Classes Not Entitled to Vote	11
C. Solicitation Procedures	12
D. Voting Procedures	13
E. Confirmation Hearing	14
F. Confirmation and Consummation of the Plan	14

ARTICLE IV. GENERAL INFORMATION	15
A. Overview of the Debtors’ History and Industry	15
B. Visteon’s Products and Services	16
C. Visteon’s Customers	17
D. Visteon’s Corporate Structure	18
E. Visteon’s Competition	19
F. Executive Officers of the Debtors	19
G. Employees	20
H. Benefit Plans	20
I. The Debtors’ Prepetition Capital Structure	24

ARTICLE V. THE CHAPTER 11 CASES	28
A. Events Leading to the Commencement of the Chapter 11 Cases	28
B. Stabilization of Operations	29
C. Appointment of the Creditors’ Committee	33
D. Operational Restructuring Activity, Liquidity Enhancements, and Business Plan Development and Implementation	34
E. Postpetition Financing	39
F. Addressing Legacy Liabilities	40
G. Analyzing Executory Contracts and Unexpired Leases	42
H. Employee Incentive, Severance, and Retention Programs	42
I. Analysis and Resolution of Claims	44
J. Negotiations Relating to the Development of the Plan	51

ARTICLE VI. PLAN SUMMARY	53
A. Overview of Chapter 11	53

B. Overall Structure of the Plan	54
C. Administrative and Priority Claims	55
D. Classification of Claims and Interests	57
E. Treatment of Classes of Claims and Interests	58
F. Special Provision Governing Unimpaired Claims	63
G. Provisions for Implementation of the Plan	63
H. Treatment of Executory Contracts and Unexpired Leases	70
I. Procedures for Resolving Disputed Claims and Interests	74
J. Provisions Governing Distributions	76
K. Effect of Confirmation of the Plan	85
L. Conditions Precedent to Consummation of the Plan	88
M. Retention of Jurisdiction	89
N. Miscellaneous Provisions	92

ARTICLE VII. STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN	96
A. The Confirmation Hearing	96
B. Confirmation Standards	96
C. Liquidation Analyses	98
D. Valuation Analysis	98
E. Financial Feasibility	103
F. Acceptance by Impaired Classes	104
G. Confirmation Without Acceptance By All Impaired Classes	104

ARTICLE VIII. PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	105
A. General	105
B. Certain Bankruptcy Law Considerations	106
C. Risk Factors That May Affect the Value of the Securities to Be Issued Under the Plan	108
D. Risk Factors That Could Negatively Impact the Debtors’ Business	110
E. Risks Associated with Forward Looking Statements	119
F. Disclosure Statement Disclaimer	121
G. Liquidation Under Chapter 7	123

ARTICLE IX. CERTAIN FEDERAL INCOME TAX CONSEQUENCES	123
A. Certain United States Federal Income Tax Consequences to Holders of Allowed Claims	124
B. Certain United States Federal Income Tax Consequences to the Reorganized Debtors	128

ARTICLE X. RECOMMENDATION	132

EXHIBITS

Exhibit A	First Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code

Exhibit B	Approved Disclosure Statement Order [To Be Filed]

Exhibit C	The Reorganized Debtors’ Financial Projections

Exhibit D	Liquidation Analyses

DISCLAIMER
     THE DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE DEBTORS’ PLAN AND CERTAIN OTHER DOCUMENTS AND FINANCIAL INFORMATION. THE INFORMATION INCLUDED IN THE DISCLOSURE STATEMENT IS PROVIDED FOR THE PURPOSE OF SOLICITING ACCEPTANCES OF THE PLAN AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER AND HOW TO VOTE ON THE PLAN. THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE. THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS WHICH ARE ATTACHED TO, OR INCORPORATED BY REFERENCE IN, THE DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH INFORMATION AND DOCUMENTS. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THE DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION INCORPORATED IN THE DISCLOSURE STATEMENT BY REFERENCE, THE PLAN OR THE OTHER DOCUMENTS AND FINANCIAL INFORMATION, AS THE CASE MAY BE, SHALL GOVERN FOR ALL PURPOSES.
     THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT HAVE BEEN MADE AS OF THE DATE OF THE DISCLOSURE STATEMENT UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THE DISCLOSURE STATEMENT SHOULD NOT ASSUME AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH IN THE DISCLOSURE STATEMENT SINCE THE DATE OF THE DISCLOSURE STATEMENT. EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY REVIEW THE PLAN, THE DISCLOSURE STATEMENT, AND THE PLAN SUPPLEMENT IN THEIR ENTIRETY BEFORE CASTING A BALLOT. THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. ANY ENTITIES DESIRING ANY SUCH ADVICE SHOULD CONSULT WITH THEIR OWN ADVISORS.
     NO ONE IS AUTHORIZED TO PROVIDE ANY INFORMATION WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THE DISCLOSURE STATEMENT. NO REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH IN THE DISCLOSURE STATEMENT AND THE DOCUMENTS ATTACHED TO THE DISCLOSURE STATEMENT. ANY INFORMATION, REPRESENTATIONS, OR INDUCEMENTS MADE TO OBTAIN AN ACCEPTANCE OF THE PLAN WHICH ARE OTHER THAN AS SET FORTH, OR INCONSISTENT WITH, THE INFORMATION CONTAINED IN THE DISCLOSURE STATEMENT, THE DOCUMENTS ATTACHED TO THE DISCLOSURE STATEMENT, AND THE PLAN SHOULD NOT BE RELIED UPON BY ANY HOLDER OF A CLAIM OR INTEREST.
     WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER PENDING, THREATENED, OR POTENTIAL LITIGATION OR OTHER ACTIONS, THE DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT

BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN THE CONTEXT OF SETTLEMENT NEGOTIATIONS PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE.
     THE SECURITIES DESCRIBED IN THE DISCLOSURE STATEMENT TO BE ISSUED PURSUANT TO THE PLAN WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, AS AMENDED, OR ANY SIMILAR FEDERAL, STATE, OR LOCAL LAW, GENERALLY IN RELIANCE ON THE EXEMPTIONS SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE.
     THE DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION COMMENTED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT.
     THE FINANCIAL INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THE DISCLOSURE STATEMENT HAS NOT BEEN AUDITED, EXCEPT AS SPECIFICALLY INDICATED OTHERWISE.
     THE FINANCIAL PROJECTIONS, ATTACHED HERETO AS EXHIBIT C AND DESCRIBED IN THE DISCLOSURE STATEMENT, HAVE BEEN PREPARED BY THE DEBTORS’ MANAGEMENT TOGETHER WITH THEIR ADVISORS. THE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS’ MANAGEMENT AND THEIR ADVISORS, MAY NOT ULTIMATELY BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, COMPETITIVE, INDUSTRY, REGULATORY, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE PROJECTIONS OR TO THE ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND, THUS, THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. THEREFORE, THE FINANCIAL PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.
     PLEASE REFER TO ARTICLE VIII OF THE DISCLOSURE STATEMENT, ENTITLED “PLAN-RELATED RISK FACTORS AND ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN” FOR A DISCUSSION OF CERTAIN FACTORS THAT A CREDITOR VOTING ON THE PLAN SHOULD CONSIDER.

     FOR A VOTE ON THE PLAN TO BE COUNTED, THE BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED BY KURTZMAN CARSON CONSULTANTS, LLC, THE DEBTORS’ CLAIMS AND SOLICITATION AGENT (“KCC”) NO LATER THAN 5:00 P.M. PREVAILING PACIFIC TIME, ON MAY 21, 2010. SUCH BALLOTS SHOULD BE CAST IN ACCORDANCE WITH THE SOLICITATION PROCEDURES DESCRIBED IN FURTHER DETAIL IN ARTICLE III OF THE DISCLOSURE STATEMENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED UNLESS OTHERWISE DETERMINED BY THE DEBTORS IN THEIR SOLE AND ABSOLUTE DISCRETION.
     THE CONFIRMATION HEARING WILL COMMENCE ON [•], 2010 AT [•] A.M./P.M. PREVAILING EASTERN TIME, BEFORE THE HONORABLE CHRISTOPHER S. SONTCHI, UNITED STATES BANKRUPTCY JUDGE, IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 NORTH MARKET STREET, WILMINGTON, DELAWARE 19801. THE DEBTORS MAY CONTINUE THE CONFIRMATION HEARING FROM TIME TO TIME WITHOUT FURTHER NOTICE OTHER THAN AN ADJOURNMENT ANNOUNCED IN OPEN COURT OR A NOTICE OF ADJOURNMENT FILED WITH THE BANKRUPTCY COURT AND SERVED ON THE MASTER SERVICE LIST AND THE ENTITIES WHO HAVE FILED AN OBJECTION TO THE PLAN, WITHOUT FURTHER NOTICE TO PARTIES IN INTEREST. THE BANKRUPTCY COURT, IN ITS DISCRETION AND BEFORE THE CONFIRMATION HEARING, MAY PUT IN PLACE ADDITIONAL PROCEDURES GOVERNING THE CONFIRMATION HEARING. THE PLAN MAY BE MODIFIED, IF NECESSARY, PRIOR TO, DURING, OR AS A RESULT OF THE CONFIRMATION HEARING, WITHOUT FURTHER NOTICE TO PARTIES IN INTEREST.
     THE PLAN OBJECTION DEADLINE IS [•], 2010, AT 5:00 P.M. PREVAILING EASTERN TIME. ALL PLAN OBJECTIONS MUST BE FILED WITH THE BANKRUPTCY COURT AND SERVED ON THE DEBTORS AND CERTAIN OTHER PARTIES IN INTEREST IN ACCORDANCE WITH THE DISCLOSURE STATEMENT ORDER SO THAT THEY ARE RECEIVED ON OR BEFORE THE PLAN OBJECTION DEADLINE.

ARTICLE I.
INTRODUCTION
     On May 28, 2009, (the “Petition Date”), the above captioned debtors and debtors in possession (collectively, the “Debtors,” and with their non-Debtor affiliates, “Visteon”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Cases”). On May 29, 2009, the Bankruptcy Court entered an order jointly administering the Chapter 11 Cases pursuant to Bankruptcy Rule 1015(b) under the lead case: Visteon Corporation; Case No. 09-11786. The Debtors are operating their business and managing their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee has been appointed in the Chapter 11 Cases. On June 8, 2009, the United States Trustee for the District of Delaware (the “United States Trustee”) appointed an official committee of unsecured creditors (the “Creditors’ Committee”) pursuant to section 1102 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) [Docket No. 178].
     The Debtors filed a plan of reorganization and accompanying disclosure statement with the Bankruptcy Court on December 17, 2009 [Docket Nos. 1475, 1476]. The Debtors submit this first amended disclosure statement (the “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code for purposes of soliciting votes to accept or reject the First Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”), a copy of which is attached to the Disclosure Statement as Exhibit A.2
     This Disclosure Statement sets forth certain information regarding the Debtors’ prepetition operations and financial history, their reasons for seeking protection under chapter 11, and significant events that have occurred during the Chapter 11 Cases. This Disclosure Statement also describes certain terms and provisions of the Plan, certain effects of Confirmation of the Plan, certain risk factors associated with the Plan and the securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the requirements for Confirmation of the Plan and the voting procedures that holders of Claims entitled to vote on the Plan must follow for their votes to be counted.
A. Rules of Interpretation
     The following rules for interpretation and construction shall apply to the Disclosure Statement: (1) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in the Disclosure Statement to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (3) unless otherwise specified, any reference in the

2	Capitalized terms used in the Disclosure Statement and not otherwise defined shall have the meanings ascribed to such terms in Article I.A of the Plan.

Disclosure Statement to an existing document, schedule, or exhibit, whether or not filed, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (4) any reference to an Entity as a holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references in the Disclosure Statement to Articles are references to Articles of the Disclosure Statement; (6) unless otherwise specified, all references in the Disclosure Statement to exhibits are references to exhibits to the Disclosure Statement; (7) the words “herein,” “hereof,” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Disclosure Statement; (9) unless otherwise set forth in the Disclosure Statement, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form in the Disclosure Statement that is not otherwise defined in the Disclosure Statement, Plan, or exhibits to the Disclosure Statement Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (11) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (l2) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, unless otherwise stated; (13) in computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply, and if the date on which a transaction may occur pursuant to the Disclosure Statement shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day; and (14) unless otherwise specified, all references in the Disclosure Statement to monetary figures shall refer to currency of the United States of America.
ARTICLE II.
OVERVIEW OF THE PLAN
A. General Structure of the Plan
     The Plan provides for the discharge of Claims and Interests through the (1) issuance of New Visteon Common Stock or (2) payment of Cash to Trade Claims. Under the Plan, Reorganized Visteon shall issue New Visteon Common Stock to holders of Term Loan Facility Claims, the 12.25% Senior Notes Claim, and General Unsecured Claims to provide these holders with a recovery in the form of Reorganized Visteon’s Distributable Equity Value of $1.920 billion. Based on the relative priorities of the Term Loan Facility Claims, 12.25% Senior Notes Claim, and General Unsecured Claims, Reorganized Visteon’s Distributable Equity Value shall be distributed to such Claims in the following respective percentages: 85.0% to the Term Loan Facility Claims; 6.0% — 6.4% to the 12.25% Senior Notes Claim; and 8.6% — 9.0% to the General Unsecured Claims. The holders of the Term Loan Facility Claims receive the highest percentage of Reorganized Visteon’s Distributable Equity Value based on their collateral position holding a first Lien against the Debtors’ most valuable assets, including certain Debtor foreign stock holding companies (the “Foreign Stock Holding Companies”) and at least 65% of the Foreign Stock Holding Companies’ equity interests in their foreign subsidiaries. After the Term Loan Facility Claims are satisfied in full, including postpetition default and compound interest, holders of the 12.25% Senior Notes Claim and General Unsecured Claims shall receive the remaining Distributable Equity Value given that the Plan provides for the Reorganized Debtors’

maintenance of the Pension Plans, thus eliminating the contingent claims for pension termination liabilities held by the Pension Benefit Guaranty Corporation (the “PBGC”). Holders of the 12.25% Senior Notes Claim will receive a higher percentage of Distributable Equity Value than holders of other General Unsecured Claims based on guarantees provided by Visteon Corporation’s wholly-owned domestic operating subsidiaries under the 12.25% Senior Note Indenture against which holders of the General Unsecured Claims do not have Claims. After the 12.25% Senior Notes Claim receive the value from the wholly-owned domestic operating subsidiaries, the remaining Distributable Equity Value is then shared Pro Rata between the holders of the General Unsecured Claims.
     Holders of Trade Claims shall receive a Cash recovery from a pool of $23.9 million in Cash. Administrative Claims, DIP Facility Claims, Priority Tax Claims, Professional Claims, and certain other Secured Claims will be paid in full in Cash from Cash on hand and from the Debtors’ existing assets. All Interests in Visteon Corporation will be extinguished. Intercompany Interests and Intercompany Claims shall be reinstated in the Reorganized Debtors’ discretion.
B. Exit Financing Facility
     The Plan also contemplates the Reorganized Debtors’ entry into an Exit Financing Facility providing up to $300.0 million in Cash availability, or such greater amount as determined by the Debtors with the consent of the Requisite Holders. The financial projections, attached hereto as Exhibit C (the “Financial Projections”), do not project that the Exit Financing Facility will be drawn on the Effective Date.
C. Treatment of Claims and Interests
     1. Classification
     The Plan divides all Claims, except Administrative Claims, Professional Claims, DIP Facility Claims, and Priority Tax Claims, and all Interests into various Classes. Listed below is a summary of the Classes of Claims and Interests under the Plan.

Class	Claim or Interest Type

A	ABL Claims
B	Secured Tax Claims
C	Other Secured Claims
D	Other Priority Claims
E	Term Loan Facility Claims
F	12.25% Senior Note Claims
G	General Unsecured Claims
H	Trade Claims
I	Intercompany Claims
J	Interests in Visteon Corporation
K	Intercompany Interests
L	Section 501(b) Claims

     2. Unclassified Claims
     In accordance with section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify Administrative Claims, Professional Claims, DIP Facility Claims, or Priority Tax Claims. These Claims are therefore excluded from the Classes of Claims set forth in Article III of the Plan.

		Estimated Aggregate
		Amount of Allowed	Projected Recovery
Claim	Plan Treatment	Claims	Under the Plan
Administrative and Professional Claims	Paid in full in Cash.	$105 million[3]	100%

DIP Facility Claims	Paid in full in Cash, unless otherwise agreed.	$75 million	100%

Priority Tax Claims	Paid in full in Cash.	$5.3 million	100%
D. Treatment of Claims and Interests Under the Plan
     The table below summarizes the Classes of Claims and Interests under the Plan, the treatment of such Classes, the voting rights of such Classes, and the projected recovery under the Plan, if any, for such Classes. To the extent of any inconsistency between the summaries contained in the Disclosure Statement and that set forth in the Plan, the Plan shall govern. The projected recoveries are based upon certain assumptions contained in the valuation analysis prepared by the Debtors and their advisors, as described in further detail in Article VII (the “Valuation Analysis”). As more fully described below, the Debtors’ assumed reorganization value of the New Visteon Common Stock was derived from commonly accepted valuation techniques and is not an estimate of the trading value for such securities. The ranges of recoveries listed below are based on various assumptions, including assumptions regarding the total amount of Allowed General Unsecured Claims and Trade Claims.
     The Debtors have developed low and high-end ranges of estimates for the ultimate amount of Allowed General Unsecured Claims in Class G, as set forth in the chart below. The range of estimates is based upon a number of assumptions, including, the following.
     The Debtors’ low-end estimate of Allowed Class G General Unsecured Claims assumes, among other things, that: (1) no Claims will be Allowed against the Debtors on account of the Visteon UK Pension Plan (the “VUK Pension Plan”) or the Visteon Engineering Services Pension Plan (the “VES Pension Plan”); (2) no Claims will be Allowed against the Debtors on account of the termination of the Visteon Corporation Supplemental Executive Retirement Plan (the “SERP”), the Visteon Corporation Pension Parity Plan (the “PPP”), and the Visteon Corporation Executive Separation Allowance Plan (the “ESAP”); (3) certain customer Claims,

3	The estimate for Allowed Administrative Claims and Professional Claims does not include amounts paid by the Debtors in the ordinary course of business during the Chapter 11 Cases.

including warranty and services contract Claims, will not ultimately be Allowed based on mutually agreed to contractual amendments or Claim waivers; and (4) contingent litigation Claims will be resolved in amounts at the low end of possible litigation outcomes.4
     In contrast, the “high-end” estimates for Claims assume maximum liability for a number of contingent, unliquidated, and Disputed Claims including: (1) Allowed Claims for approximately $30.9 million against the Debtors on account of the termination of the SERP, PPP, and ESAP; (2) certain customer contract and warranty Claims for approximately $120 million, including Claims related to agreements with Ford Motor Company (“Ford”); and (3) certain litigation related Claims will be Allowed at the high range of possible litigation outcomes (but not at the face amount stated on the relevant Proof of Claim).5 Neither the high nor the low end estimates on which the recoveries stated below are based project allowance of any Claims on account of the VUK Pension Plan or the VES Pension Plan.

			Estimated Range of	Estimated Range of
	Type of Claim or		Allowed Claims or	% Recovery of under
Class	Equity Interest	Treatment of Claim/Interest	Interests	the Plan[6]
A	ABL Claims	Paid in full in Cash.	$127.15 million	100%

B	Secured Tax Claims	Paid in full in Cash.	$2.50 million	100%

C	Other Secured Claims	Paid in full in Cash.	$2.85 million	100%

D	Other Priority Claims	Paid in full in Cash.	$0.01 million	100%

E	Term Loan Facility Claims	Pro Rata portion of 85.0% of the Distributable Equity Value.	$1.629 billion[7]	100%

F	12.25% Senior Note Claims	Pro Rata portion of 6.0% - 6.4% of the Distributable Equity Value.	$216.65 million	53% - 57%

G	General Unsecured Claims	Pro Rata portion of 8.6% - 9.0% of the Distributable Equity Value.	$750.82 million - $928.32 million	19% - 22%

H	Trade Claims	Pro Rata share of $23.9 million.	$47.71 million	50%

4	The VUK Pension Plan and VES Pension Plan are discussed further in Article V.I. The SERP, PPP, and ESAP are discussed further in Article IV.H.

5	The Claims arising from agreements with Ford are discussed further in Article V.F.

6	The estimated Claim recoveries provided in this Disclosure Statement do not account for dilution by the Management Equity Incentive Program.

7	The estimated aggregate amount of Allowed Term Loan Facility Claims includes postpetition interest on the Term Loan Facility Claims.

			Estimated Range of	Estimated Range of
	Type of Claim or		Allowed Claims or	% Recovery of under
Class	Equity Interest	Treatment of Claim/Interest	Interests	the Plan [6]
I	Intercompany Claims	No recovery, but may be reinstated in the discretion of the Reorganized Debtors.	$16.41 billion	100%
J	Interests in Visteon Corporation	Cancelled.	N/A	0%

K	Intercompany Interests	No recovery, but may be reinstated in the discretion of the Reorganized Debtors.	N/A	100%
L	Section 510(b) Claims	No recovery.	N/A	0%
     The Debtors’ Claims and Solicitation Agent has received approximately 3,900 Proofs of Claim totaling approximately $7.9 billion (excluding Intercompany Claims). Approximately 55 Claims, totaling approximately $5.9 billion, represent Term Loan Facility Claims, the 7.00% Senior Notes Claim, the 8.25% Senior Notes Claim, and the 12.25% Senior Notes Claim for which the Debtors have recorded approximately $2.5 billion in liability. The Debtors believe the Claim amounts in excess of $2.5 billion are duplicative and will ultimately be resolved through the Plan or omnibus objections to Claims. Additionally, Proofs of Claims in the amount of $1.064 billion which were filed on account of pension termination liabilities will be disallowed because the Pension Plans are to be maintained by the Reorganized Debtors. Lastly, the Debtors believe that approximately 940 Claims, totaling approximately $570 million, will ultimately be disallowed by the Bankruptcy Court primarily because these Claims appear to be duplicative or unsubstantiated. While the Debtors have not reconciled all filed Claims against their books and records, they believe that many of the remaining filed Proofs of Claim are invalid, untimely, duplicative, or overstated, and, therefore, have assumed for purposes of estimating recoveries that such Claims shall be reduced in amount or expunged from the Claims Register. On the other hand, additional Claims may be filed after the Bar Date, which could be allowed by the Bankruptcy Court. Accordingly, the ultimate number and Allowed amount of Claims asserted against the Debtors are not presently known and the final resolution of such Claims could result in a material adjustment to the recoveries and Claim estimates provided above.
E. Liquidation and Valuation Analyses
     The Debtors believe that the Plan provides the same or a greater recovery for holders of Allowed Claims and Interests as would be achieved in a liquidation pursuant to chapter 7 of the Bankruptcy Code because of, among other things, the additional Administrative Claims generated by conversion to a chapter 7 case, the administrative costs of liquidation and associated delays in connection with a chapter 7 liquidation, and the negative impact on the market for the Debtors’ assets caused by attempting to sell a large number of assets in a short time frame, each of which likely would diminish the value of the Debtors’ assets available for distributions.
     The Debtors have prepared liquidation analyses, attached hereto as Exhibit D and discussed in Article VII.C (the “Liquidation Analyses”), and a Valuation Analysis to assist holders of Claims and Interests in evaluating the Plan. The Liquidation Analyses were prepared in connection with the filing of the plan of reorganization on December 17, 2009, but have been updated to reflect a later Effective Date and other variables dependent upon timing. The Liquidation Analyses compare the Creditor recoveries to be realized if the Debtors were to be liquidated in a hypothetical case under chapter 7 of the Bankruptcy Code with the distributions to holders of Allowed Claims and Interests under the Plan. The analyses are based upon the value of the Debtors’ assets and liabilities as of a certain date, and incorporate various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date. Further, each analysis is subject to potentially material changes including with respect to economic and business conditions and legal rulings. Therefore, the actual liquidation value of the Debtors could vary materially from the estimates provided in the Liquidation Analyses, and the actual total enterprise value and reorganization equity value of the Reorganized Debtors could vary materially from the estimates contained in the Valuation Analysis.
F. Certain Factors to Be Considered Prior to Voting
     There are a variety of factors that all holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan. Some of these factors, which are described in more detail in Article VIII and Article IX, are as follows and may impact recoveries under the Plan:
•	Unless otherwise specifically indicated, the financial information contained in the Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and Disclosure Statement.

•	Article IX describes certain significant federal tax consequences of the transactions contemplated by the Plan that may affect the Debtors, including the realization of cancellation of indebtedness income, reduction of net operating loss (“NOL”) carryforwards and unrealized built-in losses, and the limitations that may apply to the Debtors’ usage of those NOLs and unrealized built-in-losses. Article IX also describes the federal tax consequences of the transactions contemplated by the Plan that may affect holders of Claims and Interests, including the recognition of taxable income by such holders. Holders of Claims and Interests are urged to consult with their own tax advisors regarding the federal, state, local, and foreign tax consequences of the Plan.

•	Although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors cannot assure such compliance nor that the Bankruptcy Court will confirm the Plan.

•	The Debtors may request Confirmation without the acceptance of all Impaired Classes entitled to vote in accordance with section 1129(b) of the Bankruptcy Code.

•	Any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Claims.

     While these factors could affect distributions available to holders of Allowed Claims under the Plan, the occurrence or impact of such factors will not necessarily affect the validity of the vote of the Impaired Classes entitled to vote to accept or reject the Plan (the “Voting Classes”) or necessarily require a re-solicitation of the votes of holders of Claims in such Voting Classes.
ARTICLE III.
VOTING PROCEDURES
     The following Classes are the only Classes entitled to vote to accept or reject the Plan:

Class	Claim or Interest	Status
E	Term Loan Facility Claims	Impaired

F	12.25% Senior Note Claim	Impaired

G	General Unsecured Claims	Impaired

H	Trade Claims	Impaired
     If your Claim or Interest is not included in these Classes, you are not entitled to vote and you will not receive a Solicitation Package.8
A. Vote Required for Acceptance by a Class
     Under the Bankruptcy Code, acceptance of a plan of reorganization by a Class of Claims is determined by calculating the number and the amount of Claims voting to accept, based on the actual total Allowed Claims voting on the Plan. Acceptance by a Class requires more than one-half of the number of total Allowed Claims in the Class to vote in favor of the Plan and at least two-thirds in dollar amount of the total Allowed Claims in the Class to vote in favor of the Plan.
B. Classes Not Entitled to Vote
     Under the Bankruptcy Code, Creditors are not entitled to vote if their contractual rights are Unimpaired by the Plan or if they will receive no distribution of property under the Plan. Based on this standard, the following Classes of Claims will not be entitled to vote on the Plan:

Class	Claim or Interest	Status	Voting Rights
A	ABL Claims	Unimpaired	Presumed to Accept
B	Secured Tax Claims	Unimpaired	Presumed to Accept
C	Other Secured Claims	Unimpaired	Presumed to Accept
D	Other Priority Claims	Unimpaired	Presumed to Accept
I	Intercompany Claims	Unimpaired	Presumed to Accept
J	Interests in Visteon	Impaired	Deemed to Reject

8	Capitalized terms used in this Article III but not defined in the Disclosure Statement or the Plan shall have the meanings ascribed to them in the Solicitation Procedures attached as Exhibit 5 to the Disclosure Statement Order, to be attached hereto as Exhibit B once approved.

Class	Claim or Interest	Status	Voting Rights
K	Intercompany Interests	Unimpaired	Presumed to Accept
L	Section 510(b) Claims	Impaired	Deemed to Reject
C. Solicitation Procedures
     1. Claims and Solicitation Agent
     The Debtors retained KCC to, among other things, act as Claims and Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.
     2. Solicitation Package
     The following materials shall constitute the Solicitation Package:
•	the Notice of (A) Approval of Adequacy of Disclosure Statement, (B) Solicitation and Voting Procedures, (C) the Objection and Voting Deadlines, and (D) the Hearing to Confirm the Debtors’ First Amended Plan of Reorganization;

•	the appropriate Ballot(s) and Master Ballots and applicable voting instructions, together with a pre-addressed, postage pre-paid return envelope;

•	the Disclosure Statement, as approved by the Bankruptcy Court (with all appendices thereto, including the Plan);

•	the Order (A) Approving the Adequacy of the Debtors’ First Amended Disclosure Statement; (B) Approving Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Plan of Reorganization; (C) Approving the Form of Various Ballots and Notices in Connection Therewith; and (D) Scheduling Certain Dates with Respect Thereto (the “Disclosure Statement Order”), which shall be attached hereto as Exhibit B, without exhibits except for Exhibit 1 thereto, once approved by the Bankruptcy Court;

•	a letter from the Debtors to the Voting Classes recommending that holders of Claims in such Classes vote to accept the Plan; and

•	any supplemental solicitation materials the Debtors may file with the Bankruptcy Court.
     3. Distribution of the Solicitation Package and Plan Supplement
     Through the Claims and Solicitation Agent and Financial Balloting Group LLC (the “Special Voting Agent”), the Debtors intend to distribute the Solicitation Packages within five Business Days after entry of the Disclosure Statement Order, a date approximately 30 days in advance of the Voting Deadline.
     The Solicitation Package will be distributed in accordance with the Solicitation Procedures, which shall be attached as Exhibit 5 to the Disclosure Statement Order. The

Solicitation Package (except the Ballots and Master Ballots) may also be obtained from the Claims and Solicitation Agent by: (a) calling the Debtors’ restructuring hotline at (866) 967-0260 within the U.S. or Canada or, outside of the U.S. or Canada, by calling (310) 751-2660; (b) visiting the Debtors’ restructuring website at: http://www.kccllc.net/visteon; and/or (c) writing to Visteon Corporation, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245. You may also obtain copies of any pleadings filed in these Chapter 11 Cases for free by visiting the Debtors’ restructuring website at http://www.kccllc.net/visteon or for a fee via PACER at http://www.deb.uscourts.gov.
     Prior to the Confirmation Hearing, the Debtors intend to file a Plan Supplement that includes, among other things, the list of assumed Executory Contracts (with associated Cure Amounts, if any), and a description of retained Causes of Action. As the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website. The Debtors will not serve paper or CD-ROM copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement from the Claims and Solicitation Agent by: (a) calling the Debtors’ restructuring hotline at (866) 967-0260 within the U.S. or Canada or, outside of the U.S. or Canada, calling (310) 751-2660; (b) visiting the Debtors’ restructuring website at: http://www.kccllc.net/visteon; and/or (c) writing to Visteon Corporation, c/o Kurtzman Carson Consultants LLC, 2335 Alaska Avenue, El Segundo, California 90245.
D. Voting Procedures
     The Voting Record Date is April 13, 2010. The Voting Record Date is the date for determining (1) which holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the Solicitation Procedures and (2) whether Claims have been properly assigned or transferred to an assignee pursuant to Bankruptcy Rule 3001(e) such that the assignee can vote as the holder of a Claim. The Voting Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ Creditors and other parties in interest.
     Under the Plan, holders of Claims in the Voting Classes are entitled to vote to accept or reject the Plan. In order for the holder of a Claim in the Voting Classes to have such holder’s Ballot counted as a vote to accept or reject the Plan, such holder’s Ballot must be properly completed, executed, and delivered by using the return envelope provided by: (1) first class mail; (2) courier; or (3) personal delivery to Visteon Corporation Balloting Center c/o Kurtzman Carson Consultants LLC 2335 Alaska Avenue, El Segundo, CA 90245, so that such holder’s Ballot or the Master Ballot incorporating the vote cast by such Ballot, as applicable, is actually received by the Claims and Solicitation Agent prior to 5:00 p.m. prevailing Pacific Time on May 21, 2010 (the “Voting Deadline”).
     IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE IN THEIR SOLE AND ABSOLUTE DISCRETION.
     ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF

THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.9
     EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES. BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN.
     IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE VOTING CLASSES FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT AND THE ACCOMPANYING INSTRUCTIONS.
E. Confirmation Hearing
     Pursuant to section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing on Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.
     The Confirmation Hearing will commence on [•], 2010 at [•] a.m./p.m. prevailing Eastern Time, before the Honorable Christopher S. Sontchi, United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on the master service list and the Entities who have filed an objection to the Plan (“Plan Objection”), without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. The Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.
     The deadline to file Plan Objections is 5:00 p.m. prevailing Eastern Time on [•], 2010. All Plan Objections must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the Disclosure Statement Order so that they are received on or before the deadline to file Plan Objections.
F. Confirmation and Consummation of the Plan
     The Confirmation Order shall approve all provisions, terms, and conditions of the Plan unless such provisions, terms, or conditions are otherwise satisfied or waived pursuant to the provisions of Article XI of the Plan.

9	Holders who return Ballots that do not indicate a vote to accept or reject the Plan may still opt-out of the third party release provisions set forth in the Plan.

ARTICLE IV.
GENERAL INFORMATION
A. Overview of the Debtors’ History and Industry
     Visteon Corporation was incorporated in Delaware in January 2000 as a wholly-owned subsidiary of Ford. Subsequently, Ford transferred the assets and liabilities comprising its automotive components and systems business to Visteon Corporation. Visteon Corporation separated from Ford on June 28, 2000, when all of Visteon Corporation’s common stock was distributed by Ford to Ford’s shareholders. In 2005, Visteon Corporation negotiated for Ford to reacquire some of the assets spun off to Visteon Corporation in 2000 at their then current fair values. As a result of these negotiations, in September 2005, Visteon Corporation transferred 23 of its North American facilities and certain other related assets and liabilities to Automotive Component Holdings, LLC (“ACH”), an indirect, wholly-owned subsidiary of Visteon Corporation at the time. On October 1, 2005, Visteon Corporation sold ACH to Ford for cash proceeds of approximately $300 million, as well as the forgiveness of certain employee and retiree welfare benefit liabilities and the assumption of certain other liabilities (together, the “ACH Transactions”).
     Through the ACH Transactions, Visteon transformed itself into a leaner company focused on a smaller set of core competencies and with a much improved labor cost position. Through the ACH Transactions, Visteon Corporation ceased leasing, or transferred, 18,000 hourly employees, including those employees covered by an uncompetitive master agreement with the International Union of United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”). Eliminating Visteon’s highest cost employees through the ACH Transactions reduced Visteon’s average hourly wage from $38 per hour in the third quarter of 2005 to $18 per hour in the fourth quarter of 2005.
     In addition, Ford agreed to place $400 million in an escrow account to assist with Visteon’s ongoing restructuring efforts, which included, among other things, costs associated with divesting facilities. Ford agreed to reimburse Visteon Corporation for its restructuring costs on a dollar-for-dollar basis up to the first $250 million out of the escrow account and to reimburse Visteon Corporation for one half of the next $300 million of its restructuring costs. On August 14, 2008, Ford placed another $50 million in the escrow account bringing the total amount placed in escrow to $450 million. In connection with the ACH Transactions, Visteon Corporation and Ford also entered into an agreement pursuant to which Ford agreed to reimburse Visteon Corporation for certain separation costs, including severance costs, COBRA health continuation and life insurance premiums, certain pension related costs, and costs of outplacement services, for salaried employees leased to ACH from Visteon Corporation who are terminated by Visteon Corporation.
     From January 2006 until the fall of 2008, the Debtors undertook an ambitious restructuring initiative to streamline and improve their business operations. However, as discussed in greater detail below, the Debtors have not been immune to the virtual freeze of the credit and capital markets and global economic recession, which has been particularly acute in the automotive sector. Prior to the Petition Date, these conditions resulted in significant operating losses and cash flow usage, and made filing for chapter 11 protection the best option for the Debtors to right-size their capital structure and operating footprint.
B. Visteon’s Products and Services
     Visteon has three core product groups—a climate group, an electronics group, which includes a significant lighting subset, and an interior systems group. Visteon also provides various transition services to ACH and other parties in connection with divestiture transactions.
     Based on independent market studies and the Debtors’ internal estimates, Visteon is a market leader in each of its core product groups. In 2009, Visteon’s climate product group had revenue of approximately $2.5 billion. Visteon also sold $2.1 billion in electronic component parts (which includes lighting component parts) and generated $1.9 billion in revenue from its interiors product group in 2009. Visteon employs its design and engineering capabilities to create award winning and market leading products. Visteon has invested considerably in research and development and capital improvements, and has gained industry-wide recognition for its products. Visteon’s investments in research and development have produced—and are expected to continue to produce—the innovative products needed by the automotive industry in the 21st century. In recent years, Visteon’s significant new products include the Hyundai Genesis Climate Control System, which was featured in the 2009 North American International Auto Show Car of the Year, and the reconfigurable instrument cluster for the 2010 Land Range Rover. Additionally, Visteon has received many awards for outstanding products and manufacturing, including the 2009 Shingo Bronze Medallion for operational excellence, the Best Overall Performance award from Hyundai Motor India, and selection as a PACE award finalist for its two-color, two-shot injection molding manufacturing process.
     1. Climate Product Group
     Visteon designs and manufactures fully integrated heating, ventilation, and air conditioning systems, such as air induction and HVAC systems, that help ensure a comfortable interior “climate” for automobiles. Some examples of climate products produced by Visteon are heat exchangers, climate controls, compressors, and fluid transport systems. In addition, using power train cooling technologies, Visteon manufactures cooling functionality and thermal management for vehicles’ power train systems. As of December 31, 2009, Visteon produced goods for its climate product group at approximately 27 facilities worldwide.
     2. Electronics Product Group
     Visteon also designs and manufactures advanced in-vehicle entertainment, driver information systems, wireless communication, climate control, body and security electronics, and lighting technologies and products, such as headlamps and tail lamps. For in-vehicle driver and passenger entertainment, Visteon offers a wide variety of audio systems and components, such as MACH(R) Voice Link Technology, connectivity solutions for portable devices, and a variety of family entertainment systems. As of December 31, 2009, Visteon produced goods for its electronics product group at approximately 14 facilities worldwide.

3.	Interiors Product Group
     Additionally, Visteon produces cockpit modules, instrument panels, a variety of door and console modules, and interior trim components. Visteon designs its cockpit modules around the instrument panels, which offer optional assemblies like ducts, registers, passenger airbag systems, finished panels, and a glove box. As of December 31, 2009, Visteon produced goods for its interiors product group at approximately 27 facilities worldwide.
4.	Services
     Visteon’s service operations provide various transition services in support of divestiture transactions, principally related to the ACH Transactions. Services to ACH are provided at a rate intended to equal Visteon’s cost until such time as the services are no longer required by ACH or the expiration of the related agreement. In addition to services provided to ACH, Visteon has also agreed to provide certain transition services related to other divestiture transactions. These services are subject to agreements with ACH and Ford that the Debtors intend to exit during the Chapter 11 Cases.
C.	Visteon’s Customers
     Visteon’s customers include most of the world’s largest original equipment manufacturers (“OEMs”). Given its historical relationship with Ford, Ford initially accounted for the majority of Visteon’s sales. However, over the last few years, Visteon has diversified its customer base. In 2000, Ford accounted for 84% of Visteon’s sales. By 2005, that number was reduced to 62%, and in 2009, that number was only 28%. Today, Visteon makes substantial sales to almost every major OEM in the world. In the first quarter of 2009, Visteon sold its products primarily to global automotive OEMs. In addition, Visteon sells certain of its products to other Tier 1 suppliers and the aftermarket (i.e., consumers and business customers) for use as replacement or enhancement parts. The table below depicts OEM sales made as a percentage of total product sales (by dollar amount) in 2009, which OEM sales collectively account for approximately 86% of Visteon’s total product sales:

Customer	Percentage of Total Sales Volume
Ford	28%
Hyundai/Kia	27%
Nissan/Renault	9%
PSA Peugeot Citroën	7%
Chrysler	3%
General Motors	3%
Volkswagen	2%

Customer	Percentage of Total Sales Volume
Mazda	2%
BMW	1%
Fiat	1%
Honda	1%
Jaguar/Land Rover	1%
Toyota	1%
D.	Visteon’s Corporate Structure
     Visteon’s business is an interconnected, global operation comprised of the 30 Debtors in the Chapter 11 Cases and more than 100 non-Debtor, foreign Affiliates located throughout the world (e.g., Germany, France, Mexico, Brazil, Argentina, Spain, Netherlands, Portugal, Czech Republic, China, and Korea). Visteon Corporation is the direct parent of 18 domestic Affiliates, including a joint venture that is not a Debtor in the Chapter 11 Cases, Toledo Molding & Die, Inc. Many of Visteon Corporation’s direct subsidiaries have subsidiaries of their own.

1.	Each as defined in the plan.

2.	5.0% of VIHI’S 70.0% interest in Halla Climate Control Corporation in not pledged to the Term Loan Lenders.

     Visteon International Holdings, Inc. (“VIHI”)—one of Visteon Corporation’s wholly owned subsidiaries and a Debtor in the Chapter 11 Cases—is the direct parent of over 40 foreign Affiliates. Key assets of VIHI include its 70% equity stake in Halla Climate Control Corporation (“Halla Korea”), a publicly traded company in South Korea, and a Chinese joint venture, Yanfeng Visteon Automotive Trim Systems Company Ltd., in which VIHI owns 50% of the equity. Visteon European Holdings Corporation, a Debtor in the Chapter 11 Cases, owns a number of European foreign Affiliates and Visteon Automotive Holdings, LLC and Visteon Holdings, LLC, also Debtors in the Chapter 11 Cases, own a number of South American, Central American, and Asian Affiliates. The corporate structure chart above depicts the Debtors’ corporate structure and demonstrates how the Debtors’ equity interest in foreign Affiliates flows upstream to the Foreign Stock Holding Companies. The chart also illustrates that Visteon Corporation’s wholly-owned domestic operating subsidiaries guarantee Visteon Corporation’s obligations under the ABL Facility, Term Loan Facility, and unsecured 12.25% Senior Note Indenture. Thus, after the secured ABL Claims and Term Loan Facility Claims are paid in full, the 12.25% Senior Notes Claim will receive a distribution from the value of the wholly-owned domestic operating subsidiaries before any distribution can be made upstream through Visteon Corporation to holders of the General Unsecured Claims or Trade Claims.
E.	Visteon’s Competition
     Visteon’s primary competitors vary by product group and region. Overall, Visteon’s primary independent competitors include Alpine Electronics, Inc., Automotive Lighting Reutlingen GmbH, Behr GmbH & Co. KG, Continental AG, Delphi Automotive LLP, Denso Corporation, Faurecia Group, Harman International AKG, Hella KGaA, International Automotive Components Group, Johnson Controls, Inc., Koito Manufacturing Co., Ltd., Magna International Inc., Robert Bosch GmbH, and Valéo S.A.
F.	Executive Officers of the Debtors
     The executive management team of the Debtors is composed of highly capable professionals with substantial experience in the automotive industry. The Debtors’ executive management team consists of the following individuals:

Name	Position
Donald J. Stebbins	Chairman, President and Chief Executive Officer
William G. Quigley III	Executive Vice President and Chief Financial Officer
Robert C. Pallash	Senior Vice President and President, Global Customer Group
Dorothy L. Stephenson	Senior Vice President, Human Resources
Julie A. Fream	Vice President, North American Customer Groups Strategy, and Communications
Joy M. Greenway	Vice President and President, Climate Products Group
Steve Meszaros	Vice President and President, Electronics Product Group
Michael K. Sharnas	Vice President and General Counsel
James F. Sistek	Vice President and Chief Information Officer

G.	Employees
     As of the Petition Date, Visteon employed approximately 30,400 employees worldwide, 5,856 of which the Debtors employed, consisting of 5,218 salaried employees and 2,313 hourly employees. Visteon Corporation leased 1,306 of the salaried employees and 1,416 of the hourly employees to ACH. As of the Petition Date, the Debtors had approximately 1,800 employees whose employment was governed by a collective bargaining agreement (“CBA”). As of the date of this Disclosure Statement, one or more of the Debtors is party to the following CBAs: (1) the Agreements between the UAW and the Visteon Corporation, dated June 29, 2000, which cover hourly employees leased to ACH; (2) the Agreements between Visteon Corporation and the UAW Nurse Bargaining Unit, dated March 1, 2008, which cover salaried nurses leased to ACH; (3) the 2004 Collective Bargaining Agreement between Visteon Corporation Regional Assembly and Manufacturing LLC Bellevue Plant and United Auto Workers Local 1216, which covers certain hourly employees leased to ACH; and (4) the Local Agreement between UAW Local 400 and Visteon Corporation Regional Assembly & Manufacturing, LLC, dated December 14, 2009, which covers hourly employees working at the Debtors’ Highland Park, Michigan facility. As discussed below, Chrysler Group LLC (“Chrysler”) has an option to purchase, or otherwise designate for sale, the Highland Park, Michigan facility in connection with an Accommodation Agreement between the Debtors and Chrysler. The Debtors’ obligations under the CBA with UAW Local Union 400 will be assumed by the purchaser of the Highland Park facility pursuant to the terms of the CBA.
H.	Benefit Plans
     As of the Petition Date, the Debtors sponsored the following material employee benefit plans, each of which is governed by provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code:
1.	Pension Plans
a.	Single-Employer Pension Plans
     Visteon Corporation, Visteon Systems, LLC (“Visteon Systems”), and Visteon Caribbean, Inc. (“Visteon Caribbean”), each sponsor one or more of the Pension Plans. The Pension Plans are covered by the termination insurance program described in Title IV of ERISA. The PBGC is a wholly-owned United States government corporation created by ERISA to administer the mandatory pension plan termination insurance program. The PBGC’s principal purpose is to guarantee the payment of certain pension benefits to participants upon termination of a pension plan.10
     The Visteon Pension Plan (“VPP”), sponsored by Visteon Corporation, accounts for the vast majority of the Debtors’ total projected unfunded benefit obligations of approximately $460 million on a PBGC termination liability basis. As of January 1, 2009, the VPP provided pension benefits to approximately 3,760 employees and 11,990 retirees and deferred vested plan

10	See 29 U.S.C. § 1302.

participants.11 Participants in the VPP include approximately ten salaried employees represented by the UAW and approximately 1,200 non-union, salaried employees—all of whom are leased to ACH. Under that certain Visteon Salaried Employee Lease Agreement, dated October 1, 2005, by and between Visteon Corporation and ACH (the “Salaried Employee Lease Agreement”), ACH pays Visteon Corporation on a monthly basis an amount that is intended to reflect Visteon Corporation’s liability for providing pension benefits to ACH employees. Under this agreement, ACH’s pension-related payment obligation is equal to Visteon Corporation’s reported accounting expense attributable to benefits accrued by these leased employees and not the actual cash contributions that are required to satisfy the periodic pension funding obligations with respect to such benefits.
     The Debtors estimated that the VPP was underfunded by approximately $383 million on a PBGC termination liability basis as of December 31, 2009. As a result of the Worker, Retiree, and Employer Recovery Act (“WRERA”), the only contributions due to the VPP during the Chapter 11 Cases were the catch-up contributions on account of the 2008 plan year, due September 15, 2009, for the VPP itself and for the North Penn Pension Plan, which merged into the VPP on December 31, 2008.12 In their business judgment, the Debtors decided to forgo making these catch-up contributions. Accordingly, $723,221 of the catch-up contributions, in the aggregate, for the VPP and the North Penn Pension Plan for the 2008 plan year remain unpaid. The Debtors will pay this amount plus any interest and any penalties prior to the Effective Date. The Debtors estimate that approximately $268 million will be due in contributions for calendar years 2010 through 2015 based on current economic conditions.
     Visteon Corporation also sponsors the UAW Plan, which as of January 1, 2009 provided pension benefits to approximately 1,820 hourly employees and 270 retirees and deferred vested participants who are, or were, represented by the UAW and leased to ACH. Under that certain Visteon Hourly Employee Lease Agreement, dated October 1, 2005, by and between Visteon Corporation and ACH (the “Hourly Employee Lease Agreement”), ACH’s pension-related payment obligation with respect to the UAW Plan participants is equal to a portion of Visteon Corporation’s reported accounting expense and not the actual funding contributions to the UAW Plan. The Debtors estimated that the UAW Plan was underfunded by $5 million on a PBGC termination liability basis as of December 31, 2009. The Debtors also estimate that approximately $5 million will be due in contributions for calendar years 2010 through 2015 based on current economic conditions.
     Visteon Systems sponsors the Visteon Systems Connersville and Bedford Pension Plan (the “Visteon Systems C&B Plan”), which as of January 1, 2009 provided pension benefits to approximately 5,180 retirees and deferred vested participants of the Visteon Systems’ C&B Plan who were represented by the International Union of Electrical Workers (the “IUE-CWA”). The Connersville and Bedford plants were shut down on December 31, 2007 and June 30, 2008, respectively. The Visteon Systems C&B Plan is closed, meaning that no active employees are accruing benefits under the plan. The Debtors estimated that the Visteon Systems C&B Plan was underfunded by approximately $120 million on a PBGC termination liability basis as of

11	A “deferred vested” plan participant is a plan participant who is no longer actively employed and has a vested right to a pension benefit under the terms of the Plan, but who has not yet started to receive payment of that pension benefit.

12	Worker, Retiree, and Employer Recovery Act of 2008, Pub. L. No. 110-458, 122 Stat. 5092.

December 31, 2009. As a result of WRERA, the only contribution due to the Visteon Systems C&B Plan during the Chapter 11 Cases was the catch-up contribution on account of the 2008 plan year, due September 15, 2009, in the amount of $730,795. The Debtors, in their business judgment, decided to forgo making such contribution. The Debtors will pay this amount plus any interest and any penalties prior to the Effective Date. The Debtors estimate that approximately $57 million will be due in contributions for calendar years 2010 through 2015 based on current economic conditions.
     When an employer ceases operations at a location that results in more than 20% of a pension plan’s participants being separated from employment, the PBGC can require the plan sponsor and its “controlled group” members to pay the PBGC an amount, to be held in escrow for up to five years, equal to the percentage of unfunded benefit liabilities that is the same as the percentage of active employees separated as a result of the cessation of operations.13 In lieu of such payment, when the Connersville and Bedford plants were shutdown, the parties reached an agreement, effective as of January 9, 2009 (the “PBGC Agreement”), requiring: (i) Visteon Systems to make an additional $10.5 million contribution to the Visteon Systems C&B Plan; (ii) Visteon Corporation to provide a $15 million letter of credit in favor of the PBGC (the “L/C”); and (iii) Visteon Systems and Visteon Corporation to procure from certain foreign Affiliates—Visteon Portuguesa, Ltd., Cadiz Electronica S.A., and Visteon Hungaria K.F.T—a guarantee of up to $30 million for unfunded benefit liabilities upon termination of the Visteon Systems C&B Plan (the “PBGC Guarantee”).14 In accordance with the PBGC Agreement, on September 21, 2009, the PBGC drew from the L/C in an amount equal to the Debtors’ $730,795 missed funding contribution related to the Visteon Systems C&B Plan. On October 29, 2009, the PBGC drew the remaining balance of $14,269,205 from the L/C pursuant to the PBGC Agreement. Because the Plan contemplates maintenance of the Pension Plans, the Debtors reserve any and all rights they may have with respect to the amounts drawn under the L/C.
     Lastly, Visteon Caribbean sponsors a pension plan (the “Caribbean Plan”) that provides pension benefits to approximately 255 retirees and deferred vested participants, including retirees who were represented by the UAW prior to the shut-down of Visteon’s Puerto Rico plant in 2005. The Caribbean Plan is a closed plan. The only required contribution to the Caribbean Plan on account of the 2009 plan year was made on January 15, 2009 in the amount of $0.2 million. The Debtors estimated that the Caribbean Plan was underfunded by approximately $2.0 million on a PBGC termination liability basis as of December 31, 2009, with approximately $2.0 million due in contributions for calendar years 2010 through 2015 based on current economic conditions.
     On or about October 9, 2009, the PBGC filed 16 separate Proofs of Claim against the Debtors. In accordance with the Order Approving Stipulation Permitting Pension Benefit Guaranty Corporation To File Consolidated Claims Under A Single Case Number, [Docket No. 1024], a single Proof of Claim was deemed to constitute the filing of a Proof of Claim against each and every Debtor in the Chapter 11 Cases. Specifically, the PBGC filed a Claim for each of the Pension Plans for:

13	See 29 U.S.C. § 1362(e), 1363.

14	The $10.5 million additional contribution was made to the Visteon Systems C&B Plan on January 16, 2009. The PBGC Guarantee was executed in January 2009.

•	the estimated amount of the Pension Plans’ unfunded benefit liabilities if the Pension Plans were to terminate (“Unfunded Liability Claims”);[15]

•	the estimated amount of unpaid minimum funding contributions that may be owed to the Pension Plans (the “Funding Claims”);[16]

•	the estimated amount of insurance premiums, including DRA Premiums, interest, and penalties that may be owed to PBGC if the Pension Plans were to terminate or be terminated;[17] and

•	the shortfall and waiver amortization charges that may be owed to the Pension Plans, in unliquidated amounts.
     As described above, the Plan contemplates maintenance of the Debtors’ Pension Plans. Because the Unfunded Liability Claims and DRA Premiums only arise upon termination of the Pension Plans, such Claims will not arise and shall not be entitled to any distribution under the Plan. The Debtors intend to pay the amounts owed on account of the Funding Claims to the applicable Pension Plan prior to the Effective Date in satisfaction of such Funding Claims or reach an agreement with the PBGC whereby the amounts drawn under the L/C shall be used to satisfy the Funding Claims.
b.	Multiemployer Pension Plans
     The Debtors withdrew from the Central States, Southeast and Southwest Areas Pension Plan prior to the Petition Date and were assessed total withdrawal liability of approximately $2.3 million, the unpaid amount of which had a present value of approximately $1.2 million as of the Petition Date. In addition, there were three union employees at the Debtors’ North Penn plant who participated in another multiemployer pension plan, the Teamsters Pension Trust Fund of Philadelphia and Vicinity. The shutdown of the Debtors’ North Penn facility triggered withdrawal liability of approximately $1.1 million. The bulk of this liability is related to prepetition service and is a General Unsecured Claim. The balance of the liability, related to postpetition service will be paid as an Administrative Claim.
2.	Nonqualified Plans
     Visteon Corporation maintains the Visteon Corporation Deferred Compensation Plan, as amended and restated effective January 1, 2009 (the “DCP”), an account balance nonqualified deferred compensation plan covering selected employees of Visteon. The DCP ceased accepting employee deferrals on January 1, 2006. Visteon Corporation also maintains the PPP, a defined

15	Specifically, the PBGC filed Claims for the unfunded benefit liabilities of the: (a) VPP in the amount of $438.1 million; (b) Systems C&B Plan in the amount of $127.8 million; (c) UAW Plan in the amount of $4.4 million; and (d) Caribbean Plan in the amount of $1.8 million.

16	Specifically, the PBGC filed Claims for unpaid minimum funding contributions that may be owed to the: (a) VPP in the amount of $490,943; (b) Systems C&B Plan in the amount of $728,974; (c) UAW Plan in an unliquidated amount; and (d) Caribbean Plan in an unliquidated amount.

17	Specifically, the PBGC filed Claims for premiums that may be owed to the PBGC in respect of the: (a) VPP in the amount of $59.07 million; (b) Systems C&B Plan in the amount of approximately $19.41 million; (c) UAW Plan in the amount of $8.16 million; and (d) Caribbean Plan in the amount of $990,000.

benefit nonqualified deferred compensation plan. Under the PPP, participating employees are generally paid the excess of the amount payable under the applicable Pension Plan without application of the limitations of the Internal Revenue Code. Visteon Corporation also sponsors the SERP, which is a defined benefit nonqualified deferred compensation plan that provides supplemental retirement benefits to certain employees of Visteon Corporation and certain of Visteon Corporation’s designated Affiliates who participate in the VPP. For employees who participate in the “contributory/non-contributory” component of the SERP, benefits are payable under a final average pay formula, based on years of service and the employee’s covered employment classification. For employees who participate in the “cash balance” component of the SERP, benefits are payable based on the excess of what would be payable under the applicable qualified defined benefit plan cash balance and pension equity formulas without limitations of the Internal Revenue Code and with certain other modifications over the sum of the amount actually payable under the VPP plus the amount actually payable to the employee under the PPP. The Debtors also maintain the ESAP. The ESAP is a defined benefit nonqualified deferred compensation plan that provides supplemental retirement benefits to certain eligible senior executives of Visteon who separate employment at age 55 or later. Benefits are payable under the ESAP as a monthly benefit equal to a percentage of base salary, at a maximum of 60%, based on the participant’s age and service. Lastly, Visteon Corporation maintains the Visteon Corporation Deferred Compensation Plan for Non-Employee Directors, an account balance nonqualified deferred compensation plan for non-employee directors (the “Directors’ DCP”), as amended through June 10, 2009. Under the Directors’ DCP, non-employee directors may voluntarily defer any cash remuneration they receive for services as a director.
     The Debtors will amend the SERP, PPP, and ESAP to eliminate any and all future benefit payments for all participants in those plans. Immediately prior to the Effective Date, the Debtors shall reject the SERP, the PPP, and the ESAP, all as amended. As a result of these actions, the Debtors do not believe that there will be any Allowed General Unsecured Claims on account of approximately $30.9 million in eliminated accrued benefits under the SERP, the PPP, and the ESAP. If General Unsecured Claims are ultimately Allowed on account of eliminated accrued benefits, recoveries for General Unsecured Claims will be diluted as reflected in the high range estimates contained in this Disclosure Statement. The Debtors shall also reject the DCP on or prior to the Effective Date.
     Without further action of the New Board, the Reorganized Debtors shall establish a new supplemental executive retirement plan and pension parity plan, each of which shall be substantially in the form contained in the Plan Supplement, and shall provide benefits to eligible employees of the Reorganized Debtors that are at least equal to the benefits accrued by such active employees under the SERP and PPP as of one Business Day prior to the date of any amendment of such plan.
I.	The Debtors’ Prepetition Capital Structure
     As of the Petition Date, the Debtors had approximately $2.5 billion of outstanding debt on a consolidated basis, of which: approximately $1.5 billion consisted of loans, interest, and other amounts owed under the Term Loan Facility; approximately $89 million consisted of draws on the ABL Facility and interest and other fees with regard thereto; approximately

$862 million consisted of unsecured U.S. bond debt; and approximately $21 million consisted of debt on account of other credit facilities, capital leases for Affiliates, swaps, and other miscellaneous debt obligations. The Debtors’ principal debt obligations, as of the Petition Date, were as follows:
1.	Secured Debt
a.	Term Loan Facility
     On April 10, 2007, Visteon Corporation, as borrower, entered into the Term Loan Facility with several banks and the Term Loan Lenders, and Wilmington Trust FSB, as administrative agent for the Term Loan Lenders and successor to JPMorgan Chase Bank, N.A. (together with any security agreements, mortgages, pledge agreements, guaranties, other collateral agreements, certificates, financing statements and related assignments and transfer powers and additional documents and ancillary agreements entered into by Visteon Corporation or any of its subsidiaries in connection therewith, each as amended from time to time, the “Term Loan Documents”).
     As part of the Term Loan Facility, the Term Loan Lenders agreed, subject to the terms and conditions set forth in the Term Loan Documents, to make certain loans to Visteon Corporation, including a $1.5 billion senior secured term loan. The obligations of Visteon Corporation under the Term Loan Documents are guaranteed by each of the Debtors and certain non-Debtor Affiliates, except for Visteon Electronics Corporation (“VEC”), AutoNeural Systems, LLC, Toledo Mold & Die, Inc., any subsidiary thereof, and any person with capital stock of Toledo Mold & Die, Inc. as its principal assets. To secure its obligations under the Term Loan Facility, Visteon Corporation granted to the Term Loan Lenders (i) a first priority Lien on certain assets of Visteon Corporation and of most of Visteon Corporation’s domestic subsidiaries, including intellectual property, intercompany debt, capital stock of nearly all domestic subsidiaries of Visteon Corporation and 65% of the stock of certain foreign subsidiaries of Visteon Corporation (collectively, the “Term Loan Priority Collateral”), including Halla Korea, in which VIHI holds a 70% ownership interest—leaving 5% of the value of Halla Korea unencumbered and (ii) a second priority Lien on substantially all other assets of Visteon Corporation and of Visteon Corporation’s domestic subsidiaries.
     The Term Loan Facility bears interest at either (x) a rate per annum equal to the Eurodollar rate plus 3.00% or (y) a rate per annum equal to the greater of the Prime Rate or the Federal Funds Effective Rate plus 50 bps, plus 2.00%, until the final maturity date of December 13, 2013. As of the Petition Date, approximately $1.5 billion remained outstanding under the Term Loan Facility. The default interest rate under the Term Loan Facility is 2.00% above the applicable rate. The Debtors have not paid interest on the Term Loan Facility during the Chapter 11 Cases.
     On May 29, 2009, Wilmington Trust FSB, as administrative agent for the Debtors’ Term Loan Lenders, filed a motion with the Bankruptcy Court seeking adequate protection for use of the Term Loan Lenders’ cash collateral including, but not limited to, cash collateral related to the Term Loan Priority Collateral [Docket No. 70]. The parties reached a stipulation pursuant to which the Debtors would provide the Term Loan Lenders with adequate protection in exchange for use of the Term Loan Lenders’ cash collateral in the form of adequate protection Liens and a superpriority Claim as well as the payment of Professional Fees. The Bankruptcy Court approved the stipulation on July 16, 2009 [Docket No. 598].
b.	The ABL Facility
     On August 14, 2006, Visteon Corporation and each of its subsidiaries from time to time party thereto, as borrowers, the Bank of New York Mellon, as administrative agent and successor to JPMorgan Chase Bank, N.A., issuing bank and swingline lender, and the ABL Lender entered into the ABL Facility (together with any security agreements, mortgages, pledge agreements, guarantees, other collateral agreements, certificates, financing statements and related assignments and transfer powers and additional documents and ancillary agreements entered into by Visteon Corporation or any of its subsidiaries in connection therewith, each as amended from time to time, the “ABL Loan Documents”). The ABL Facility is a borrowing-base facility in the aggregate principal amount of $350 million that includes a letter of credit subfacility in an amount not to exceed $250 million. Visteon Corporation’s obligations under the ABL Loan Documents are guaranteed by each of the Debtors, except for VEC, VIHI, AutoNeural Systems, LLC, Toledo Mold & Die, Inc., any subsidiary thereof, and any person with capital stock of Toledo Mold & Die, Inc. as its principal assets. To secure its obligations under the ABL Facility, Visteon Corporation granted to the ABL Lenders (i) a first priority Lien on certain assets of Visteon, its domestic subsidiaries, and a limited number of foreign subsidiaries, and (ii) a second priority Lien on all Term Loan Priority Collateral.
     The ABL Facility bears interest at either a rate per annum equal to the Eurodollar rate plus 4.00% or a rate per annum equal to the greatest of (x) the Prime Rate, (y) the Federal Funds Effective Rate plus 1/2 of 1.00%, or (z) the adjusted LIBOR rate for a one month interest period plus 1%, until the final maturity date of August 14, 2011.
     On May 13, 2009, Ford purchased, assumed, and took an assignment of all of the outstanding loans, obligations, and other interests of the lenders under the ABL Facility. As of the Petition Date, there was approximately $89 million outstanding under the ABL Facility and approximately $59 million had been issued under various letters of credit. During the Chapter 11 Cases, approximately $38.5 million has been drawn under letters of credit under the ABL Facility.
c.	Prepetition Waivers
     Effective March 31, 2009, Visteon Corporation entered into limited waivers to the Term Loan Facility and ABL Facility until May 30, 2009 with respect to a potential default relating to the inclusion of an explanatory paragraph in the report of Visteon Corporation’s independent registered public accounting firm indicating substantial doubt about Visteon Corporation’s ability to continue as a going concern.
d.	The Intercreditor Agreement
     The ABL Lenders and the Term Loan Lenders are party to that certain Intercreditor Agreement, dated June 13, 2006 (the “Intercreditor Agreement”). The Intercreditor Agreement

governs the relative contractual rights of the parties, including their rights to object to the Debtors’ use of cash collateral from each facility.
2.	Unsecured Debt
a.	8.25% Senior Notes Due August 1, 2010
     On August 3, 2000, Visteon Corporation issued $700 million of the 8.25% Senior Notes under an indenture, dated as of June 23, 2000, among itself, as issuer, and Bank One Trust Company, N.A., as trustee. On June 4, 2009, the Law Debenture Trust Company of New York was appointed as the successor trustee. The 8.25% Senior Notes provide for interest payments by Visteon Corporation semi-annually on February 1st and August 1st of each year, commencing on February 1, 2001, at a rate of 8.25% per year. The 8.25% Senior Notes are general unsecured obligations of Visteon Corporation that mature on August 1, 2010. As of the Petition Date, approximately $206 million in principal amount remained outstanding under the 8.25% Senior Notes, excluding interest obligations.
b.	7.00% Senior Notes Due March 10, 2014
     On March 10, 2004, Visteon Corporation issued $450 million of the 7.00% Senior Notes under a supplemental indenture, dated as of March 10, 2004, among itself, as issuer, and J.P. Morgan Trust Company, N.A., as trustee. On June 4, 2009, the Law Debenture Trust Company of New York was appointed as the successor trustee. Visteon Corporation agreed to pay interest semi-annually on March 10th and September 10th of each year, commencing on September 10, 2004, at a rate of 7.00% per year. The 7.00% Senior Notes are general unsecured obligations of Visteon Corporation that mature on March 10, 2014. As of the Petition Date, approximately $450 million in principal amount remained outstanding under the 7.00% Senior Notes, excluding interest obligations.
c.	12.25% Senior Notes Due December 31, 2016
     On June 18, 2008, Visteon Corporation issued approximately $206.4 million of 12.25% Senior Notes under a second supplemental indenture, dated June 18, 2008, among itself, as issuer, the guarantors party thereto, and The Bank of New York Trust Company, N.A., as trustee. On June 4, 2009, the Law Debenture Trust Company of New York was appointed as the successor trustee. The 12.25% Senior Notes provide for interest payments by Visteon Corporation semi-annually on June 30th and December 31st of each year, commencing on December 31, 2008, at a rate of 12.25% per year. The 12.25% Senior Notes mature on December 31, 2016. The 12.25% Senior Notes are general unsecured obligations of Visteon Corporation that are guaranteed by certain wholly-owned domestic subsidiaries that guarantee debt under the ABL Facility.18 As of the Petition Date, approximately $206.4 million in

18	The guarantors of the 12.25% Senior Notes are the following wholly-owned domestic subsidiaries of Visteon Corporation: Tyler Road Investments, LLC, Infinitive Speech Systems Corp., MIG-Visteon Automotive Systems, LLC, GCM/Visteon Automotive Systems, LLC, GCM/VIsteon Automotive Leasing Systems, LLC, Fairlane Holdings, Inc., Visteon International Business Development, Inc., Visteon Domestic Holdings, LLC, Visteon Global Technologies, Inc., Visteon Technologies, LLC, ARS, Inc., VC Aviation Services, LLC, SunGlas, LLC, VC Regional Assembly & Manufacturing, LLC, Visteon Financial Corporation, Visteon Remanufacturing Incorporated, Visteon LA Holdings Corp., and Visteon Systems, LLC.

principal amount remained outstanding under the 12.25% Senior Notes, excluding interest obligations. The holders of the 12.25% Senior Notes Claim are entitled to a greater distribution under the Plan than General Unsecured Creditors, given that the 12.25% Senior Notes Claim may be asserted against each guarantor party to the 12.25% Senior Notes Indenture. Other unsecured Creditors, including holders of the General Unsecured Claims, do not hold Claims against several of these guarantor Entities.
3.	Visteon Corporation Common Stock
     Visteon Corporation’s common stock was publicly-traded on the New York Stock Exchange (“NYSE”) under the symbol VC. On March 4, 2009, the NYSE notified Visteon Corporation that its common stock would be delisted from the NYSE and that trading in Visteon Corporation’s common stock would be suspended effective March 6, 2009. Since March 6, 2009, Visteon Corporation’s common stock has traded on the over-the-counter market, also known as the “Pink Sheets,” under the symbol VSTNQ. As of March 15, 2010, Visteon Corporation’s common stock traded at a price of $0.87/share.
ARTICLE V.
THE CHAPTER 11 CASES
     The following is a general summary of the Chapter 11 Cases, including certain events preceding the Chapter 11 Cases, the stabilization of the Debtors’ operations, and the Debtors’ restructuring initiatives implemented since the Petition Date.
A.	Events Leading to the Commencement of the Chapter 11 Cases
     During 2008 and 2009, the global automotive industry suffered an unprecedented downturn that has significantly strained and materially and adversely affected the operations of OEMs, Tier I automotive suppliers (such as Visteon), and all lower tiered automotive suppliers across the supply chain. The seasonally adjusted annual rate of automotive sales declined rapidly, dropping over 35% from its January 2008 level to 9.5 million in January 2009. Lower sales volumes continued through 2008, resulting in a 24% decrease in U.S. industry-wide automobile sales through November 2009 compared to the same time frame in 2008. This amount represents the lowest sales levels in nearly three decades. The severe decline in global automobile sales resulted in numerous automotive suppliers and OEMs receiving going concern opinions and filing for bankruptcy.19

19	On April 30, 2009, Chrysler filed for chapter 11 protection in the United States Bankruptcy Court for the Southern District of New York. On May 11, 2009, Hayes Lemmerz International, Inc. filed for chapter 11 protection in the United States Bankruptcy Court for the District of Delaware. On May 27, 2009, Metaldyne Corporation filed for chapter 11 protection in the United States Bankruptcy Court for the Southern District of New York. On June 1, 2009, General Motors Corporation filed for chapter 11 protection in the United States Bankruptcy Court for the Southern District of New York. On July 7, 2009, Lear Corporation filed for chapter 11 protection in the United States Bankruptcy Court for the Southern District of New York. On February 20, 2009, the independent auditors of TRW Automotive Holdings Corp. expressed substantial doubt about the company’s ability to continue as a going concern. On March 4, 2009, General Motors Corporation received a qualified going concern opinion from its auditors. Likewise, on March 12, 2009, American Axle & Manufacturing Holdings Inc. received a going concern opinion from its auditors and on March 17, 2009, Lear Corporation received a qualified going concern opinion.

     However, despite the poor economic conditions, in 2008, the Debtors successfully completed a comprehensive multi-year improvement plan that was designed to sell, fix, or close 30 unprofitable or non-core facilities. The Debtors successfully restructured, sold, or exited 38 facilities—exceeding targeted goals and resulting in cumulative gross savings of approximately $500 million.
     Unfortunately, these actions were simply not enough to off-set the substantial decreases in vehicle sales and production. Indeed, as a result of plummeting sales volumes, in the fourth quarter of 2008, Visteon reported a net loss of $346 million on net sales from continuing operations of $1.7 billion.20 The confluence of the industry downturn and other factors also led Visteon’s public accounting firm to include a statement in Visteon Corporation’s 2008 annual report on Form 10-K that it had substantial doubt about Visteon’s ability to continue as a going concern. This qualified going concern opinion, which numerous suppliers also received from their public accountants upon issuance of their annual reports, would have violated the terms of the ABL Facility and the Term Loan Facility. As noted above, Visteon Corporation was able to negotiate limited waivers under the ABL Facility and the Term Loan Facility. The impending expiration of these waivers on May 30, 2009, along with the Debtors’ need to restructure their capital structure and legacy costs, led the Debtors to ultimately file for chapter 11 protection on May 28, 2009.
B.	Stabilization of Operations
     Upon commencing the Chapter 11 Cases, the Debtors sought and obtained a number of orders from the Bankruptcy Court to ensure a smooth transition of their operations into chapter 11 and facilitate the administration of the Chapter 11 Cases. Several of these orders are briefly summarized below.
1.	Administrative Motions
     To facilitate a smooth and efficient administration of these Chapter 11 Cases and to reduce the administrative burden associated therewith, the Bankruptcy Court entered the following procedural orders: (a) authorizing the joint administration of the Debtors’ Chapter 11 Cases [Docket No. 78] and (b) granting the Debtors an extension of time to file their Schedules [Docket No. 362]. On August 26, 2009, the Debtors filed their Schedules with the Bankruptcy Court.
2.	Motion for Authority to Use Cash Collateral [Docket No. 18]
     On May 28, 2009, the Debtors filed a motion with the Bankruptcy Court seeking an order authorizing them to provide Ford, the sole ABL Lender under the ABL Facility, certain forms of adequate protection in exchange for the consensual use of Ford’s cash collateral. On May 29, 2009, the Bankruptcy Court entered an interim order [Docket No. 93] (the first in a series of such orders) authorizing the Debtors’ use of Ford’s cash collateral and certain other prepetition collateral. The cash collateral order also granted adequate protection to Ford for any

20	Although Visteon reported a 2009 first quarter net income of $2 million, such amount included a one-time, non-cash gain of $95 million related to the deconsolidation of the net assets associated with Visteon UK Ltd., an entity that filed for administration with the English High Court of Justice under the Insolvency Act of 1986.

diminution in the value of its interests in its collateral, whether from the use of the cash collateral or the use, sale, lease, depreciation, or other diminution in value of its collateral, or as a result of the imposition of the automatic stay under section 362(a) of the Bankruptcy Code. Specifically, subject to certain conditions, adequate protection provided to Ford includes, among other things, a first priority, senior, and perfected Lien on certain post-petition collateral of the same nature as Ford’s prepetition collateral, a second priority, junior perfected Lien on Term Loan Priority Collateral, and payment of accrued and unpaid interest and fees owing Ford on prepetition ABL obligations.
     On June 19, 2009, the Bankruptcy Court entered a first supplemental interim order authorizing the use of Ford’s cash collateral and granting adequate protection on substantially the same terms as those set forth in the interim cash collateral order previously entered [Docket No. 380]. Thereafter, the Debtors sought, and the Bankruptcy Court approved, eleven supplemental interim orders extending the consensual use of ABL cash collateral, generally on a monthly basis and materially consistent with the terms of preceding interim cash collateral orders.21
3.	Motion to Continue Using Existing Cash Management System [Docket No. 15]
     The Bankruptcy Court authorized the Debtors to continue using their cash management systems and their respective bank accounts, business forms, and investment practices by a Final Order dated July 17, 2009 [Docket No. 605]. The cash management order also approved the Debtors’ investment and deposit guidelines and permitted the Debtors to set off both prepetition and postpetition intercompany obligations between Debtors, or between Debtors and non-Debtor Affiliates.
4.	Motion to Pay Shippers and Lienholder Prepetition Claims [Docket No. 5]
     The Bankruptcy Court authorized the Debtors to pay the prepetition Secured Claims of, among other parties, shippers, warehousemen, and lienholders up to $21.3 million. As of March 9, 2010, the Debtors had paid approximately $10.4 million under this order.
5.	Motion to Continue Funding Foreign Affiliates [Docket No. 10]
     As a result of the global practice of the Debtors’ business, the Debtors heavily rely on the relationship with their foreign Affiliates. The Debtors have interests in each of the foreign Affiliates, and such interests are valuable assets of the Debtors’ Estates. Three programs central to the foreign Affiliates’ business operations are as follows: (a) the cash pooling system in Europe (the “European Cash Pool”); (b) the Legal Entity Restructuring Activity program (the “LERA Program”); and (c) the Maquiladora program (the “Maquiladora Program”). The

21	The Bankruptcy Court entered the: (a) second supplemental interim cash collateral order on July 1, 2009 [Docket No. 481]; (b) third supplemental interim cash collateral order on July 16, 2009 [Docket No. 599]; (c) fourth supplemental interim cash collateral order on July 28, 2009 [Docket No. 689]; (d) fifth supplemental interim cash collateral order on August 13, 2009 [Docket No. 792]; (e) sixth supplemental interim cash collateral order on September 9, 2009 [Docket No. 952]; (f) seventh supplemental interim cash collateral order on October 7, 2009, October 21, 2009, and November 12, 2009 [Docket Nos. 1110, 1161, 1242]; (g) eighth supplemental interim cash collateral order on November 12, 2009 [Docket No. 1303]; (h) ninth supplemental interim cash collateral order on December 10, 2009 [Docket No. 1445]; (i) tenth supplemental interim cash collateral order on January 21, 2010 [Docket No. 1710]; and (j) eleventh supplemental interim cash collateral order on February 23, 2010 [Docket No. 2368].

European Cash Pool involves Visteon Corporation and various foreign Affiliates making revolving loans to and, in the case of the foreign Affiliates, borrowing from Visteon Netherlands Holdings B.V., which acts as an internal banker for such transactions among the foreign Affiliates.22 Under the LERA Program, VEC, a Debtor, contracts with European customers for the delivery of finished goods while a foreign Affiliate actually delivers the finished goods to such customer. VEC collects payment directly from the customer, pays the foreign Affiliate its costs plus 5%, and retains the excess as profit.23 Visteon also participates in a program similar to LERA with its foreign Affiliates in Mexico, which is called the Maquiladora Program.24
     On July 28, 2009, the Bankruptcy Court entered a Final Order authorizing the Debtors to continue, in the ordinary course of business, the European Cash Pool, LERA Program, and Maquiladora Program and to honor prepetition obligations under the LERA and Maquiladora Programs up to $92 million. On July 28, 2009, the Bankruptcy Court authorized the Debtors to pay an additional $46 million in prepetition Claims of certain foreign Affiliates, for an aggregate amount of $138 million [Docket No. 690]. As of March 9, 2010, the Debtors had paid approximately $125 million under this Final Order.
     Additionally, on October 7, 2009, the Bankruptcy Court approved a motion to provide approximately $38 million in capital to foreign Affiliates in Argentina and Poland [Docket No. 1098]. The Debtors have an interest in these foreign Affiliates and without access to additional capital, the Affiliates could have been subject to mandatory insolvency proceedings under Argentine and Polish law.
6.	Motion to Pay Employee Wages and Benefits [Docket No. 7]
     The Debtors obtained authorization from the Bankruptcy Court to pay all prepetition compensation (including all wages, salaries, overtime pay, and vacation pay) to, all prepetition business expenses of, and all prepetition payroll deductions and prepetition withholdings, all prepetition contributions to, and benefits under medical and insurance benefit plans, and postpetition severance benefits for salaried employees leased to ACH. As of March 9, 2010, the Debtors had paid approximately $15.5 million in prepetition Claims under this order.
7.	Motion to Pay Critical Trade Vendors [Docket No. 13]
     By interim order granted on May 29, 2009 [Docket No. 102], and Final Order granted on June 19, 2009 [Docket No. 374], the Bankruptcy Court authorized the Debtors to pay prepetition Claims of certain suppliers. Specifically, the Debtors were authorized to pay certain prepetition nonpriority Claims of: (a) certain suppliers of the Debtors that are not party to Executory

22	The following foreign Affiliates participate in the European Cash Pool: Visteon Netherlands, Cadiz Electronica S.A.U., Visteon Sistemas Interiores Espana S.L.U., Visteon Autopal S.R.O., Visteon Hungary KFT, Visteon Ardennes Industries S.A.S., Visteon Systemes Interieurs S.A.S., Visteon Interior Systems Holding France S.A.S., Visteon Holdings France S.A.S., Visteon Portuguesa Ltd., Visteon Slovakia s.r.o., Visteon Philippines Inc., and Visteon Deutschland GmbH.

23	The following foreign Affiliates participate in LERA Program: Visteon Portuguesa Ltd., Cadiz Electronica S.A.U., Visteon Sistemas Interiores Espana S.L.U., Visteon Hungary KFT, and Visteon Autopal S.R.O.

24	The following foreign Affiliates participate in the Maquiladora Program: Coclisa S.A. de C.V., Carplastic S.A. de C.V., Altec Electronica Chihuahua, S.A. de C.V., Aeropuerto Sistemas Automotrices S. de R.L. de C.V., Climate Systems Mexicana, S.A. de C.V., Visteon de Mexico S. de R.L., and Grupo Visteon S. de R.L. de C.V.

Contracts; (b) certain financially distressed suppliers; and (c) on a provisional basis, certain suppliers that may seek to discontinue supplying products or providing services in breach of their agreements with the Debtors, and approving procedures related thereto. The Debtors are authorized to pay prepetition Claims of those suppliers that are not party to Executory Contracts and those financially distressed suppliers up to $33.9 million. With respect to suppliers that refuse to perform postpetition obligations pursuant to an Executory Contract unless their prepetition Claims are satisfied, the Debtors are authorized to pay such suppliers’ Claims on a provisional basis up to $15 million. As of March 9, 2010, the Debtors had paid approximately $28.8 million under this order.
8.	Motion to Pay Foreign Trade Vendors [Docket No. 11]
     By interim order granted on May 29, 2009 [Docket No. 82], and Final Order granted on June 19, 2009 [Docket No. 367], the Bankruptcy Court authorized the Debtors to pay prepetition Claims of certain vendors, service providers, regulatory agencies, and governments located in foreign jurisdictions up to $5.1 million. As of March 9, 2010, the Debtors had paid approximately $3.9 million under this order.
9.	Motion to Authorize Maintenance of Customer Programs [Docket No. 8]
     By interim order granted on June 3, 2009 [Docket No. 145], and Final Order granted on July 17, 2009 [Docket No. 600], the Bankruptcy Court authorized the Debtors to continue their customer programs, including all obligations to ACH pursuant to a master services agreement, the OEM warranty program, and the aftermarket warranty program up to $92.1 million. As of March 9, 2010, the Debtors had paid approximately $8.6 million under this order.
10.	Motion to Establish Notification and Hearing Procedures for Trading in Equity Securities [Docket No. 12]
     As of the Petition Date, the Debtors’ NOLs and certain other tax attributes were estimated to be approximately $1.95 billion. Under the Internal Revenue Code, NOLs that accumulate prior to emergence from bankruptcy may be used to offset post-emergence taxable income. Under the applicable federal tax laws, however, the Debtors would lose the ability to utilize a significant portion of their NOLs if an “ownership change” were to occur prior to completion of the Chapter 11 Cases. Consequently, trading in the equity securities of the Debtors could have jeopardized the Debtors’ ability to use those NOLs. To protect these valuable NOL carryforwards for future use to offset taxable income, the Debtors sought and obtained an interim order from the Bankruptcy Court on May 29, 2009 [Docket No. 89], and a Final Order on June 19, 2009 [Docket No. 361] restricting trading of their equity securities. In particular, the Debtors sought to institute restrictions on trading by shareholders who own, or would own, at least 6.4 million shares, including options to acquire shares of Visteon Corporation stock during the pendency of the Chapter 11 Cases, so that the Debtors would be able to monitor trading and prevent the loss of their NOLs and other tax attributes.

11.	Motion Determining Adequate Assurance of Payment for Future Utility Services [Docket No. 6]
     By interim order granted on May 29, 2009 [Docket No. 87], and Final Order granted on June 19, 2009 [Docket No. 376], the Bankruptcy Court established procedures for determining adequate assurance of payment for future utility service in recognition of the severe impact even a brief disruption of utility services would have on the Debtors.
12.	Motion to Pay Prepetition Sales, Use, and Franchise Taxes [Docket No. 4]
     On May 29, 2009 [Docket No. 88], the Bankruptcy Court authorized the Debtors to pay up to $6 million for prepetition sales, use, franchise, income, property, and other taxes and any tax-related fees charges, and assessments accrued prepetition. As of March 9, 2010, the Debtors had paid approximately $4.4 million under this order.
13.	Applications for Retention of Debtors’ Professionals
     Throughout the Chapter 11 Cases, the Bankruptcy Court has approved the Debtors’ retention of certain Professionals to represent and assist the Debtors in connection with the Chapter 11 Cases. These Professionals include, among others: (a) Kirkland & Ellis LLP as counsel for the Debtors (order granted June 19, 2009) [Docket No. 366]; (b) Pachulski, Stang, Ziehl & Jones LLP as co-counsel for the Debtors (order granted June 19, 2009) [Docket No. 363]; (c) Rothschild, Inc. (“Rothschild”), as financial advisors and investment bankers for the Debtors (order granted July 1, 2009) [Docket No. 474]; (d) Alvarez & Marsal North America, LLC as restructuring advisor to the Debtors (order granted June 19, 2009) [Docket No. 365]; (e) KCC as Claims and Solicitation Agent for the Debtors (order granted May 29, 2009) [Docket No. 79]; (f) Dickinson Wright PLLC as special counsel to the Debtors (order granted July 14, 2009) [Docket No. 546]; (g) Crowell & Moring LLP as special antitrust counsel to the Debtors (order granted July 14, 2009) [Docket No. 545]; (h) Alston & Bird LLP as special litigation counsel to the Debtors (order granted September 9, 2009) [Docket No. 942]; and (i) Ernst & Young LLP as risk management service providers to the Debtors (order granted September 2, 2009) [Docket No. 921].
C.	Appointment of the Creditors’ Committee
     On June 8, 2009, the United States Trustee appointed the Creditors’ Committee pursuant to section 1102 of the Bankruptcy Code [Docket No. 178]. On January 8, 2010, the Bankruptcy Court, on its own initiative, entered an order scheduling a status conference for January 21, 2010 regarding whether an official committee of participants in the Debtors’ Pension Plans should be appointed [Docket No. 1566]. The Debtors filed a statement in advance of the status conference, which stated the Debtors’ opposition to an official committee of pensioners [Docket No. 1649]. The United States Trustee, the ad hoc committee of pensioners, and the IUE-CWA filed statements in support of the appointment of an official committee of pensioners [Docket Nos. 1696, 1699, 1702]. After hearing arguments at the January 21, 2010 status conference, the Bankruptcy Court ordered the United States Trustee to either: (1) appoint one or more participants of the Pension Plans to the Creditors’ Committee or (2) pursuant to section 1102 of the Bankruptcy Code, appoint a separate official committee comprised of participants of the

Pension Plans [Docket No. 1730]. Pursuant to that order, on February 1, 2010, the United States Trustee appointed three individuals to the Creditors’ Committee to represent participants in the Pension Plans [Docket No. 1779]. The members of the Creditors’ Committee are thus currently: the PBGC; the Law Debenture Trust Company of New York; Freescale Semiconductor; Central States Southeast and Southwest Areas Pension Fund; Siemens Product Lifecycle Management Software, Inc.; Nissan Trading Corp., USA; CQS Directional Opportunities Master Fund, Ltd;25 Chris A. Hensel, an active employee of Visteon Corporation; Robert Leiss, a former employee of the Debtors’ North Penn plant and former president of Local UAW 1695; and Michael Lostutter, the director of the IUE-CWA pension and 401(k) fund.
     On February 3, 2010, the Debtors filed the Motion of the Debtors for Reconsideration of the Court’s Order Appointing Pension Plan Participants to an Official Committee [Docket No. 1831]. The crux of the Debtors’ argument to reconsider the order to appoint the official committee of pensioners is that there is no scenario under which the pensioners would have “a right to payment” from the Debtors and thus the pensioners cannot be considered Creditors of the Estates—a requirement for the appointment of an official committee under section 1102 of the Bankruptcy Code. The Bankruptcy Court heard the Debtors’ motion on February 18, 2010 and has taken the matter under advisement.
     The Creditors’ Committee has retained the following Professionals: (a) KCC as website administration agent (order granted July 16, 2009) [Docket No. 585]; (b) Ashby & Geddes, P.A. as Delaware counsel (order granted August 11, 2009) [Docket No. 766]; (c) Brown Rudnick LLP as co-counsel (order granted August 13, 2009) [Docket No. 786]; (d) FTI Consulting, Inc. as restructuring and financial advisors (order granted September 11, 2009) [Docket No. 967]; and (e) Chanin Capital Partners, LLC as restructuring and financial advisors (order granted September 11, 2009) [Docket No. 966].
D.	Operational Restructuring Activity, Liquidity Enhancements, and Business Plan Development and Implementation
     Prior to filing the Chapter 11 Cases, the Debtors were in the process of executing a comprehensive three year restructuring plan to ensure their competitiveness in a troubled automotive supplier sector. Under that restructuring plan, the Debtors sold, restructured, or closed approximately 38 unprofitable facilities, and also significantly reduced overhead and operating costs. Upon filing for chapter 11, the Debtors continued to execute their restructuring plan by exiting non-core lines of business and preserving their customer relationships for the future. In particular, during the Chapter 11 Cases, the Debtors entered into a number of agreements designed to enhance their liquidity, right-size their operations, and support future sustainability. Negotiations over these initiatives originally took place in the context of a proposed debtor-in-possession (“DIP”) financing arrangement to be provided by the Debtors’ North American customers. However, given the complexity of negotiating a DIP credit agreement satisfactory to these natural competitors—and unnatural lenders—as well as the Debtors’ improved cash flow performance during the Chapter 11 Cases, the Debtors ultimately determined that a customer “club” DIP facility was not a viable solution to supplement their

25	CQS Directional Opportunities Master Fund Ltd. was appointed to the Creditors’ Committee on November 30, 2009 [Docket No. 1364] after K&S Wiring resigned from the Creditors’ Committee on November 6, 2009 [Docket No. 1238].

liquidity. Instead, the Debtors used the momentum of the customer DIP discussions to negotiate and execute individualized asset sales and Accommodation Agreements with their customer base, which did not require the Debtors to take on any additional debt. The following is a description of the key restructuring initiatives undertaken by the Debtors during the Chapter 11 Cases to accomplish the above-mentioned goals.
1.	Halla Alabama Asset Sale
     In July 2009, Visteon Domestic Holdings, LLC sold its 80% equity interest in Halla Climate Systems Alabama Corp. (“Halla Alabama”) to Halla Korea, a publicly-traded Korean company in which VIHI holds a 70% equity stake.26 Halla Korea paid a total of approximately $63 million, including $26 million in settlement of certain Intercompany Claims, which brought cash into Visteon’s U.S. enterprise and enhanced the value of Halla Korea by preserving the key customer relationship with Hyundai/Kia Motors (“Hyundai”). The sale closed on July 31, 2009 [Docket No. 723]. Consummation of the sale to a non-Debtor Entity gave Hyundai the assurances it needed to continue to do business with Halla Alabama going forward. Without the support of Hyundai, which accounts for 100% of Halla Alabama’s business, the enterprise value of Halla Alabama would have been lost, which would have diminished the value of VIHI’s interest in Halla Korea. The sale also took advantage of synergies that would not have been available to a buyer outside of the Visteon corporate family, e.g., Halla Alabama had already licensed intellectual property from Halla Korea and had a well-established supply chain to meet Hyundai’s needs. Moreover, the transaction furthered the consolidation of Visteon’s global climate business with Halla Korea, which functions as the hub of Visteon’s global climate division. Since executing this transaction, Hyundai has continued its commitment to Visteon.
2.	Connersville Property Sale
     On December 10, 2009, the Bankruptcy Court authorized the Debtors to sell their Connersville, Indiana property, free and clear of all liens, claims, encumbrances, and other interests to the City of Connersville, Indiana [Docket No. 1437]. The Connersville property is located on approximately 186 acres of real property and includes various buildings, facilities, and other improvements, including a manufacturing facility that was used for Visteon Systems’ climate business. The Debtors had previously ceased all manufacturing activities at the Connersville facility in 2007 and listed the property for sale in 2008. Due to some potential outstanding environmental liability related to the Connersville property, the Debtors agreed to sell the property to the City of Connersville for the nominal consideration of $500 and to pay up to $500,000 towards the cost of any statutorily required remediation of the property. In exchange for this consideration the City of Connersville agreed to assume, pay for, and complete any remediation of the property and assume liability for the settlement and resolution of all potential claims against the Debtors on account of obligations imposed on the property. Additionally, the City of Connersville and the Indiana Department of Environmental Management executed releases and covenants not to sue the Debtors in connection with the Connersville property.

26	Halla Alabama was a Debtor in the Chapter 11 Cases, but Halla Alabama’s case was dismissed upon the closing of the sale to Halla Korea.

     By entering into the purchase and sale agreement with the City of Connersville, the Debtors eliminated annual expenses attributed to property taxes, insurance, utilities, and general maintenance of the Connersville property and avoided significant future costs associated with remediation of the property.
3.	General Motors Company Accommodation Agreement
     On October 7, 2009, the Bankruptcy Court authorized the Debtors and their non-Debtor Affiliate Carplastic, S.A. de C.V. (“Carplastic”) to enter into an Accommodation Agreement (the “GM Accommodation Agreement”) with General Motors Company (“GM”) [Docket No. 1102]. The GM Accommodation Agreement allowed the Debtors to address certain liquidity needs, exit lines of business that no longer fit into the Debtors’ strategic business plan, and maintain a business relationship with GM with respect to other promising lines of business. The GM Accommodation Agreement provided for, among other things: (a) an $8.0 million surcharge payment to Visteon Corporation; (b) payment to Visteon Corporation of up to $10 million to fund the consolidation of Visteon’s InterAmerican and Carplastic facilities in Mexico; (c) payment to Visteon Corporation of $4.425 million to reimburse the Debtors for certain upfront engineering, design, and development support costs; (d) acceleration of payment terms on outstanding GM purchase orders; (e) GM’s purchase from Visteon of certain inventory at original cost, and the option to purchase certain equipment and tooling relating to re-sourced component parts at the greater of the net book value of such assets or the orderly liquidation value, for all assets purchased in the last three years; (f) reimbursement of certain costs associated with the wind-down of GM interior and fuel tank component part production; and (g) an $8.2 million cure payment in connection with the assumption and assignment to GM by Motors Liquidation Company of certain purchase orders with the Debtors in GM’s chapter 11 case.27
     In exchange for these benefits, the Debtors agreed to continue to produce and deliver component parts to GM during the term of the Accommodation Agreement as well as provide considerable assistance to GM in resourcing certain unprofitable production to other suppliers. As is customary, the GM Accommodation Agreement also provided GM with an access right to certain Visteon facilities if the Debtors or Carplastic ceased production in violation of the GM Accommodation Agreement.
4.	Chrysler Accommodation Agreement
     On November 12, 2009, the Bankruptcy Court authorized the Debtors and Carplastic to enter into an Accommodation Agreement (the “Chrysler Accommodation Agreement”) with Chrysler [Docket No. 1305], similar in its terms to the GM Accommodation Agreement. Specifically, the Chrysler Accommodation Agreement provided for: (a) a $13.0 million surcharge payment to Visteon Corporation; (b) acceleration of payment terms on outstanding Chrysler purchase orders; (c) a cure payment to Visteon Corporation of approximately $13.0 million in connection with the assumption and assignment to Chrysler by Old Carco LLC (f/k/a Chrysler LLC) of certain purchase orders with Debtors in the Old Carco LLC chapter 11

27	While GM assumed and assigned its purchase orders with Visteon in its own chapter 11 case, the Debtors did not assume any purchase orders with GM in the Chapter 11 Cases under the GM Accommodation Agreement.

case; and (d) reimbursement of certain Visteon costs associated with Visteon’s wind-down of production for certain lines of Chrysler component parts.28 The Chrysler Accommodation Agreement also contemplated a number of asset sales, including a mandatory purchase by Chrysler (or an acceptable third party) of certain equipment and tooling used at Visteon’s Highland Park, Michigan and Saltillo, Mexico facilities at the greater of the net book value of such assets or the orderly liquidation value, for all such assets acquired by Visteon during the previous three years. Chrysler also purchased Visteon’s excess inventory relating to re-sourced Chrysler business at 100% of Visteon’s actual and documented costs for raw materials and 100% of the purchase order price for finished goods.
     In exchange, the Debtors and Carplastic provided Chrysler with commitments for continuity of supply, a customary access and security agreement, and agreements for Visteon’s cooperation and assistance in the resourcing of Chrysler component parts to other suppliers.
5.	Nissan North America Asset Sale and Accommodation Agreement
     On November 12, 2009, the Bankruptcy Court approved the sale of certain manufacturing facilities and other assets primarily related to the Debtors’ module and interior business to Haru Holdings, LLC (“Haru”), an acquisition subsidiary of Nissan North America (“Nissan”), free and clear of all Liens and other interests pursuant to section 363 of the Bankruptcy Code [Docket No. 1298]. Haru paid, or will pay, the Debtors approximately $31 million in cash plus the (a) value of certain off-site tooling and inventory dedicated to Nissan production, (b) approximately $2.5 million in wind-down costs; and (c) the amount of certain receivables from Nissan being acquired under the purchase agreement, less the amount of certain payables to Nissan and Nissan Affiliates assumed by Nissan. The Bankruptcy Court also approved certain cure and notice procedures related to the assumption and assignment of Executory Contracts related to the module and interior business and an Accommodation Agreement that essentially served as a back-stop in the event that the Debtors violated the terms of the purchase agreement.
     The assets sold to Haru were primarily used for the production and assembly of automobile cockpit module, front end module, and interior parts for Nissan. The majority of these assets were located at the Debtors’ LaVergne, Tennessee, Smyrna, Tennessee, Tuscaloosa, Alabama, and Canton, Mississippi plants. The sale was a result of the Debtors’ comprehensive strategic review of their operational restructuring strategy, including an evaluation of the profitability and performance of their operating subsidiaries and business divisions. After such review, the Debtors determined that the module and interior business was an unprofitable business segment that should be divested. The sale allowed the Debtors to maximize the module and interior business’ contribution to the Debtors’ Estates, enhance liquidity, and help ensure that Nissan—an important, long-term customer vital to the Debtors’ post-emergence business plan—maintains its continuity of supply.

28	While Chrysler assumed and assigned its purchase orders with Visteon in its own chapter 11 case, the Debtors did not assume any purchase orders with Chrysler in the Chapter 11 Cases under the Chrysler Accommodation Agreement.

6.	Ford Motor Company Accommodation Agreement
     On December 8, 2009, the Bankruptcy Court approved a motion authorizing the Debtors and Carplastic to enter into an Accommodation Agreement (the “Ford Accommodation Agreement”) with Ford and ACH [Docket No. 1422]. Pursuant to the Ford Accommodation Agreement, Ford and ACH have agreed to pay Visteon an exit fee of $8 million in two equal installments. Under the Ford Accommodation Agreement, the majority of Ford electronic component parts formerly manufactured at the Debtors’ North Penn facility will be re-sourced to Cadiz Electronica S.A., the Carplastic facility will continue to produce the majority of component parts it currently manufactures for Ford, and the Debtors will discontinue Ford production at the Debtors’ Springfield, Ohio facility. In connection with the resourcing or transitioning of these Ford and ACH product lines, Ford and ACH have agreed to purchase certain inventory at cost, and have the option to purchase certain equipment and tooling related to the manufacturing of their component parts at the greater of the net book value of such assets or the orderly liquidation value, for all assets purchased in the last three years, or for older tooling or equipment an amount equal to the orderly liquidation value of such assets. Additionally, Ford and ACH agreed to reimburse the costs that the Debtors have, or will, incur in connection with resourcing production lines at their North Penn and Springfield facilities.
7.	Honda Accommodation Agreement
     On December 10, 2009, the Bankruptcy Court approved a motion authorizing the Debtors to enter into an Accommodation Agreement (the “Honda Accommodation Agreement”) with Honda of America Mfg., Inc. (“Honda”), which provides the Debtors with certain strategic and financial benefits in connection with the resourcing of Honda component parts produced at the Debtors’ Highland Park, Michigan facility [Docket No. 1446] in accordance with the Debtors’ strategic business plan. As consideration for the Debtors’ assistance in the resourcing process and to provide incremental liquidity, Honda will provide the Debtors with a surcharge payment in the approximate amount of $0.2 million, as well as an acceleration of payment terms. In addition, Honda has agreed to purchase equipment dedicated to the production of Honda component parts for approximately $2 million, as well as to purchase certain inventory, and to cover the costs that the Debtors will incur in connection with resourcing Honda production lines to other suppliers, including wind-down costs in the approximate amount of $0.8 million and any cure costs required to be paid in connection with the Debtors’ assumption and assignment of supply contracts with raw materials or subcomponent suppliers at Honda’s request.
8.	Atlantic Automotive Components, LLC Sale
     On February 23, 2010, the Bankruptcy Court approved a sale of the Debtors’ interest in Atlantic Automotive Components, LLC (“Atlantic”) to the joint venture’s majority owner [Docket No. 2366]. The component parts produced by Atlantic were resourced to other suppliers pursuant to the Accommodation Agreements entered into with the Debtors’ key customers. In consideration for the Debtors’ interest in the joint venture, the purchaser: (a) paid $3.1 million in cash; (b) assumed substantially all of the liabilities of Atlantic; (c) released the Debtors from all obligations to Atlantic related to accounts payable for goods delivered or services provided prior to the Petition Date, which obligations are estimated to equal approximately $3.9 million; and (d) agreed to the resourcing of certain Atlantic business to a Visteon facility in Mexico.

9.	North Penn Plant Closure
     On February 28, 2010, the Debtors closed their North Penn plant located in Lansdale, Pennsylvania. Pursuant to this closure, the Debtors entered into a closure agreement with the UAW and its local union 1695 to provide for the early expiration of the CBA governing the North Penn employees on February 28, 2010, instead of the original expiration date of March 13, 2011. On February 23, 2010, the Bankruptcy Court authorized entry into the closure agreement [Docket No. 2365]. The early expiration of the North Penn CBA will generate substantial savings for the Debtors’ estates as a result of the discontinuation of post-employment health care benefits provided to North Penn retirees and employees as early as June of 2010. The Debtors also rejected the lease of the North Penn property on March 14, 2010 [Docket No. 2455]. As noted above, in connection with the Ford Accommodation Agreement, Ford has or will cover the vast majority of the costs associated with the North Penn plant closure.
E.	Postpetition Financing
1.	DIP Financing
     As noted above, at the outset of the Chapter 11 Cases, the Debtors focused on negotiating a “club” DIP financing facility with their largest North American OEM customers to ensure sufficient liquidity to supply their customers with parts and fund these cases. The multi-faceted customer DIP negotiations were complicated because the proposed lenders were all competitors with competing interests. Ultimately, in September 2009, the Debtors abandoned these customer DIP negotiations.
     In early October 2009, the Debtors began negotiations with a subset of the Term Loan Lenders (the “DIP Facility Lenders”) over the terms of a DIP financing arrangement. On October 28, 2009, the Debtors filed a motion for approval of the $150 million DIP Facility—with a $75 million initial draw and option to draw an additional $75 million—on a superpriority Administrative Claim and first priority priming Lien basis [Docket No. 1200]. Importantly, the Term Loan Lenders and ABL Lender consented to the priming of their prepetition Liens by the DIP Facility in exchange for the adequate protection described below. The Creditors’ Committee and the PBGC filed objections to the motion. The Debtors were able to resolve the majority of issues raised by the Creditors’ Committee and PBGC through modifications to the terms of the DIP Facility. The Bankruptcy Court approved the DIP Facility, as modified, on November 12, 2009 over ruling the remaining objections of the Creditors’ Committee and the PBGC [Docket No. 1297].
     As approved, the DIP Facility provides the Debtors with up to $150 million in financing on a superpriority Administrative Claim and first priority priming Lien basis. The initial draw of $75 million occurred upon the closing of the DIP Facility. The Debtors have an option to draw an additional $75 million, subject to the condition that they have not filed a plan of reorganization that does not provide for full payment of obligations under the DIP Facility. Obligations under the DIP Facility are entitled to superpriority Administrative Claim status pursuant to section 364(c)(1) of the Bankruptcy Code and secured by: (a) a first priority priming Lien on all Term Loan Priority Collateral; (b) a second priority Lien on all ABL Priority Collateral; and (c) a first priority lien on proceeds of Avoidance Actions under section 549 of the

Bankruptcy Code and the Debtors’ rights under section 506(c) of the Bankruptcy Code. The Term Loan Lenders and ABL Lender consented to the granting of priming Liens under the DIP Facility in exchange for adequate protection to the extent of the diminution in value of their collateral—calculated from November 12, 2009, the date of entry of the order approving the DIP Facility—in the form of: (i) junior replacement Liens on Term Loan Priority Collateral; (ii) a junior Lien on the proceeds of Avoidance Actions under section 549 of the Bankruptcy Code and the Debtors’ rights under section 506(c) of the Bankruptcy Code; (iii) a first priority Lien on assets of VEC; and (iv) a superpriority Administrative Claim against all the Debtors.
2.	Other Postpetition Financing
     On November 12, 2009, the Bankruptcy Court also approved Visteon’s entry the U.S. Bank L/C Facility Documents with U.S. Bank National Association (“U.S. Bank”) for an amount of $40 million, which replaced the letter of credit facility under the ABL Facility [Docket No. 1296]. Visteon makes reimbursement payments on any payments made by U.S. Bank under the U.S. Bank L/C Facility Documents, plus certain agreed fees, and any unpaid obligations bear interest at a rate per annum equal to the Prime Rate plus 5.00%. Visteon granted U.S. Bank a security interest in certain collateral held in a segregated account under the U.S. Bank L/C Facility Documents. On November 12, 2009, the Bankruptcy Court also approved the Debtors’ entry into various Currency Contracts.
     Notwithstanding any provision in the Plan to the contrary or section 1141(c) of the Bankruptcy Code, the U.S. Bank L/C Facility Documents and the Currency Contracts, and all rights and obligations of, and Liens held by, the parties thereunder in connection therewith, shall survive and remain in full force and effect on and after the Effective Date in accordance with the terms of the U.S. Bank L/C Facility Documents and the Currency Contracts, respectively, and the Final Orders entered on November 12, 2009 [Docket Nos. 1296 and 1297]. On the Effective Date, any and all rights and obligations of the Debtors under the U.S. Bank L/C Facility Documents and the Currency Contracts shall vest in, or become the obligations of, the applicable Reorganized Debtors.
F.	Addressing Legacy Liabilities
     In addition to restructuring their capital structure and operational footprint, the Debtors have also analyzed opportunities to reduce their legacy cost structure. As of the Petition Date, the Debtors had substantial liabilities associated with certain post-employment health care and life insurance benefits (“OPEB”) provided to their retirees.
1.	OPEB
     As of June 2009, the Debtors determined that their OPEB liability would be $310 million by the end of 2009, with projected cash outlays of $31 million in 2009 alone. On June 26, 2009, the Debtors filed a motion for authorization to terminate OPEB for approximately 6,650 retirees or employees and their spouses and dependents [Docket No. 432]. In the motion, the Debtors asserted that they had the unilateral right to terminate the benefits pursuant to relevant plan documents and CBAs. The IUE-CWA, UAW, and certain individual retirees filed objections to the Debtors’ motion arguing that active employees and retirees have vested OPEB rights under the terms of the applicable plan documents and CBAs, and thus, the Debtors are not entitled to terminate their obligations to provide OPEB unless and until authorized to do so under section 1114 of the Bankruptcy Code. The Bankruptcy Court granted the OPEB motion on December 22, 2009 in all respects, except as the motion applied to (a) former hourly employees at the North Penn plant who retired during the term of the North Penn CBA, dated April 2, 2005 and (b) current active hourly employees who will retire at the North Penn plant during the term of the North Penn CBA [Docket No. 1491]. On February 23, 2010, the Bankruptcy Court authorized entry into the North Penn closure agreement, which allowed the Debtors to eliminate OPEB for North Penn employees and retirees as early as June of 2010 [Docket No. 2365]. The Financial Projections reflect that the Reorganized Debtors will not be liable for any U.S. OPEB liabilities, other than OPEB for retirees covered by the North Penn CBA, after March 31, 2010. OPEB for North Penn retirees will be discontinued on May 31, 2010.
     The IUE-CWA has appealed the Bankruptcy Court’s order [Docket No. 1512] and also filed a motion on February 26, 2010 seeking stay of the order pending such appeal [Docket No. 2407]. The appeal is currently pending in federal district court and the motion to stay the Bankruptcy Court’s order will be heard at the omnibus hearing scheduled for March 16, 2010.
2.	Other Legacy Liabilities Related to the Ford Transactions
     As a result of the historical transactions with Ford described in Article IV, the Debtors also have certain legacy liabilities relating to, among other things, retiree benefits, warranties, and indemnity obligations. For example, as part of the 2000 spin-off transaction, Ford and Visteon Corporation entered into that certain Employee Transition Agreement (the “Transition Agreement”), dated April 1, 2000, amended and restated as of December 19, 2003, to govern the assumption or transfer of certain employee and retiree benefits.
     Under the Transition Agreement, Visteon Corporation is responsible for reimbursing Ford for certain OPEB and pension costs that Ford provides directly to retirees. With respect to pension obligations, Ford agreed to provide pension benefits for certain employees for such employees’ service with Ford through June 1, 2000. Visteon Corporation is required to reimburse Ford for pension related amounts as follows: (a) the costs of benefit increases that occur after June 1, 2000, including changes in the benefit accrual rate, but not changes in the benefit accrual rate resulting from promotions by Visteon after June 1, 2000; (b) the effect on projected benefit obligation for any Visteon average merit salary increase which exceeds the average Ford merit increase by one-half percent in a given year, provided that Visteon shall receive credit if the Visteon average merit salary increase is less than the average Ford merit increase by one-half percent in any given year; and (c) for the effect on projected benefit obligation related to the employees covered by Ford’s pension plans as a result of Visteon’s implementation of any early separation incentive programs or reductions in force, provided that Visteon shall receive a credit if such programs reduce the projected benefit obligation. Pursuant to the Transition Agreement, Visteon Corporation also provides and funds pension benefits for another group of employees, including those whom Visteon Corporation leases to ACH under the Salaried Employee Lease Agreement and Hourly Employee Lease Agreement. Although ACH pays Visteon Corporation for a portion of these benefits, as mentioned above, ACH’s payment obligation is tied to Visteon Corporation’s reported accounting expense and not the actual amount of cash funding contribution attributable to the employees assigned to ACH.

     With respect to OPEB obligations, the Transition Agreement provides that Visteon Corporation shall pay the costs of OPEB provided to certain employees under Ford’s OPEB plans. Quarterly OPEB reimbursements are determined based upon Ford’s average per contract claims cost multiplied by the number of retirees that Visteon is required to reimburse Ford for each month. Visteon Corporation is also required to pre-fund a VEBA or other tax-advantaged funding vehicle beginning in 2011.
     These reimbursement obligations result in a balance sheet liability of approximately $116 million and annual cash payments to Ford of approximately $10 million. The Debtors are currently negotiating for a termination of the Transition Agreement with Ford as part of their overall efforts to reduce legacy liabilities and restructure their relationship with Ford. The Debtors believe that any Claims asserted under the Transition Agreement will be significantly reduced or eliminated through the negotiated termination of the agreement.
G.	Analyzing Executory Contracts and Unexpired Leases
     The Bankruptcy Code authorizes a debtor, subject to the approval of the Bankruptcy Court, to assume, assume and assign, or reject Executory Contracts and Unexpired Leases. In conjunction with their overall asset rationalization efforts, the Debtors have engaged in a comprehensive evaluation of their Executory Contracts and Unexpired Leases.
     On July 16, 2009, the Debtors sought and received approval of streamlined procedures to reject Executory Contracts and Unexpired Leases that were unnecessary or burdensome to their Estates [Docket No. 596]. During the course of the Chapter 11 Cases, the Debtors and their Professionals have evaluated Executory Contracts and Unexpired Leases in the context of the Debtors’ business plan. For each of these Executory Contracts and Unexpired Leases, the Debtors determined, based on the economics of the specific contract, whether the contract was a candidate for assumption, rejection, or amendment and assumption.
     As of the Petition Date, the Debtors were party to 13 Unexpired Leases of non-residential real property. By order dated September 9, 2009 [Docket No. 944], the Bankruptcy Court extended the time within which the Debtors have to assume or reject Unexpired Leases of non-residential real property pursuant to section 365(d)(4) of the Bankruptcy Code through and including December 24, 2009.
H.	Employee Incentive, Severance, and Retention Programs
1.	Visteon Incentive Program
     Prior to the Petition Date, the Debtors maintained, in the ordinary course of their business the Incentive Program, which is comprised of an annual incentive program and a long term incentive plan, under which the Debtors make awards based on annual performance metrics achieved over a three year performance period (the “Long Term Incentive Plan”). On June 30, 2009, the Debtors filed a motion requesting authority to honor certain components of the Incentive Program and also implement an incentive plan designed to motivate certain key employees to achieve superlative results during the Chapter 11 Cases [Docket No. 451]. Certain parties filed written objections to the motion. In response, the Debtors adjourned the hearing on the motion and after significant negotiations with the various constituencies in the Chapter 11 Cases, the Debtors proposed an amended incentive program.
     Under the amended incentive program, the Debtors sought to implement a key employee incentive plan (the “Key Employee Incentive Plan”) for the Debtors’ board-elected officers, and honor the Long Term Incentive Program with respect to non-Insider employees. On October 7, 2009, the Bankruptcy Court approved the Long Term Incentive Plan, as proposed in the motion, but denied the Key Employee Incentive Plan. The Bankruptcy Court authorized the Debtors to pay approximately $1.8 million for the achievement of the 2007 and 2008 metrics under the Long Term Incentive Plan and up to approximately $1.5 million if the Debtors achieve a 21.9% reduction in administrative and engineering costs and obtain $1 billion in new business wins and gross re-wins in 2009.29 Achievement of these performance metrics has, or will, result in significant operational cost savings and increased earnings—both of which are key to the Debtors’ long-term vitality and ability to successfully emerge from chapter 11.
     On February 2, 2010, the Debtors filed a motion to implement their ordinary course annual incentive plan (the “Annual Incentive Plan”) [Docket No. 1805]. The Annual Incentive Plan will provide incentive awards to over 1,300 employees, including the Debtors’ Insiders, in March of 2011 if a challenging adjusted EBITDA target of $450 million is achieved in 2010. The United States Trustee, IUE-CWA, and UAW filed objections to the motion. On February 18, 2010, the Bankruptcy Court approved the motion over the objections of those parties and held that the Debtors’ Annual Incentive Plan is both ordinary course and primarily incentivizing [Docket No. 2349].
     Pursuant to the Plan, the Reorganized Debtors intend to honor certain existing obligations under the Incentive Program, as amended, which includes the Long Term Incentive Plan and Annual Incentive Plan, as it applies to all participants, including Insiders, and the Key Employee Incentive Plan. The Incentive Program and Key Employee Incentive Plan shall be deemed approved and authorized without further action of the New Board. Also, on the Effective Date, Reorganized Visteon shall adopt, approve, and authorize change in control agreements with respect to certain of Reorganized Visteon’s officers, substantially in the form contained in the Plan Supplement, without further action, order, or approval of the New Board.
2.	Management Equity Incentive Program
     Certain of the Debtors’ management employees will be entitled to participate in the Management Equity Incentive Program. The Management Equity Incentive Program shall have an aggregate share reserve of up to 10% of New Visteon Common Stock issued in accordance with the Plan, on a fully diluted basis. The Management Equity Incentive Program, as set forth in the Plan Supplement, shall be deemed approved and authorized without further action by the New Board.

29	The $1.8 million payment relates to the achievement of: (a) 6 targeted restructuring goals in 2007 and 7 targeted restructuring goals in 2008; (b) incremental consolidated new business wins totaling $750 million in 2007; and (c) improvement in total administrative staff and engineering staff cost by 10.6% in 2008.

3.	Non-Insider Severance and Retention Programs
     Prior to the Petition Date, the Debtors provided certain of their employees severance benefits under the Visteon Corporation Transition Program and the Visteon Executive Severance Plan. On July 28, 2009, the Bankruptcy Court authorized the Debtors (a) to provide severance benefits to full-time, salaried, non-Insider employees severed postpetition and (b) implement a non-Insider retention program (“Non-Insider Retention Program”) [Docket No. 691]. The Non-Insider Retention Program, as approved, permits the Debtors to pay up to $3 million to certain critical employees identified by the Debtors’ departmental managers for the significance of their contribution to the Debtors’ ongoing operations and reorganization and/or the potential risk of such employees seeking alternative employment.
I.	Analysis and Resolution of Claims
     The Debtors’ Schedules provide information pertaining to the Claims against the Estates. On August 26, 2009, the Debtors filed their Schedules with the Bankruptcy Court. Interested parties may review the Schedules at the office of the Clerk of the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware 19801 or online at http://www.kccllc.net/visteon.
1.	Claims Bar Date
     On September 11, 2009, the Bankruptcy Court entered an order (the “Bar Date Order”) [Docket No. 970] requiring all Entities holding or wishing to assert a Claim that arose or is deemed to have arisen prior to the Petition Date against any of the Debtors to submit a Proof of Claim so as to be actually received by KCC, the Debtors’ Claims and Solicitation agent, before the applicable Bar Date, and approving the form and manner of the Bar Date notice for all Debtors. The Bar Date Order established: (a) October 15, 2009 at 5:00 p.m. prevailing Pacific Time as the deadline for submitting Proofs of Claims for non-governmental Entities and requests for payment under section 503(b)(9) of the Bankruptcy Code; (b) November 24, 2009 at 5:00 p.m. prevailing Pacific Time as the deadline for submitting Proofs of Claim for governmental Entities, (c) deadlines for filing Claims based on amendments or supplements to the Debtors’ Schedules, and (d) deadlines for rejection damages Claims.
     KCC had received approximately 3,900 Proofs of Claim in the approximate aggregate amount of $7.9 billion (excluding Intercompany Claims). Based upon a general reconciliation of the Debtors’ books and records, the Debtors believe that many of the filed Proofs of Claim are invalid, untimely, duplicative, or overstated, and, have therefore calculated the recoveries under the Plan with the assumption that such Claims will be expunged from the Claims Register.
2.	Omnibus Claim Objections
     On February 18, 2010, the Bankruptcy Court approved the first and second omnibus claim objections filed by the Debtors [Docket Nos. 2266, 2367]. Through the first omnibus objection, the Debtors objected to Proofs of Claim totaling approximately $12.7 million that were exact duplicates of other Proofs of Claim filed by the same claimant against the same Debtor entity on account of the same liability and Proofs of Claim that were asserted based on ownership of an equity interest in the Debtors. Through the second omnibus objection, the

Debtors objected to Proofs of Claim totaling approximately $14 million that had been amended by a later filed Proof of Claim.
     On February 12, 2010, the Debtors filed their third and fourth omnibus claim objections [Docket Nos. 2000, 2001]. Through the third omnibus objection, the Debtors objected to Proofs of Claim totaling approximately $31.5 million that were: (a) exact duplicates of other Proofs of Claim filed by the same claimant against the same Debtor entity on account of the same liability, (b) amended by a later filed Proof of Claim, (c) asserted based on ownership of an equity interest in the Debtors, or (d) filed without supporting documentation to substantiate the validity of such Claims. In the fourth omnibus objection the Debtors objected to Proofs of Claim totaling approximately $50 million that are duplicative of other filed or deemed to be filed Proofs of Claim. The hearing on the third and fourth omnibus objections is scheduled for March 16, 2010.
     On March 12, 2010, the Debtors filed their fifth and sixth omnibus Claim objections [Docket Nos. 2522, 2523]. Through the fifth omnibus objection, the Debtors objected to Proofs of Claim totaling approximately $3.9 million that were: (a) exact duplicates of other Proofs of Claim filed by the same claimant against the same Debtor entity on account of the same liability, (b) amended by a later filed Proof of Claim, (c) asserted based on ownership of an equity interest in the Debtors, (d) filed without supporting documentation to substantiate the validity of such Claims, or (e) filed against a Debtor, which does not have any liability for such Claims. Through the sixth omnibus Claim objection, the Debtors objected to Proofs of Claim totaling approximately $135.6 million that are either duplicative of other filed Proofs of Claim or that are not based on a liability owed by any Debtor. The hearing on the fifth and sixth omnibus Claim objections is scheduled for April 13, 2010.
3.	De Minimis Settlement Procedures
     On July 17, 2009, the Bankruptcy Court approved the Debtors’ motion seeking approval of certain procedures for settling de minimis Claims [Docket No. 601]. Under the de minimis settlement procedures, the Debtors may settle Claims for $0.5 million or less without further notice or order of the Bankruptcy Court, provided that the Debtors give the Creditors’ Committee, and agent to the Term Loan Facility notice within seven Business Days of any Claim settled by one or more of the Debtors. For Claims settled for $0.5 million to $1.5 million the Debtors may settle the Claim only if ten days notice is given to the United States Trustee, Creditors’ Committee, and agent to the Term Loan Facility and no objection is received from such parties within those ten days. If no objection is received, the Bankruptcy Court must approve the proposed settlement.
4.	Settlements
     During the pendency of the Chapter 11 Cases, the Debtors have resolved numerous disputes with Creditors through settlements. For instance, the Debtors have resolved each of the adversary complaints filed by or against them through a settlement agreement and have also obtained Bankruptcy Court approval to enter into various other settlements with Creditors during the Chapter 11 Cases. To date, three adversary complaints have been filed in the Chapter 11 Cases. The Debtors have resolved each of these adversary complaints through a consensual settlement agreement. First, on June, 29, 2009, Summit Polymers, Inc. filed an adversary proceeding against Visteon Corporation seeking a declaratory judgment that it was entitled to cash-in-advance payment terms as adequate assurance of the Debtors’ future performance.30 On September 2, 2009, Summit Polymers, Inc. withdrew its adversary proceeding. Second, on June, 29, 2009, Visteon Corporation filed an adversary case against Jabil Circuit, Inc. (“Jabil”) seeking the turnover of certain specialized equipment and an injunction to compel Jabil to comply with the automatic stay.31 On October 13, 2009, the Debtors’ adversary proceeding against Jabil was dismissed without prejudice following the Bankruptcy Court’s approval of a modified supply agreement between the Debtors and Jabil. Lastly, on June 19, 2009, Calsonic Kansei North America (“Calsonic”) filed an adversary case against Visteon Corporation, VC Regional Assembly & Manufacturing LLC, and GCM Visteon Automotive Systems seeking a declaratory judgment that it had a right to setoff certain amounts owed to Visteon Corporation against amounts that VC Regional Assembly & Manufacturing LLC and GCM Visteon Automotive Systems, LLC owed Calsonic.32 On February 18, 2010, the Bankruptcy Court signed an order authorizing the Debtors to enter into a settlement agreement with Calsonic and dismissing the adversary proceeding [Docket No. 2361]. The settlement allowed Calsonic to execute certain setoffs and obligated the Debtors to pay Calsonic’s 503(b)(9) Claim in exchange for Calsonic’s agreement to assist the Debtors with the removal of certain tooling equipment.
     The Debtors have also sought and received Bankruptcy Court approval for entry into numerous settlements pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure. For example, on February 18, 2010, the Bankruptcy Court approved a settlement between the Debtors and the Charter Township of Van Buren [Docket No. 2244]. Pursuant to this settlement, the Debtors will pay the township $2.2 million in Cash and allow the township a General Unsecured Claim for approximately $9.8 million. This settlement resolved a tax dispute based on the value of the Debtors’ headquarters located in the township and prevented potentially protracted and costly litigation with an uncertain outcome. The Debtors expect significant tax benefits going-forward as a result of the settlement.
     Also, on February 18, 2010, the Bankruptcy Court approved a settlement agreement between the Debtors and International Business Machines Corporation (“IBM”) which provided for beneficial amendments to a ten year outsourcing agreement with IBM under which Visteon outsources most of its information technology needs on a global basis, including mainframe support services, data centers, customer support centers, application development and maintenance, data network management, desktop support, disaster recovery, and web hosting (“IBM Outsourcing Agreement”) [Docket No. 2241]. Under the settlement agreement, the Debtors assumed the IBM Outsourcing Agreement and agreed to the payment of cure amounts totaling approximately $11.0 million in connection therewith. The costs under the amended and assumed IBM Outsourcing Agreement are expected to aggregate approximately $37 million during the remaining term of the agreement. Expenses incurred under the IBM Outsourcing Agreement were approximately $80 million in 2009, $100 million in 2008, and $200 million in 2007. Thus, the settlement agreement significantly reduced the costs of the agreement going-forward and enhanced the value of the Debtors’ Estates.

30	Summit Polymers, Inc. v. Visteon Corp., No. 09-51131 (Bankr. D. Del. June 29, 2009).

31	Visteon Corp. v. Jabil Circuit, Inc.,. No. 09-51139 (Bankr. D. Del. June 29, 2009).

32	Calsonic Kansei North America v. Visteon Corp., No. 09-51069 (Bankr. D. Del. June 19, 2009).

5.	UK Pension Claims
     On March 31, 2009, Visteon UK Limited (“VUK”), a company organized under the laws of England and Wales and an indirect, wholly-owned non-Debtor subsidiary of Visteon Corporation, filed for administration under the United Kingdom Insolvency Act of 1986 with the High Court of Justice, Chancery division in London, England. The United Kingdom (“UK”) administration was initiated in response to continuing operating losses of VUK, mounting labor costs, and the related demand on Visteon’s cash flows. The effect of VUK’s entry into administration was to place the management, affairs, business and property of VUK under the direct control of the certain individuals from KPMG LLP (“KPMG”) as joint administrators of VUK.
     VUK is the employer in respect of the VUK Pension Plan. As a result of VUK’s administration and the VUK Pension Plan’s funding liabilities, it is likely that the VUK Pension Plan will enter the Pension Protection Fund (a fund established pursuant to the UK Pensions Act 2004 to pay pension benefits to members of defined benefit pension plans, or “schemes,” of employers in respect of which a “qualifying insolvency event” has occurred, as such term is defined in the UK Pensions Act 2004 (the “PPF”). The VUK Pension Plan is currently in a PPF assessment period to determine whether it is eligible to enter the PPF.
     On October 15, 2009, the Visteon UK Pension Trustees Limited, in its capacity as trustee of the VUK Pension Plan and on behalf of the beneficiaries of the VUK Pension Plan, and the Board of the PPF, filed Proofs of Claim against each of the Debtors asserting contingent and unliquidated Claims pursuant to the UK Pensions Act 2004 and the UK Pensions Act 1995 for liabilities related to a funding deficiency of the VUK Pension Plan. The Proofs of Claim allege that the VUK Pension Plan had a funding deficiency of approximately $555 million as of March 31, 2009.
     On June 26, 2009, the UK Pensions Regulator advised KPMG, as administrators of VUK, that it was investigating whether there were grounds for regulatory intervention under section 38 (with respect to contribution notices33) and/or section 43 (with respect to financial support directions) of the UK Pensions Act 2004 in relation to the VUK Pension Plan. That investigation is ongoing.34 The UK Pensions Regulator has also requested certain information from several Visteon entities, including certain Debtors, as part of this investigation. The Debtors have been cooperating with the UK Pensions Regulator and have provided the UK Pensions Regulator with responsive information. The Debtors do not believe that there are grounds which would justify the exercise of the UK Pensions Regulator’s “moral hazard” powers with respect to the VUK Pension Plan. The Debtors therefore dispute that any basis exists for the UK Pensions Regulator to seek contribution or financial support from any of the affiliated Visteon Entities outside the UK with respect to these Claims. As a result, the Debtors believe that the Claims asserted by the Visteon UK Pension Trustees Limited against the Debtors will not ultimately be Allowed.

33	A contribution notice is a notice requiring a person to pay into a pension plan an amount of up to the Section 75 Debt (defined below) due. The UK Pensions Regulator has the power to issue such a notice, under section 38 and 38A of the UK Pensions Act 2004, in certain defined situations, although it each case it is subject to a reasonableness test taking into account the factors set out in the statute.

34	As described below, the UK Pensions Regulator has certain statutory “moral hazard” powers to protect the benefits of members of work based pension plans, including by requiring a company to make payments to, or otherwise financially support, such plans.

However, if such Claims are Allowed, the estimated recoveries to General Unsecured Creditors under the Plan would be materially reduced. The Debtors reserve their rights with respect to all procedural and substantive issues regarding the Proofs of Claim and with respect to the acts of the UK Pensions Regulator, the Visteon UK Pension Trustees, and the PPF.
     Another non-Debtor wholly-owned subsidiary of VIHI located in the UK, Visteon Engineering Services Limited (“VES”) sponsors the VES Pension Plan, a defined benefit plan, on account of which the plan’s trustee—Visteon Engineering Services Pension Trustees Limited—submitted Proofs of Claim against each of the Debtors asserting contingent and unliquidated claims pursuant to the UK Pensions Act 2004 and the UK Pensions Act 1995 for liabilities related to an alleged funding deficiency of the VES Pension Plan.35 As the plan sponsor of the VES Pension Plan, VES is obligated to provide pension benefits that had previously accrued to certain of its employees under the VUK Pension Plan. According to the Proofs of Claim filed on account of the VES Pension Plan, the UK Pensions Regulator has advised the trustee for the VES Pension Plan that it has begun investigating funding issues related to the VES Pension Plan. The Proofs of Claim allege that the VES Pension Plan had a funding deficiency of approximately $118.1 million as of March 31, 2009. The Debtors do not believe that there are grounds which would justify the exercise of the UK Pensions Regulator’s “moral hazard” powers with respect to the VES Pension Plan and the Debtors dispute that any basis exists for the UK Pensions Regulator to seek a contribution or financial support from any of the affiliated Visteon Entities outside the UK with respect to these Claims. The Debtors therefore believe that the Claims asserted by the Visteon Engineering Services Pension Trustees Limited against the Debtors will not ultimately be Allowed. However, if such Claims are Allowed, the estimated recoveries to holders of General Unsecured Claims under the Plan would be materially reduced. The Debtors reserve their rights with respect to all procedural and substantive issues regarding the Proofs of Claim and with respect to the acts of the UK Pensions Regulator, the Visteon Engineering Services Pension Trustees Limited, and the PPF.
     The financial support direction provisions of the UK Pensions Act 2004 may require a target company (for example, one of the Debtors) to arrange financial support for an underfunded UK defined benefit pension plan. The UK Pensions Regulator may issue a financial support direction to a target company if the following factors are met: (a) the target company is associated or connected with the employer; (b) the employer is insufficiently resourced or a service company; and (c) it is reasonable under the circumstances to issue a financial support direction. First, a target company may be associated or connected with the employer. In sum, under UK law a company is associated with another company if the same person has control of it, meaning: (i) that the company’s directors follow his directions or instructions; or (ii) he can exercise or control one-third or more of the votes in any general meeting of that company or a controlling company. Because VUK and VES are wholly owned companies of VIHI, they likely would be deemed to be controlled by VIHI and Visteon Corporation. Second, an employer is considered to be insufficiently resourced if the value of the employer’s resources is less than 50% of the amount due from an employer to the pension plans under Section 75 of the U.K. Pensions Act 1995 (the “Section 75 Debt”) and an associated company (or more than one company) has resources that are greater than the difference between

35	It should be noted that VES also maintains a defined contribution plan to provide benefits to employees for future services. Visteon Engineering Services Pension Trustees Limited has not made a Claim under the defined contribution plan.

the employer company’s resources and 50% of the Section 75 Debt. The Debtors continue to analyze whether VUK and VES were insufficiently resourced and reserve their rights on this issue. An employer is considered to be a “service company” if it is a company within the meaning of section 735(1) of the Companies Act 1985, it is a member of a group of companies, and its turnover is solely or principally derived from amounts charged for the provision of the services of its employees to other members of the group.36
     With respect to the final prong, the Debtors do not believe the UK Pensions Regulator can satisfy the reasonableness test for issuing a financial support direction. Factors that the UK Pensions Regulator must consider in determining whether issuance of a financial support direction is reasonable include: (a) the relationship between the target company and the employer; (b) the value of any benefits received by the target company from the employer; (c) the target company’s connection or involvement with the relevant pension plan, if any; and (d) the financial circumstances of the target company. The Debtors believe that each of these factors weigh against the issuance of a financial support direction and thus, the UK Pensions Regulator does not have legitimate grounds which would justify issuing a financial support direction.37
     If the UK Pensions Regulator were to issue a financial support direction or contribution notice against any of the Debtors with respect to the VUK Pension Plan and/or the VES Pension Plan, the Debtors may be required to satisfy such Claims. The Claims asserted on account of the VUK Pension Plan and VES Pension Plan are prepetition General Unsecured Claims that, if Allowed, would substantially dilute Creditor recoveries. Further, if the Claims were Allowed against VIHI, they may receive distributions ahead of all other General Unsecured Creditors and the holders of the 12.25% Senior Notes Claim—similar to the priority of the PBGC in a U.S. pension termination scenario—which could preclude any recovery to any other Class of unsecured Claims.
6.	Ford Investigation and the Creditors’ Committee’s 2004 Discovery Motions
     The Debtors are in the process of analyzing the potential avoidance of prepetition transfers under sections 362, 510, 542, 543, 547, and 548 of the Bankruptcy Code. During the Chapter 11 Cases, the Creditors’ Committee sought to prosecute certain Causes of Action against Ford as the ABL Lender on behalf of the Debtors’ Estates, including seeking to avoid Ford’s Liens and security interests in certain Estate property. See Motion of the Official Committee of Unsecured Creditors Requesting Authorization to Prosecute Certain Claims on Behalf of the Debtors’ Estates [Docket No. 988]. Thereafter, the Creditors’ Committee and Ford engaged in negotiations and the parties agreed that all Liens and security interests of Ford in certain property, including certain deposit accounts, motor vehicles, commercial tort claims and federally registered copyrights, were avoided under section 544 of the Bankruptcy Code. See Stipulation on Motion of the Official Committee of Unsecured Creditors Requesting

36	If the UK Pensions Regulator thinks it appropriate to issue a financial support direction, it will issue a warning notice to all those parties it feels may be directly affected by it. The warning notice will subsequently be considered by the Determinations Panel, an independent panel of the UK Pensions Regulator, that will determine whether a financial support direction may be issued. If the Determinations Panel determines a financial support direction may be issued, the target has a 28 day period to appeal to the Pension Regulator Tribunal.

37	If the UK Pensions Regulator issues a financial support direction against one or more of the Visteon Entities and such financial support direction is not complied with, pursuant to section 47 of the UK Pensions Act 2004, the UK Pensions Regulator has the power, subject to a test of reasonableness, to issue a contribution notice for the target entity’s failure to comply therewith.

Authorization to Prosecute Certain Claims on Behalf of the Debtors’ Estates [Docket No. 1304].38 Pursuant to section 551 of the Bankruptcy Code, this property is thus preserved for the benefit of the Debtors’ Estates. Both parties reserved their rights with respect to Ford’s security interests in certain tax refunds received by the Debtors.
     In December, the Creditors’ Committee filed several motions for leave to seek discovery pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure. In addition to seeking leave to take discovery from the Debtors, the Creditors’ Committee also sought to take discovery from: (a) Ford, the Debtors’ largest customer; (b) PricewaterhouseCoopers LLP, the Debtors’ auditor; (c) Halla Korea, one of the Debtors’ key Affiliates; and (d) Hyundai, another of the Debtors’ largest customers [Docket Nos. 1459, 1465, 1503, 1517, 1522]. The Debtors worked cooperatively with the Creditors’ Committee to satisfy the document production requests without need for Bankruptcy Court intervention.
     Ultimately, in connection with alternative plan structure negotiations with the Creditors’ Committee that began in December, the Debtors were able to reach an agreement with the Creditors’ Committee to twice continue the hearing on the Creditors’ Committee’s 2004 motions to conduct discovery of the Debtors and PricewaterhouseCoopers LLP to the omnibus hearing scheduled for February 18, 2010 and March 16, 2010, respectively [Docket Nos. 1635, 1915]. The Creditors’ Committee also agreed to withdraw its 2004 motions to conduct discovery of Hyundai and Halla Korea without prejudice [Docket No. 1635].
     In the Debtors’ judgment, protracted litigation against Ford, PricewaterhouseCoopers LLP, Halla Korea, or Hyundai could delay or prevent the Debtors’ emergence from bankruptcy and could put the Debtors’ business plan at risk. The Plan includes a condition precedent for a resolution of matters relating to Ford. In the event of such resolution, the Debtors would anticipate providing Ford a release of liability pursuant to the Plan consistent with Federal Rule of Bankruptcy Procedure 9019.
7.	Maintaining Exclusive Right to File a Plan of Reorganization
     Section 1121(b) of the Bankruptcy Code establishes an initial period of 120 days after the Bankruptcy Court enters an order for relief under chapter 11 of the Bankruptcy Code during which only the debtor may file a plan. Without further order of the Bankruptcy Court, the Debtors’ initial exclusivity period to file a plan would have expired on September 25, 2009. By order dated October 8, 2009, the Bankruptcy Court extended the Debtors’ exclusivity periods through and including December 10, 2009 (to file a plan) and through and including February 10, 2010 (to solicit acceptances) [Docket No. 1109]. The order authorizing these extensions reserved the Debtors’ right to seek additional extensions of these exclusivity periods.
     The Debtors filed a motion on December 9, 2009 requesting an additional extension of their exclusive right to file a plan of reorganization through and including February 18, 2010 [Docket No. 1431]. The scheduled hearing on this motion was set for January 21, 2010. On January 15, 2010, the Bankruptcy Court approved the Stipulation Resolving the Debtors’ Motion

38	Avoidance of the ABL Lenders’ Liens and security interests in the deposit accounts are subject to the ABL Lender’s right to prove that it had a perfected security interests in such accounts as of the Petition Date.

to Extend the Debtors’ Exclusive Periods to File a Chapter 11 Plan and to Solicit Votes Thereon [Docket No. 1634]. The stipulation between the Debtors and the Creditors’ Committee extended the Debtors’ exclusive periods to file a plan of reorganization through and including February 18, 2010, and correspondingly, to solicit votes for the plan through and including April 22, 2010, and required the Debtors to file a motion seeking a further extension of exclusivity by February 4, 2010. On February 8, 2010, the Bankruptcy Court approved another stipulation between the Debtors and Creditors’ Committee extending the exclusive period for the Debtors to file a plan of reorganization to March 16, 2010 [Docket No. 1915]. On February 17, 2010, the Debtors filed their second motion to extend their exclusive periods to file and solicit votes for their plan of reorganization to April 30, 2010 and July 30, 2010, respectively [Docket No. 2133]. The motion will be heard at the omnibus hearing scheduled for March 16, 2010.
J.	Negotiations Relating to the Development of the Plan
1.	The December 17, 2009 Plan of Reorganization
     On December 17, 2009, the Debtors filed the Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Code [Docket No. 1475]. Based on the valuation of the Debtors’ Estates as of December 17, 2009 and the Term Loan Lenders’ secured position in the Debtors’ capital and corporate structure, the plan contemplated that the Term Loan Lenders would receive a 100% recovery on their Claims, which would equate to an approximate 96.2% implied equity ownership interest in Reorganized Visteon and that the PBGC would receive a 12% recovery on its Claims, which would equate to an approximate 3.8% implied equity ownership interest in Reorganized Visteon. The plan was predicated on the termination of certain of the Debtors’ Pension Plans in order to ensure the Term Loan Lenders would consent to equitization of their Secured Claims. As explained herein, a substantial portion of the Debtors’ enterprise value is attributable to their interests in certain non-Debtor foreign Affiliates, which flows upstream through the Foreign Stock Holding Companies, against which the Term Loan Lenders hold the only Secured Claims. The only other potential Claims against the Foreign Stock Holding Companies would have been the unsecured Claims the PBGC would hold upon termination of the Pension Plans as a result of section 4062(a) of ERISA. Thus, after satisfaction of the Term Loan Facility Claims from the assets of the Foreign Stock Holding Companies, the PBGC would have been entitled to receive any further distributions from the Foreign Stock Holding Companies’ assets, including from the Foreign Stock Holding Companies’ unencumbered equity interests in their foreign subsidiaries. The remaining assets of the Foreign Stock Holding Companies would not have fully satisfied the PBGC’s Claims upon termination of the Pension Plans. Accordingly, the December 17, 2009 plan of reorganization provided for no recovery for holders of General Unsecured Claims.
     At the time of the December plan filing, the Debtors noted that they would be receptive to alternatives that would not result in Pension Plan termination to the extent those alternatives would not render the Plan unconfirmable due to feasibility issues, lack of necessary creditor consent, or other factors. Given their debt capacity limitations, the Debtors made clear that absent a substantial junior capital infusion, a plan could not be confirmed without the consent of the Term Loan Lenders whose Claims would be need to be equitized under the circumstances present at that time. As of December 17, 2009, no party had presented the Debtors with any letters of intent, commitment letters, term sheets, or illustrative proposals for a potential new junior capital infusion. And no junior Creditor constituent had agreed to become restricted by signing a non-disclosure agreement or conducted any due diligence other than through the advisors to the Creditors’ Committee and the advisors to an ad hoc group of bondholders that formed in the autumn of 2009.
2.	Post-December 17 Plan Proposals
     Since the filing of the December 17, 2009 plan, certain bondholders and their advisors approached the Debtors regarding potential alternative plan proposals that would be more inclusive of unsecured Creditors. In particular, the prospect of no recovery for bondholders, the freshening of the capital markets, the Debtors’ operational success (notwithstanding the pendency of these chapter 11 cases), and signs of a potential rebound in the automotive sector precipitated major institutions, who hold substantial amounts of the Debtors’ 7.00% Senior Notes, 8.25% Senior Notes, and 12.25% Senior Notes to reach out to the Debtors and the Creditors’ Committee regarding the possibility of entering into a backstopped rights offering to raise junior capital. On January 15, 2010, the Debtors, Ford, as ABL Lender, the Term Loan Lenders, and Creditors’ Committee reached a “stand still” agreement to allow each of the parties the opportunity to explore whether alternative plan structures may be viable. On January 19, 2010, one of the Debtors’ bondholders sent the Debtors a proposed plan and rights offering term sheet contemplating a fully backstopped $900 million equity commitment. On January 26, 2010, the Debtors and that bondholder executed a confidentiality agreement to allow the bondholder to begin to conduct diligence in connection with its proposal.
     On February 1, 2010, 30 of the Debtors’ bondholders (including the bondholder that submitted the term sheets on January 19, 2010) putatively representing a majority in amount of all the 7.00% Senior Notes Claim, 8.25% Senior Notes Claim, and 12.25% Senior Notes Claim submitted a plan term sheet premised on a backstopped $950 million rights offering along with a signed, but highly conditional, equity commitment letter. On or around February 8, 2010, the Debtors and certain of the bondholders that had expressed a willingness to backstop a right offering (the “Restricted Backstop Parties”) completed several weeks of negotiations and executed confidentiality agreements to enable access to the comprehensive data room maintained by the Debtors. The Debtors’ senior management team and its financial advisors have met with the Restricted Backstop Parties and their advisors on several occasions to, among other things, provide them with a comprehensive overview of the Debtors’ business plan and facilitate their diligence efforts. While the Debtors have fully engaged the Restricted Backstop Parties’ diligence efforts for the last several weeks, several issues remain with respect to the alternative plan proposal, including whether the funding will actually materialize, whether the alternative plan would over-leverage the Debtors and result in loss of customer business, whether reinstatement of any unpaid Term Loan Facility debt is legally feasible, and the desirability of the proposed transaction in light of the related costs, fees, and execution risks.
3.	Development of the Proposed Plan
     In parallel with negotiations with the Creditors’ Committee and individual bondholders, the Debtors have also been in active and near continuous discussions with the Term Loan Lenders regarding modifications to the December 17, 2009 plan of reorganization, which would provide for the maintenance of the Debtors’ Pension Plans and provide a recovery to the

Debtors’ bondholders and general unsecured Creditors. These negotiations led to the development and filing of the Plan. As explained in greater detail in Article VII.D hereof, Rothschild, the Debtors’ investment banker, has updated the Valuation Analysis put forth in the December 17, 2009 plan to take into account, among other things, adjustment of the Debtors’ business plan based on 2009 results, projected sales volumes and industry conditions going-forward, maintenance of the Debtors’ Pension Plans, and stabilization of the credit markets. Taken together, these factors have led to an increase in the Distributable Equity Value of Reorganized Visteon and allow for improved recoveries for all constituencies compared to those recoveries proposed in the Debtors’ December 17, 2009 plan.
ARTICLE VI.
PLAN SUMMARY
A.	Overview of Chapter 11
     Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor can reorganize its business for the benefit of itself, its creditors, and interest holders. Chapter 11 also strives to promote equality of treatment for similarly situated creditors and similarly situated interest holders with respect to the distribution of a debtor’s assets.
     The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of a debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor-in-possession.”
     The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against, and interests in, a debtor. Confirmation of a plan of reorganization makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity holder in the debtor, whether or not such creditor or equity holder is impaired under or has accepted the plan, or receives or retains any property under the plan. Subject to certain limited exceptions, and except as otherwise provided in the plan or the confirmation order itself, a confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the Plan and substitutes for those debts the obligations specified under the confirmed plan.
     A chapter 11 plan may specify that the legal, contractual, and equitable rights of the holders of claims or interests in certain classes are to remain unaltered by the reorganization effectuated by the plan. Such classes are referred to as “unimpaired” and, because of such favorable treatment, are presumed to accept the plan. Accordingly, a debtor need not solicit votes from the holders of claims or equity interests in such unimpaired classes. A chapter 11 plan also may specify that certain classes will not receive any distribution of property or retain any claim against a debtor. Such classes are deemed to reject the plan and, therefore, need not be solicited to vote to accept or reject the plan. Any classes that are receiving a distribution of property under the plan but are not “unimpaired” will be solicited to vote to accept or reject the plan.

     Section 1123 of the Bankruptcy Code provides that a plan of reorganization shall classify the claims of a debtor’s creditors and equity interest holders. In compliance therewith, the Plan divides Claims and Interests into various Classes and sets forth the treatment for each Class. The Debtors believe that the Plan has classified all Claims and Interests in compliance with section 1122 of the Bankruptcy Code, but it is possible that a holder of a Claim or Interest may challenge the classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In such event, the Debtors intend, to the extent permitted by the Bankruptcy Court and the Plan, to make such modifications of the classifications under the Plan to permit Confirmation and to use the Plan acceptances received in this solicitation for the purpose of obtaining the approval of the reconstituted Class or Classes of which the accepting holder is ultimately deemed to be a member. Any such reclassification could adversely affect the Class in which such holder was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan.
     THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT, AND THE EXHIBITS AND DEFINITIONS CONTAINED IN EACH DOCUMENT.
     THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN THE DOCUMENTS REFERRED TO IN THE PLAN. THE STATEMENTS CONTAINED IN THE DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENT OF SUCH TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN.
     THE PLAN ITSELF AND THE DOCUMENTS IN THE PLAN CONTROL THE ACTUAL TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN AND WILL, UPON THE OCCURRENCE OF THE EFFECTIVE DATE, BE BINDING UPON, AMONG OTHER ENTITIES, ALL HOLDERS OF CLAIMS AND INTERESTS, THE REORGANIZED DEBTORS, ALL ENTITIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THE DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND SUCH OTHER OPERATIVE DOCUMENT SHALL CONTROL.
B.	Overall Structure of the Plan
     The Plan provides for the discharge of Claims and Interests through the (1) issuance of New Visteon Common Stock or (2) payment of Cash to Trade Claims. Under the Plan, Reorganized Visteon shall issue New Visteon Common Stock to holders of Term Loan Facility

Claims, the 12.25% Senior Notes Claim, and General Unsecured Claims to provide these holders with a recovery in the form of Reorganized Visteon’s Distributable Equity Value of $1.920 billion. Based on the relative priorities of the Term Loan Facility Claims, 12.25% Senior Notes Claim, and General Unsecured Claims, Reorganized Visteon’s Distributable Equity Value shall be distributed to such Claims in the following respective percentages: 85.0% to the Term Loan Facility Claims; 6.0% - 6.4% to the 12.25% Senior Notes Claim; and 8.6% — 9.0% to the General Unsecured Claims. The holders of the Term Loan Facility Claims receive the highest percentage of Reorganized Visteon’s Distributable Equity Value based on their collateral position. Holders of the 12.25% Senior Notes Claim will receive a higher percentage of Distributable Equity Value than holders of other General Unsecured Claims based on guarantees provided by Visteon Corporation’s wholly-owned domestic operating subsidiaries under the 12.25% Senior Note Indenture against which holders of the General Unsecured Claims do not have Claims. After the 12.25% Senior Notes Claim receive the value from the wholly-owned domestic operating subsidiaries, the remaining Distributable Equity Value is then shared Pro Rata between the holders of the General Unsecured Claims.
     Holders of Trade Claims shall receive a Cash recovery from a pool of $23.9 million in Cash. Administrative Claims, DIP Facility Claims, Priority Tax Claims, Professional Claims, and certain other Secured Claims will be paid in full in Cash from Cash on hand and from the Debtors’ existing assets. All Interests in Visteon Corporation will be extinguished. Intercompany Interests and Intercompany Claims shall be reinstated in the Reorganized Debtors’ discretion.
C.	Administrative and Priority Claims
     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, DIP Facility Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in Article III of the Plan.
     1. Administrative Claims
     Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than of a Professional Claim), including any Allowed Administrative Claim of the Notes Trustee, will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either: (a) on the Effective Date, as soon as practicable thereafter, (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter, or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, pursuant to the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims, without any further action by the holders of such Allowed Administrative Claims. For the avoidance of doubt, all reasonable fees and expenses of the Notes Trustee (and its counsel, agents, and advisors) that are provided for under the Notes Indentures shall be paid in full in Cash without a reduction to the recoveries of applicable holders of Allowed Professional Claims. For the avoidance of doubt, all reasonable fees and expenses of the Notes Trustee (and its counsel, agents, and advisors) that are provided for under the Notes Indentures shall be paid in full in Cash without a reduction to the recoveries of applicable holders of Allowed Claims.
          a. Final Fee Applications All final requests for payment of Claims of a Professional shall be filed no later than 60 days after the Confirmation Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.
          b. Professional Fee Escrow Account In accordance with Article II.B.3 of the Plan, on the Confirmation Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds shall not be considered property of the estates of the Debtors or Reorganized Debtors, as applicable. The amount of Professional Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account when such Claims are Allowed by a Final Order. When all Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.
          c. Professional Fee Reserve Amount To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate their Professional Compensation prior to and as of the Confirmation Date and shall deliver such estimate to the Debtors no later than 10 days prior to the Confirmation Date, provided, however, that such estimate shall not be considered an admission with respect to the fees and expenses of such Professional. If a Professional does not provide an estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Professional. The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount.
          d. Post-Confirmation Date Fees and Expenses
     Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional, or other fees and expenses related to implementation and Consummation incurred by the Debtors or Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.
     2. DIP Facility Claims
     Except to the extent that a holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed DIP Facility Claim, each such Allowed Claim shall be paid in full in Cash on the Effective Date, or as soon as practicable thereafter, provided such payments shall be distributed to Wilmington Trust FSB as DIP Facility administrative agent, or such predecessor or successor thereto, if any, on behalf of holders of such Allowed Claims.
     3. Priority Tax Claims
     Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive one of the following treatments on account of such Claim: (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (b) Cash in an amount agreed to by the Debtor or Reorganized Debtor, as applicable, and such holder, provided, however, that such parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (c) at the option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.
D. Classification of Claims and Interests
     This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below pursuant to section 1122 of the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, Professional Claims, DIP Facility Claims, and Priority Tax Claims. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.
     Below is a chart assigning each Class a letter for purposes of identifying each separate Class.

Class	Claim or Interest	Status	Voting Rights
A	ABL Claims	Unimpaired	Presumed to Accept
B	Secured Tax Claims	Unimpaired	Presumed to Accept
C	Other Secured Claims	Unimpaired	Presumed to Accept
D	Other Priority Claims	Unimpaired	Presumed to Accept
E	Term Loan Facility Claim	Impaired	Entitled to Vote
F	12.25% Senior Notes Claim	Impaired	Entitled to Vote
G	General Unsecured Claims	Impaired	Entitled to Vote
H	Trade Claims	Impaired	Entitled to Vote
I	Intercompany Claims	Unimpaired	Presumed to Accept
J	Interests in Visteon Corporation	Impaired	Deemed to Reject

Class	Claim or Interest	Status	Voting Rights
K	Intercompany Interests	Unimpaired	Presumed to Accept
L	Section 510(b) Claims	Impaired	Deemed to Reject
E. Treatment of Classes of Claims and Interests
     1. Class A — ABL Claims
a.	Classification: Class A consists of all ABL Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class A Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class A Claim, each such holder of an Allowed Class A Claim shall be paid in full in Cash on the Effective Date, or as soon as practicable thereafter.

c.	Voting: Class A is Unimpaired, and holders of Allowed Class A Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class A Claims are not entitled to vote to accept or reject the Plan.
     2. Class B — Secured Tax Claims
a.	Classification: Class B consists of all Secured Tax Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class B Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class B Claim, each such holder of an Allowed Class B Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors, as applicable:
(i)	Cash on the Effective Date, or as soon as practicable thereafter, in an amount equal to such Allowed Class B Claim; or

(ii)	commencing on the Effective Date and continuing over a period not exceeding five years from the Petition Date, equal semi-annual Cash payments in an aggregate amount equal to such Allowed Class B Claim, together with interest at the applicable non-default contract rate under non-bankruptcy law, subject to the sole option of the Debtors or the Reorganized Debtors to prepay the entire amount of such Allowed Claim; or

(iii)	regular Cash payments in a manner not less favorable than the most favored non-priority unsecured Claim provided for by the Plan.

c.	Voting: Class B is Unimpaired, and holders of Allowed Class B Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class B Claims are not entitled to vote to accept or reject the Plan.
     3. Class C — Other Secured Claims
a.	Classification: Class C consists of all Other Secured Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class C Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class C Claim, each such holder of an Allowed Class C Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:
(i)	have its Allowed Class C Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder of an Allowed Class C Claim to demand or receive payment of such Allowed Class C Claim prior to the stated maturity of such Allowed Class C Claim from and after the occurrence of a default; or

(ii)	receive Cash in an amount equal to such Allowed Class C Claim, including any interest on such Allowed Class C Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Class C Claim becomes an Allowed Class C Claim, or as soon as practicable thereafter; or

(iii)	receive the collateral securing its Allowed Class C Claim and any interest on such Allowed Class C Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code.
c.	Voting: Class C is Unimpaired, and holders of Allowed Class C Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class C Claims are not entitled to vote to accept or reject the Plan.
     4. Class D — Other Priority Claims
a.	Classification: Class D consists of all Other Priority Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class D Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class D Claim, each such holder of an Allowed Class D Claim shall be paid in full in Cash on the later of (i) the Effective Date, or as soon as practicable thereafter and (ii) the date such Class D Claim becomes Allowed, or as soon as practicable thereafter.
c.	Voting: Class D is Unimpaired, and holders of Allowed Class D Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class D Claims are not entitled to vote to accept or reject the Plan.
     5. Class E — Term Loan Facility Claim
a.	Classification: Class E consists of the Term Loan Facility Claim.

b.	Allowance: On the Effective Date, the Term Loan Facility Claim shall be Allowed in the aggregate amount of $1.629 billion, measured as of June 29, 2010, plus, if applicable, any interest accrued on such Allowed Claim between June 30, 2010 and the Effective Date.

c.	Treatment: Except to the extent that a holder of the Allowed Class E Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each portion of the Allowed Class E Claim, each such holder of the Allowed Class E Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata portion of 85.0% of the Distributable Equity Value.

For the avoidance of doubt, the consideration provided under Article III.B5C of the Plan shall be the sole source of recovery for the Allowed Class E Claims, and holders of the Class E Claims shall have no recourse against any non-Debtor Affiliates, and shall have been deemed to waive any and all claims against any non-Debtor Affiliates.

d.	Voting: Class E is Impaired and holders of Allowed Class E Claims are entitled to vote to accept or reject the Plan.
     6. Class F — 12.25% Senior Notes Claim
a.	Classification: Class F consists of the 12.25% Senior Notes Claim.

b.	Allowance: On the Effective Date, the 12.25% Senior Notes Claim shall be Allowed in the aggregate amount of $216.65 million.

c.	Treatment: Except to the extent that a holder of the Allowed Class F Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every portion of the Allowed Class F Claim, each such holder of the Allowed Class F Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata portion of approximately 6.0% of the Distributable Equity Value. For the avoidance of doubt, the consideration provided under Article III.B.6.c of the Plan shall be the sole source of recovery for the Allowed Class F Claim, and holders of the Class F Claim shall have no recourse against any non-Debtor Affiliates and shall have been deemed to waive any and all claims against any non-Debtor Affiliates.

d.	Voting: Class F is Impaired and holders of Allowed Class F Claims are entitled to vote to accept or reject the Plan.
     7. Class G — General Unsecured Claims
a.	Classification: Class G consists of the General Unsecured Claims.

b.	Allowance: On the Effective Date, the 7.00% Senior Notes Claim, a component of the Class G Claims, shall be Allowed in the aggregate amount of $457.54 million, and the 8.25% Senior Notes Claim, a component of the Class G Claims, shall be Allowed in the aggregate amount of $211.48 million. The Other General Unsecured Claims shall be Allowed in accordance with the terms of the Plan.

c.	Treatment: Except to the extent that a holder of the Allowed Class G Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every portion of the Allowed Class G Claim, each such holder of the Allowed Class G Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata portion of approximately 9.0% of the Distributable Equity Value.

d.	Voting: Class G is Impaired and holders of Allowed Class G Claims are entitled to vote to accept or reject the Plan.
     8. Class H — Trade Claims
a.	Classification: Class H consists of all Trade Claims.

b.	Treatment: Except to the extent that a holder of an Allowed Class H Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each and every Allowed Class H Claim, each such holder of an Allowed Class H Claim shall receive on the Effective Date, or as soon as practicable thereafter, its Pro Rata share of $23.9 million.

c.	Voting: Class H is Impaired and holders of Allowed Class H Claims are entitled to vote to accept or reject the Plan.
     9. Class I — Intercompany Claims
a.	Classification: Class I consists of all Intercompany Claims.

b.	Treatment: Holders of Allowed Class I Claims shall not receive any distributions on account of such Allowed Class I Claims; provided, however, the Debtors reserve the right to reinstate any or all Allowed Class I Claims on or after the Effective Date.

c.	Voting: Class I is Unimpaired, and holders of Allowed Class I Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class I Claims are not entitled to vote to accept or reject the Plan.
     10. Class J — Interests in Visteon Corporation
a.	Classification: Class J consists of all Interests in Visteon Corporation.

b.	Treatment: On the Effective Date, Allowed Class J Interests shall be deemed automatically cancelled without further action by the Debtors or Reorganized Debtors and the obligations of the Debtors and Reorganized Debtors thereunder shall be discharged.

c.	Voting: Class J is Impaired and holders of Allowed Class J Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Allowed Class J Interests are not entitled to vote to accept or reject the Plan.
     11. Class K — Intercompany Interests
a.	Classification: Class K consists of all Intercompany Interests.

b.	Treatment: Holders of Allowed Class K Interests shall not receive any distributions on account of such Allowed Class K Interests; provided, however, the Debtors reserve the right to reinstate any or all Allowed Class K Interests on or after the Effective Date.

c.	Voting: Class K is Unimpaired, and holders of Allowed Class K Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Allowed Class K Interests are not entitled to vote to accept or reject the Plan.
     12. Class L — Section 510(b) Claims
a.	Classification: Class L consists of all Section 510(b) Claims.

b.	Treatment: Holders of Allowed Class L Claims shall not receive any distributions on account of such Allowed Class L Claims. On the Effective Date, all Class L Claims shall be discharged.

c.	Voting: Class L is Impaired and holders of Allowed Class L Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the

Bankruptcy Code. Therefore, holders of Allowed Class L Claims are not entitled to vote to accept or reject the Plan.
F. Special Provision Governing Unimpaired Claims
     Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.
G. Provisions for Implementation of the Plan
     1. General Settlement of Claims
     Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.
     2. New Visteon Common Stock
     The issuance of the New Visteon Common Stock by Reorganized Visteon, including options for the purchase thereof or other equity awards, if any, providing for the issuance of New Visteon Common Stock, is authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Visteon, as applicable. Pursuant to the Plan, the Reorganized Visteon Charter shall authorize the issuance and distribution on or after the Effective Date of shares of New Visteon Common Stock to the Distribution Agent for the benefit of holders of Allowed Claims in each of Classes E, F, and G subject to dilution by the Management Equity Incentive Program. The New Visteon Common Stock may be issued in one or more classes, each of which shall have the same rights and privileges, and all of which shall vote as a single class. If a class of New Visteon Common Stock is issued that is not registered under the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as may be amended from time to time, it shall be freely convertible into the other class of New Visteon Common Stock, subject to compliance with applicable securities laws.
     All of the shares of New Visteon Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance referred to in Article III.B of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving all or any portion of such distribution or issuance.
     Reorganized Visteon shall use its commercially reasonable efforts to obtain approval of the New Visteon Common Stock for listing on the New York Stock Exchange as soon as reasonably practicable.

     3. Section 1145 Exemption
     Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities pursuant to the Plan and any and all settlement agreements incorporated therein will be exempt from the registration requirements of section 5 of the Securities Act. In addition, under section 1145 of the Bankruptcy Code, any Securities issued pursuant to the Plan and any and all settlement agreements incorporated therein will be freely transferable under the Securities Act by the recipients thereof, subject to (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, (b) the restrictions, if any, on the transferability of such Securities and instruments, and (c) any other applicable regulatory approval.
     Certain holders of New Visteon Common Stock pursuant to Article III.B may be entitled to customary registration rights and shall be subject to customary transfer restrictions following a public offering of the New Visteon Common Stock, in accordance with the terms and conditions of the Registration Rights Agreement
     4. Subordination
     The classification and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and any such rights shall be settled, compromised, and released pursuant to the Plan.
     5. Vesting of Assets in the Reorganized Debtors
     Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
     6. Cancellation of Notes, Instruments, Certificates and Other Documents
     On the Effective Date, except to the extent otherwise provided, all notes, instruments, Certificates, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or Reorganized Debtors and the non-Debtor Affiliates thereunder or in any way related thereto shall be discharged, provided, however, that notwithstanding Confirmation or occurrence of the Effective Date, any indenture or agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders to receive distributions under the Plan, and (b) allowing and preserving the rights of the ABL

Facility Administrative Agent, the DIP Facility Administrative Agent, the Term Loan Facility Administrative Agent, and the Notes Trustee, as applicable, to make distributions on account of Claims as provided in Article VII of the Plan.
     7. Issuance of New Securities; Execution of Plan Documents
     On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall issue all Securities, notes, instruments, Certificates, and other documents required to be issued pursuant to the Plan.
     8. Acquisition of Assets Held by Oasis Trust
     On the Confirmation Date, Visteon Corporation shall exercise its option under that certain Master Lease, dated October 31, 2002, as amended, to acquire from Oasis Trust all of its rights, title, and interests in and to that property located at One Village Center Drive, Van Buren Township, Wayne County, Michigan 48111, in accordance with the terms of such agreement and the Plan, and free and clear of all Liens, Claims, charges, or other encumbrances and stamp tax, transfer tax, and similar taxes pursuant to sections 1123(a)(5)(D), 1141(c), and 1146(a) of the Bankruptcy Code.
     9. Post-Confirmation Property Sales
     To the extent the Debtors or Reorganized Debtors, as applicable, purchase or sell any property prior to or including the date that is one year after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, may elect to purchase or sell such property pursuant to sections 363, 1123(a)(5)(D), 1141(c), and 1146(a) of the Bankruptcy Code.
     10. Corporate Action
     Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors shall, whether taken prior to or as of the Effective Date, be authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable. Such actions may include, without limitation (a) the adoption and filing of the Reorganized Visteon Charter and Reorganized Visteon Bylaws, (b) the appointment of the New Board, (c) the adoption and implementation of the Management Equity Incentive Plan, (d) the issuance and distribution of the New Visteon Common Stock, and (e) consummation and implementation of the Exit Financing Facility.
     11. Certificate of Incorporation and Bylaws
     The certificates of incorporation and bylaws (or other formation documents relating to limited liability companies, limited partnerships, or other forms of Entity) of the Debtors (other than Visteon Corporation) shall be amended in a form as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation and bylaws of Visteon Corporation shall be amended as may be required to be consistent with the provisions of the Plan and the Bankruptcy Code, and the form and substance of the Reorganized Visteon Charter and Reorganized Visteon Bylaws shall be included in the Plan Supplement. The certificate of incorporation of Reorganized Visteon shall be amended to, among other things, (a) authorize the issuance of the shares of New Visteon Common Stock; and (b) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting Equity Securities. After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective states, provinces, or countries of formation and its respective charters and bylaws.
     12. Effectuating Documents, Further Transactions
     On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required pursuant to the Plan.
     13. Section 1146(a) Exemption
     Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.
     14. Directors and Officers of Reorganized Visteon
     On the Effective Date, the term of the current members of the board of directors of Visteon Corporation shall expire, and the New Board shall be appointed. Subject to the Reorganized Visteon Bylaws relating to the filling of vacancies on the New Board, the members of the New Board as constituted on the Effective Date will continue to serve at least until the first annual meeting of stockholders after the Effective Date, which meeting shall not take place until at least 12 months after the Effective Date. The existing officers of Visteon Corporation shall serve in their current capacities in Reorganized Visteon. On and after the Effective Date, each director or officer of Reorganized Visteon shall serve pursuant to the terms of the Reorganized Visteon Charter, the Reorganized Visteon Bylaws, or other constituent documents, and applicable state corporation law.
     Reorganized Visteon shall be authorized to enter into those certain employment agreements listed on the Employment Agreement Schedule without any further action, order, or approval of the New Board or the Bankruptcy Court, as applicable.

     15. Directors and Officers of Reorganized Debtors Other Than Visteon Corporation
     Unless otherwise provided in the Debtors’ disclosure pursuant to section 1129(a)(5) of the Bankruptcy Code, the officers and directors of each of the Debtors other than Visteon Corporation shall continue to serve in their current capacities after the Effective Date. The classification and composition of the boards of directors of the Reorganized Debtors other than Reorganized Visteon shall be consistent with their respective new certificates of incorporation and bylaws. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of such new certificate of incorporation, bylaws, other constituent documents, and applicable state corporation law. In accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of any Person proposed to serve as an officer or director of the Reorganized Debtors other than Reorganized Visteon shall have been disclosed at or before the Confirmation Hearing.
     16. Pension Plans
     As of the Effective Date, the Reorganized Debtors shall continue the Pension Plans in accordance with, and subject to, their terms, ERISA, and the Internal Revenue Code, and shall preserve all of their rights thereunder.
     17. Incentive Plans and Employee Benefits
     Unless otherwise specified in Article IV.Q of the Plan, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall have the sole discretion to (a) amend, adopt, assume, and/or honor, in the ordinary course of business or as otherwise provided for herein, any contracts, agreements, policies, programs, and plans for, among other things, compensation, pursuant to the terms thereof or hereof, including any incentive plan, as applicable, including health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date, and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date.
     On the Effective Date, the Management Equity Incentive Program, the Incentive Program, as amended and described in the Plan Supplement, the Key Employee Incentive Plan, the Deferred Compensation Plan for Non-Employee Directors, and the Severance Program shall be deemed adopted, approved, and authorized without further action of the Reorganized Debtors or the New Board. Also, on the Effective Date, Reorganized Visteon shall adopt, approve, and authorize change in control agreements with respect to certain of Reorganized Visteon’s officers, substantially in the form contained in the Plan Supplement, without further action, order, or approval of the New Board.
     As of the Effective Date, Visteon Corporation shall reject the Pension Parity Plan, the Executive Separation Allowance Plan, the Supplemental Executive Retirement Plan, and the Visteon Corporation Deferred Compensation Plan. Without further action of the New Board, Reorganized Visteon shall, on the Effective Date, establish a new supplemental executive retirement plan and a new pension parity plan, each of which shall be substantially in the form contained in the Plan Supplement, and shall provide benefits to eligible active employees of Reorganized Visteon under such plans that are at least equal to the benefits accrued by such active employees under the Supplemental Executive Retirement Plan and the Pension Parity Plan as of one Business Day prior to the date of any further amendment of such plan. As of the Effective Date, such active employees shall be deemed to have waived any and all Claims arising under the Supplemental Executive Retirement Plan and the Pension Parity Plan.
     18. Intercompany Account Settlement
     The Debtors and the Reorganized Debtors, and their respective Affiliates, will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.
     19. Preservation of Rights of Action
     Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.
     The Reorganized Debtors reserve and shall retain the foregoing Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.
     20. Restructuring Transactions
     On or prior to the Effective Date, the Debtors or the Reorganized Debtors may enter into the following transactions and take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein, with the consent of the Requisite Holders. The Restructuring Transactions may include one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions as may be determined by the Debtors or the Reorganized Debtors, as applicable, to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the relevant entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provincial law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.
     21. Post-Effective Date Financing
     Unless otherwise refinanced in connection with the Exit Financing Facility, notwithstanding any provision in the Plan to the contrary or section 1141(c) of the Bankruptcy Code, the U.S. Bank L/C Facility Documents and the Currency Contracts, and all rights and obligations of, and Liens held by, the parties thereunder in connection therewith, shall survive and remain in full force and effect on and after the Effective Date in accordance with the terms of the U.S. Bank L/C Facility Documents and Currency Contracts, respectively, and the Final Orders entered on November 12, 2009 in connection therewith [Docket Nos. 1296 and 1297]. On the Effective Date, any and all rights and obligations of the Debtors under the U.S. Bank L/C Facility Documents and the Currency Contracts shall vest in, or become the obligations of, the applicable Reorganized Debtors.
     22. Corporate Existence
     Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and without any further notice to or action, order, or approval of the Bankruptcy Court or any other court of competent jurisdiction (other than any requisite filings required under applicable state, provincial, or federal law).
H. Treatment of Executory Contracts and Unexpired Leases
     1. Rejection of Executory Contracts and Unexpired Leases
     Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (a) is listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement; (b) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (c) is the subject of a motion to assume or reject pending as of the Effective Date; (d) is an Executory Contract related to any Intercompany Claim; or (e) is otherwise assumed pursuant to the terms herein.
     The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases, including under section 502(g) of the Bankruptcy Code, subject to compliance with the requirements herein.
     Further, the Plan Supplement will contain a schedule of “Rejected Executory Contracts and Unexpired Leases;” provided, however, that any Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected by an order of the Bankruptcy Court, and not listed in the schedule of “Rejected Executory Contracts and Unexpired Leases” will be rejected on the Effective Date, notwithstanding its exclusion from such schedule.
     2. Assumption of Executory Contracts and Unexpired Leases
     On the Effective Date, the Reorganized Debtors shall assume all of the Executory Contracts and Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired leases” in the Plan Supplement. With respect to each such Executory Contract and Unexpired Lease listed on the schedule of “Assumed Executory Contracts and Unexpired Leases” in the Plan Supplement, the Debtors shall have designated a proposed Cure, and the assumption of such Executory Contracts and Unexpired Leases may be conditioned upon the disposition of all issues with respect to such Cure. The Confirmation Order shall constitute an order of the Bankruptcy Court approving any such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

     3. Modifications, Amendments, Supplements, Restatements, or Other Agreements
     Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder.
     Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.
     4. Proofs of Claim Based on Executory
     Contracts or Unexpired Leases that Have Been Assumed
     Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including hereunder, except Proofs of Claim asserting Cure Claims, pursuant to the order approving such assumption, including the Confirmation Order, shall be deemed disallowed and expunged from the Claims Register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.
     5. Indemnification Obligations
     Each Indemnification Obligation shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such Indemnification Obligation is executory, unless such Indemnification Obligation previously was rejected by the Debtors pursuant to a Bankruptcy Court order, or is the subject of a motion to reject pending on the Effective Date. The Reorganized Debtors reserve the right to honor or reaffirm Indemnification Obligations other than those terminated by a prior or subsequent order of the Bankruptcy Court, whether or not executory, in which case such honoring or reaffirmation shall be in complete satisfaction, discharge, and release of any Claim on account of such Indemnification Obligation. Each Indemnification Obligation that is assumed, deemed assumed, honored, or reaffirmed shall remain in full force and effect, shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.
     6. Insurance Policies
     Each insurance policy shall be assumed by the applicable Debtor effective as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, to the extent such insurance policy is executory, unless such insurance policy previously was rejected by the Debtors pursuant to a Bankruptcy Court order, or is the subject of a motion to reject pending on the Effective Date, or is included in the schedule of “Rejected Executory Contracts and Unexpired Leases” contained in the Plan Supplement.

     7. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases
     With respect to each of the Executory Contracts or Unexpired Leases listed on the schedule of “Assumed Executory Contracts and Unexpired Leases,” the Debtors shall have designated a proposed Cure, and the assumption of such Executory Contract or Unexpired Lease shall be conditioned upon the disposition of all issues with respect to Cure. Such Cure shall be satisfied by the Debtors or their assignee, if any, by payment of the Cure in Cash on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court. Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by Cure, or by an agreed-upon waiver of Cure.
     Prior to the Confirmation Hearing, the Debtors shall file with the Bankruptcy Court and serve upon counterparties to such Executory Contracts and Unexpired Leases a notice of the proposed assumption that will (1) list the applicable Cure, if any, (2) describe the procedures for filing objections to the proposed assumption or Cure, and (3) explain the process by which related disputes will be resolved by the Bankruptcy Court. Except with respect to Executory Contracts and Unexpired Leases in which the Debtors and the applicable counterparties have stipulated in writing to payment of Cure, all requests for payment of Cure that differ from the amounts proposed by the Debtors must be filed with the Claims and Solicitation Agent on or before the Cure Bar Date. Any request for payment of Cure that is not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim for Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors of the amounts listed on the Debtors’ proposed Cure schedule, notwithstanding anything included in the Schedules or in any Proof of Claim to the contrary; provided, however, that nothing shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.
     If the Debtors or Reorganized Debtors, as applicable, object to any Cure or any other matter related to assumption, the Bankruptcy Court shall determine the Allowed amount of such Cure and any related issues. If there is a dispute regarding such Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assumption of any Executory Contract or Unexpired Lease and associated Cure will be deemed to have consented to such assumption and Cure. The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease after a

Final Order determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease is made.
     Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.
     8. Preexisting Obligations to the Debtors
     Under Executory Contracts and Unexpired Leases
     Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts.
     9. Claims Based on Rejection of Executory Contracts or Unexpired Leases
     Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date or the effective date of rejection. Any Proofs of Claim arising from the rejection of the Executory Contracts or Unexpired Leases that are not timely filed shall be disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall be classified as Other General Unsecured Claims against the applicable Debtor counterparty thereto.
     10. Contracts, Intercompany Contracts, and
     Leases Entered Into After the Petition Date
     Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor, and any Executory Contracts and Unexpired Leases assumed by any Debtor, may be performed by the applicable Reorganized Debtor in the ordinary course of business.
     11. Reservation of Rights
     Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.
I. Procedures for Resolving Disputed Claims and Interests
     1. Allowance of Claims and Interests
     After the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to Article IV.R of the Plan, except with respect to any Claim deemed Allowed under the Plan. Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to Article I.A.19 of the Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim. All settled claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.
     2. Claims and Interests Administration Responsibilities
     Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests, (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.
     3. Estimation of Claims and Interests
     Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

     4. Expungement or Adjustment to Paid,
     Satisfied, or Superseded Claims and Interests
     Any Claim or Interest that has been paid, satisfied, or superseded, or any Claim or Interest that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
     5. No Interest
     Unless otherwise specifically provided for in the Plan, required under applicable bankruptcy law, or agreed to by the Debtors, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a holder of a Claim, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.
     6. Disallowance of Claims or Interests
     EXCEPT AS OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE DEADLINE FOR FILING SUCH PROOFS OF CLAIM SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE BANKRUPTCY COURT, AND HOLDERS OF SUCH CLAIMS MAY NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS SUCH LATE PROOF OF CLAIM IS DEEMED TIMELY FILED BY A FINAL ORDER OF THE BANKRUPTCY COURT ON OR BEFORE THE LATER OF (1) THE CONFIRMATION HEARING AND (2) 45 DAYS AFTER THE APPLICABLE DEADLINE FOR FILING SUCH PROOFS OF CLAIM.
     All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.
     7. Amendments to Claims
     On or after the Effective Date, except as otherwise provided herein, a Claim may not be filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and, to the extent such prior authorization is not received, any such new or amended

Claim filed shall be deemed disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.
     8. No Distributions Pending Allowance
     If an objection to a Claim or portion thereof is filed prior to the Effective Date, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof, as applicable, unless and until such Disputed Claim becomes an Allowed Claim.
     9. Distributions After Allowance
     To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions, if any, shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the holder of such Claim the distribution, if any, to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required under applicable bankruptcy law.
J. Provisions Governing Distributions
     1. Distributions on Account of Claims Allowed as of the Effective Date
          a. Delivery of Distributions in General
     Except as otherwise provided in the Plan, a Final Order, or as otherwise agreed to by the relevant parties on the Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims; provided, however, that (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (b) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in full in Cash on the Distribution Date or in installment payments over a period not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.
          b. Delivery of Distributions on Account of DIP Facility Claims
     The DIP Facility Administrative Agent shall be deemed to be the holder of all DIP Facility Claims, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such DIP Facility Claims to or on behalf of the DIP Facility Administrative Agent. The DIP Facility Administrative Agent shall hold or direct such distributions for the benefit of the holders of Allowed DIP Facility Claims, as applicable. The DIP Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed DIP Facility Claims; provided, however, the DIP Facility Administrative Agent shall retain all rights as administrative agent under the DIP Facility Credit Agreement in connection with delivery of distributions to DIP Facility Lenders; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article II.C of the Plan shall be deemed satisfied upon delivery of distributions to the DIP Facility Administrative Agent.
          c. Delivery of Distributions on Account of ABL Claims
     The ABL Facility Administrative Agent shall be deemed to be the holder of the ABL Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such Allowed ABL Claim to or on behalf of the ABL Facility Administrative Agent. The ABL Facility Administrative Agent shall hold or direct such distributions for the benefit of the holder of the Allowed ABL Claim, as applicable. The ABL Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of the holder of the Allowed ABL Claim; provided, however, the ABL Facility Administrative Agent shall retain all rights as administrative agent under the ABL Facility Credit Agreement in connection with delivery of distributions to the ABL Lender; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article III.B.1 of the Plan shall be deemed satisfied upon delivery of distributions to the ABL Facility Administrative Agent.
          d. Delivery of Distributions on Account of the Term Loan Facility Claim
     The Term Loan Facility Administrative Agent shall be deemed to be the holder of the Term Loan Facility Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such Allowed Term Loan Facility Claim to or on behalf of the Term Loan Facility Administrative Agent. The Term Loan Facility Administrative Agent shall hold or direct such distributions for the benefit of the holders of the Allowed Term Loan Facility Claim, as applicable. The Term Loan Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of the holders of the Allowed Term Loan Facility Claim; provided, however, the Term Loan Facility Administrative Agent shall retain all rights as administrative agent under the Term Loan Agreement in connection with delivery of distributions to the Term Loan Lenders; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article III.B.5 of the Plan shall be deemed satisfied upon delivery of distributions to the Term Loan Facility Administrative Agent.
          e. Delivery of Distributions on Account of the 7.00% Senior Notes Claim
     The Notes Trustee shall be deemed to be the holder of the 7.00% Senior Notes Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such 7.00% Senior Notes Claim to or on behalf of the Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the holders of the 7.00% Senior Notes Claim, as applicable. The Notes Trustee shall arrange to deliver such distributions to or on behalf of the holders of the 7.00% Senior Notes Claim; provided, however, the Notes Trustee shall retain all rights as indenture trustee under the Notes Indentures in connection with delivery of distributions to the holders of the 7.00% Senior Notes; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article III.B.7 of the Plan shall be deemed satisfied upon delivery of distributions to the Notes Trustee.
          f. Delivery of Distributions on Account of the 8.25% Senior Notes Claim
     The Notes Trustee shall be deemed to be the holder of the 8.25% Senior Notes Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such 8.25% Senior Notes Claim to or on behalf of the Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the holders of the 8.25% Senior Notes Claim, as applicable. The Notes Trustee shall arrange to deliver such distributions to or on behalf of the holders of the 8.25% Senior Notes Claim; provided, however, the Notes Trustee shall retain all rights as indenture trustee under the Notes Indentures in connection with delivery of distributions to the holders of the 8.25% Senior Notes; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article III.B.7 of the Plan shall be deemed satisfied upon delivery of distributions to the Notes Trustee.
          g. Delivery of Distributions on Account of the 12.25% Senior Notes Claim
     The Notes Trustee shall be deemed to be the holder of the 12.25% Senior Notes Claim, as applicable, for purposes of distributions to be made hereunder, and the Distribution Agent shall make all distributions on account of such 12.25% Senior Notes Claim to or on behalf of the Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the holders of the 12.25% Senior Notes Claim, as applicable. The Notes Trustee shall arrange to deliver such distributions to or on behalf of the holders of the 12.25% Senior Notes Claim; provided, however, the Notes Trustee shall retain all rights as indenture trustee under the Notes Indentures in connection with delivery of distributions to the holders of the 12.25% Senior Notes; and provided further, however, that the Debtors’ obligations to make distributions in accordance with Article III.B.6 of the Plan shall be deemed satisfied upon delivery of distributions to the Notes Trustee.
          h. Notes Trustee as Claim Holder
     Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Notes Trustee in respect of the 7.00% Senior Notes Claim, 8.25% Senior Notes Claim, and 12.25% Senior Notes Claim. Accordingly, any Claim, proof of which is by the registered or beneficial holder of a Claim, may be disallowed as duplicative of a Claim of the Notes Trustee, without need for any further action or Bankruptcy Court order.
     2. Distributions on Account of Claims Allowed After the Effective Date
          a. Payments and Distributions on Disputed Claims
     Except as otherwise provided in the Plan, a Final Order, or as agreed to by the relevant parties, distributions under the Plan on account of Disputed Claims that become Allowed after the Effective Date shall be made on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim; provided, however, that (a) Disputed Claims that are Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors on or before the

Effective Date that become Allowed after the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Disputed Claims that are Priority Tax Claims or Secured Tax Claims that become Allowed Priority Tax Claims or Allowed Secured Tax Claims after the Effective Date shall be paid in full in Cash on the Periodic Distribution Date that is at least 30 days after the Disputed Claim becomes an Allowed Claim or over a five-year period as provided in section 1129(a)(9)(C) of the Bankruptcy Code with annual interest provided by applicable non-bankruptcy law.
          b. Special Rules for Distributions to Holders of Disputed Claims
     Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or the Claims have been Allowed or expunged. In the event that there are Disputed Claims requiring adjudication and resolution, the Reorganized Debtors shall establish appropriate reserves for potential payment of such Claims as set forth in Article VII.B.3 of the Plan below. All distributions made pursuant to the Plan on account of an Allowed Claim shall be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to holders of Allowed Claims included in the applicable Class; provided, however, that no interest shall be paid on account to such Allowed Claims unless required under applicable bankruptcy law.
          c. Disputed Claims Reserve
     The Reorganized Debtors shall on or after the Effective Date maintain in reserve shares of New Visteon Common Stock as the Disputed Claims Reserve to satisfy holders of Allowed General Unsecured Claims pursuant to the terms of the Plan. The amount of New Visteon Common Stock withheld as a part of the Disputed Claims Reserve for the benefit of a holder of a Disputed Claim shall be equal to the lesser of: (a) the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan based on the asserted amount of the Disputed Claim or, if the Claim is denominated as contingent or unliquidated as of the Distribution Record Date, the amount that the Debtors elect to withhold on account of such Claim in the Disputed Claims Reserve; (b) the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan for such Disputed Claim based on an amount as estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code for purposes of allowance; or (c) the number of shares necessary to satisfy the distributions required to be made pursuant to the Plan based on an amount as may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors. As Disputed Claims are Allowed, the Distribution Agent shall distribute, in accordance with the terms of the Plan, New Visteon Common Stock to holders of Allowed Claims, and the Disputed Claims Reserve shall be adjusted. The Distribution Agent shall withhold in the Disputed Claims Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the

New Visteon Common Stock initially withheld in the Disputed Claims Reserve, to the extent that such New Visteon Common Stock continues to be withheld in the Disputed Claims Reserve at the time such distributions are made or such obligations arise, and such dividends, payments, or other distributions shall be held for the benefit of holders of Disputed Claims whose Claims, if Allowed, are entitled to distributions under the Plan. The Reorganized Debtors may (but are not required to) request estimation for any Disputed Claim that is contingent or unliquidated, as set forth in Article VI.C of the Plan.
     For purposes of any shareholder vote occurring after the Effective Date, the Distribution Agent or Servicer, as applicable, shall be deemed to have voted any New Visteon Common Stock held in the Disputed Claims Reserve in the same proportion as all outstanding shares properly cast in such shareholder vote.
          d. Tax Reporting Matters
     Subject to definitive guidance from the Internal Revenue Service or an applicable court to the contrary (including the receipt by the Reorganized Debtors of a private letter ruling or the receipt of an adverse determination by the Internal Revenue Service upon audit, if not contested by the Reorganized Debtors), the Reorganized Debtors shall treat the Disputed Claims Reserve as a single trust, consisting of separate and independent shares to be established with respect to each Disputed Claim, in accordance with the trust provisions of the Internal Revenue Code (title 26 of the United States Code, 26 U.S.C. §§ 1–9833), and, to the extent permitted by law, shall report consistently with the foregoing for federal, state, and local tax purposes. All holders of Claims shall report, for federal, state, and local tax purposes, consistently with the foregoing.
     3. Delivery of Distributions
          a. Record Date for Distributions
     On the Distribution Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record holders listed on the Claims Register as of the close of business on the Distribution Record Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate is transferred less than 20 days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.
          b. Distribution Process
     The Distribution Agent shall make all distributions required under the Plan, except that distributions to holders of Allowed Claims governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement. Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims shall be made to holders of record as of the Distribution Record Date by the Distribution Agent or a Servicer, as appropriate: (a) to the signatory set forth on any of the Proofs of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtors have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related Proof of Claim; (c) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004 if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; (d) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address; or (e) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.
          c. Accrual of Dividends and Other Rights
     For purposes of determining the accrual of dividends or other rights after the Effective Date, New Visteon Common Stock shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided however, the Reorganized Debtors shall not pay any such dividends or distribute such other rights, if any, until after distributions of New Visteon Common Stock actually take place.
          d. Compliance Matters
     In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.
          e. Foreign Currency Exchange Rate
     Except as otherwise provided in the Plan or a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of Thursday, May 28, 2009 as quoted at 4:00 p.m. (EDT), mid-range spot rate of exchange for the applicable currency as published in The Wall Street Journal, National Edition, on Friday, May 29, 2009.

          f. Fractional, De Minimis, Undeliverable, and Unclaimed Distributions
               (i) Fractional Distributions
     Notwithstanding any other provision of the Plan to the contrary, payments of fractions of shares of New Visteon Common Stock shall not be made and shall be deemed to be zero, and the Distribution Agent shall not be required to make distributions or payments of fractions of dollars. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.
               (ii) De Minimis Distributions
     Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from the Disputed Claims Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Disputed Claims Reserve or otherwise on the Periodic Distribution Date in question is or has an economic value less than $250,000, or (ii) the amount to be distributed to the specific holder of an Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder.
               (iii) Undeliverable Distributions
     If any distribution to a holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address, at which time all currently due missed distributions shall be made to such holder on the next Periodic Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Article VII.C.6.d of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind.
               (iv) Reversion
     Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the Reorganized Debtors and, to the extent such Unclaimed Distribution is New Visteon Common Stock, shall be deemed cancelled. Upon such revesting, the Claim of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Debtors, the Reorganized Debtors, or the Distribution Agent made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.
          g. Surrender of Cancelled Instruments or Securities
     On the Effective Date or as soon as reasonably practicable thereafter, each holder of a Certificate, except holders of Class I Claims, shall surrender such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer). Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent or the Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the Servicer pursuant to the provisions of Article VII.C.8 of the Plan. Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the Servicer prior to the first anniversary of the Effective Date, shall have its Claim discharged with no further action, be forever barred from asserting any such Claim against the relevant Reorganized Debtor or its property, be deemed to have forfeited all rights, and Claims with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary. Notwithstanding the foregoing paragraph, Article VII.C.7 of the Plan shall not apply to any Claims reinstated pursuant to the terms of the Plan.
          h. Lost, Stolen, Mutilated, or Destroyed Debt Securities
     Any holder of Allowed Claims evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate, and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such holder as a holder of an Allowed Claim or Interest. Upon compliance with this procedure by a holder of an Allowed Claim evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.
     4. Claims Paid or Payable by Third Parties
          a. Claims Paid by Third Parties
     The Claims and Solicitation Agent shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such

Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within two weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.
          b. Claims Payable by Insurance Carriers
     No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Claims and Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.
          c. Applicability of Insurance Policies
     Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.
     5. Setoffs
     Except as otherwise expressly provided for in the Plan or in an Accommodation Agreement, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, as applicable, unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.

     6. Allocation Between Principal and Accrued Interest
     Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.
K. Effect of Confirmation of the Plan
     1. Discharge of Claims and Termination of Interests
     Except as otherwise provided and effective as of the Effective Date: (1) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (2) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (3) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (4) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.
     2. Subordinated Claims
     The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.
     3. Compromise and Settlement of Claims and Controversies
     Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim or Interest, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.
     4. Releases by the Debtors
     Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, their Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence, or as otherwise provided in the Plan.
     5. Releases by Holders of Claims and Interests
     As of the Effective Date, the Releasing Parties are deemed to have released and discharged the Debtors, the Reorganized Debtors, their Estates, and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than Claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes willful misconduct or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the plan supplement) executed to implement the Plan. For the avoidance of doubt, nothing in this paragraph shall in any way affect the operation of Article VIII.A of the Plan, pursuant to section 1141(d) of the Bankruptcy Code.
     6. Exculpation
     The Exculpated Parties shall neither have, nor incur any liability to any Entity for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.
     The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the distributions of the New Visteon Common Stock pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violations of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.
     7. Injunction
     From and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action, or other proceeding, on account of or respecting any Claim, demand, Lien, liability, obligation, debt, right, Cause of Action, Interest, or remedy released or to be released pursuant to the Plan or the Confirmation Order.
     8. Protection Against Discriminatory Treatment
     Consistent with section 525 of the Bankruptcy Code and paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom such Reorganized Debtors have been associated, solely because one of the Debtors has been a debtor under chapter 11, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtor is granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.
     9. Indemnification
     Except as otherwise provided in the Plan, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation, articles of limited partnership, board resolutions, contracts, or otherwise) for the directors, officers, employees, attorneys, other professionals, and agents of the Debtors that served in such capacity from and after the Petition Date and such directors’ and officers’ respective affiliates, shall be reinstated (or assumed, as the case may be), and shall survive effectiveness of the Plan.
     10. Recoupment
     In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.
     11. Release of Liens
     Except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.
     12. Reimbursement or Contribution
     If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent or (2) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.
L. Conditions Precedent to Consummation of the Plan
     1. Conditions Precedent to the Effective Date
     It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan hereof:
a.	the Confirmation Order shall have become a Final Order in form and substance reasonably acceptable to the Debtors and the Requisite Holders;

b.	all guaranties (including by non-Debtors) in connection with obligations under the Term Loan Facility, and all other obligations being discharged under the Plan, shall have been released or otherwise addressed in a manner reasonably acceptable to the Debtors and the Requisite Holders, and all Liens or pledges securing obligations under the Term Loan Facility

(or any guarantee thereof) shall have been released or otherwise addressed in a manner reasonably acceptable to the Debtors and Requisite Holders;

c.	all documents and agreements necessary to implement the Plan, shall have (a) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements, (b) been tendered for delivery, and (c) been effected or executed;

d.	all matters relating to Ford Motor Company have been resolved to the satisfaction of the Requisite Holders, provided, upon resolution of such matters, Ford Motor Company shall be released from liability in connection therewith pursuant to Bankruptcy Rule 9019;

e.	the Debtors shall have entered into the Exit Financing Facility with an aggregate commitment and availability as of the Effective Date of no more than $300.0 million, or such greater amount as determined by the Debtors with the consent of the Requisite Holders, which shall be in form and substance, and with a lender or lenders, acceptable to the Debtors and the Requisite Holders; and

f.	all actions, documents, Certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws.
     2. Waiver of Conditions Precedent
     The Debtors may waive any of the conditions to the Effective Date set forth in this Article with the consent of the Requisite Holders, excluding that condition set forth in Article IX.A.4 of the Plan, at any time without any notice to other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.
     3. Effect of Non-Occurrence of Conditions to Consummation
     If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.
     M. Retention of Jurisdiction
     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

•	allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

•	decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

•	resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification, or supplement, after the Effective Date, pursuant to Article VII of the Plan, of the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

•	ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

•	adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

•	adjudicate, decide, or resolve any and all matters related to Causes of Action;

•	adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

•	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

•	enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

•	grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

•	resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

•	enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of all contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases;

•	issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

•	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

•	resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid pursuant to Article VII.D.1 of the Plan;

•	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

•	determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

•	enter an order or Final Decree concluding or closing the Chapter 11 Cases;

•	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

•	determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

•	hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan;

•	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

•	hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

•	hear and determine matters related to the Accommodation Agreements and related agreements;

•	enforce all orders previously entered by the Bankruptcy Court; and

•	hear any other matter not inconsistent with the Bankruptcy Code.
N. Miscellaneous Provisions
     1. No Stay of Confirmation Order
     The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.
     2. Modification of Plan
     Effective as of the date hereof and subject to the limitations and rights contained in the Plan (1) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order with the consent of the Requisite Holders, (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan with the consent of the Requisite Holders, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, and (3) the Debtors reserve the right to modify the Plan to implement the sale of all or substantially all of the assets of the Debtors pursuant to sections 363 and 1123(a)(5)(D) of the Bankruptcy Code.
     3. Revocation or Withdrawal of Plan
     The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then (a) the Plan will be null and void in all respects, (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects, and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Interests, or Causes of Action, (ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

     4. Confirmation of the Plan
     The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
     5. Additional Documents
     On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.
     6. Payment of Statutory Fees
     All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.
     7. Dissolution of Creditors’ Committee
     On the Confirmation Date, the Creditors’ Committee shall dissolve automatically, and its members shall be released and discharged from all rights, duties, responsibilities, and liabilities arising from, or related to, the Chapter 11 Cases; provided, however, that the Creditors’ Committee shall be deemed to remain in existence solely with respect to applications filed pursuant to sections 330 and 331 of the Bankruptcy Code.
     8. Reservation of Rights
     Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.
     9. Successors and Assigns
     The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

     10. Service of Documents
     After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to Debtors
Visteon Corporation	Pachulski Stang Ziehl & Jones LLP
One Village Center Drive	919 North Market Street, 17th Floor
Van Buren Township, MI 48111	Wilmington, DE 19899-8705
Attn.: Michael K. Sharnas, Esq.	Attn.: Laura Davis Jones, Esq.
James E. O’Neill, Esq.
Mark M. Billion, Esq.

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn.: James H. M. Sprayregen, P.C.
James J. Mazza, Jr., Esq.
Sienna R. Singer, Esq.

601 Lexington Avenue
New York, NY 10022-4611
Attn.: Marc Kieselstein, P.C.
Brian S. Lennon, Esq.

Counsel to the Creditors’ Committee
Brown Rudnick LLP	Brown Rudnick LLP
Seven Times Square	City Place I
New York, NY 10036	Hartford, CT 06103
Attn: Robert J. Stark, Esq.	Attn: Howard L. Siegel, Esq.

Brown Rudnick LLP	Ashby & Geddes, P.A.
One Financial Center	500 Delaware Avenue, 8th Floor
Boston, MA 02111	Wilmington, DE 19801
Attn: Jeremy B. Coffey, Esq.	Attn: William P. Bowden, Esq.
Gregory A. Taylor, Esq.

Counsel to the Term Loan Lenders	Counsel to DIP Facility Lenders
Bingham McCutchen LLP	Bingham McCutchen LLP
One Federal Street	One Federal Street
Boston, MA 02110-1726	Boston, MA 02110-1726
Attn: Michael Reilly	Attn: Michael Reilly
Amy Kyle	Amy Kyle

One State Street	One State Street
Hartford, CT 06103-3178	Hartford, CT 06103-3178
Attn: Peter H. Bruhn	Attn: Peter H. Bruhn

United States Trustee	Counsel to ABL Lender
Office of the United States Trustee	McGuireWoods LLP
for the District of Delaware	EQT plaza
844 King Street, Suite 2207	625 Liberty Avenue, 23rd Floor
Wilmington, DE 19801	Pittsburgh, PA 15222-3142
Attn.: Jane M. Leamy, Esq.	Attn: Mark E. Freedlander
     11. Term of Injunctions or Stays
     Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.
     12. Entire Agreement
     Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.
     13. Plan Supplement Exhibits
     All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from http://www.kccllc.net/Visteon or the Bankruptcy Court’s website at www.deb.uscourts.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the

Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.
     14. Severability
     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent, and (c) nonseverable and mutually dependent.
ARTICLE VII.
STATUTORY REQUIREMENTS FOR CONFIRMATION OF THE PLAN
     The following is a brief summary of the Confirmation process. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.
A. The Confirmation Hearing
     Section 1128(a) of the Bankruptcy Code provides that the Bankruptcy Court, after notice, may conduct the Confirmation Hearing to consider Confirmation of the Plan. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan.
B. Confirmation Standards
     Among the requirements for the Confirmation of the Plan are that the Plan is accepted by all Impaired Classes of Claims and Interests, or if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, is feasible, and is in the “best interests” of holders of Claims and Interests that are Impaired under the Plan. The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before the Bankruptcy Court may confirm a plan of reorganization. The Plan fully complies with the statutory requirements for Confirmation of the Plan listed below.
1.	The proponents of the Plan have complied with the applicable provisions of the Bankruptcy Code.

2.	The Plan has been proposed in good faith and not by any means forbidden by law.

3.	Any payment made or to be made by the proponent, by the Debtor, or by a person issuing securities or acquiring property under a Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable.

4.	The proponent of the Plan has disclosed the identity and affiliations of any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of the Debtor, an Affiliate of the Debtor participating in a joint Plan with the Debtor or a successor to the Debtor under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policies.

5.	The proponent of the Plan has disclosed the identity of any Insider that will be employed or retained by the Reorganized Debtors and the nature of any compensation for such Insider.

6.	With respect to each holder within an Impaired Class of Claims or Interests, each such holder (a) has accepted the Plan, or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

7.	With respect to each Class of Claims or Interests, such Class (a) has accepted the Plan, or (b) is Unimpaired under the Plan (subject to the “cram-down” provisions discussed below).

8.	Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that:
•	with respect to a Claim of a kind specified in sections 507(a)(2) or 507(a)(3) of the Bankruptcy Code, on the Effective Date of the Plan, the holder of the Claim will receive on account of such Claim Cash equal to the Allowed amount of such Claim, unless otherwise agreed;

•	with respect to a Class of Claim of the kind specified in sections 507(a)(1), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7) of the Bankruptcy Code, each holder of a Claim of such Class will receive (a) if such Class has accepted the Plan, deferred Cash payments of a value, on the Effective Date of the Plan, equal to the Allowed amount of such Claim; or (b) if such Class has not accepted the Plan, Cash on the Effective Date of the Plan equal to the Allowed amount of such Claim; and

•	with respect to a priority tax claim of a kind specified in section 507(a)(8) of the Bankruptcy Code, the holder of such Claim will receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date of the Plan, equal to the Allowed amount of such Claim.

9.	If a Class of Claims is Impaired under the Plan, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any Insider.

10.	Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor under the Plan, unless such liquidation or reorganization is proposed in the Plan.

11.	All fees payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the hearing on Confirmation of the Plan, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.
C. Liquidation Analyses
     As described above, section 1129(a)(7) of the Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (1) accept the Plan or (2) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.
     The Liquidation Analyses, attached hereto as Exhibit D, were prepared in connection with the December 17, 2009 plan of reorganization but have been updated to reflect a new Effective Date and other assumptions impacted by timing. Based on the Liquidation Analyses, the Debtors believe that the value of any distributions if the Debtors’ Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be no greater than the value of distributions under the Plan. As a result, the Debtors believe holders of Claims and Interests in all Impaired Classes will recover at least as much as a result of Confirmation of the Plan as they would recover through a hypothetical chapter 7 liquidation.
D. Valuation Analysis
     Because certain distributions contemplated by the Plan are composed of equity in the Reorganized Debtors, the Debtors determined it was necessary to estimate the reorganized value of their businesses. Accordingly, Rothschild has performed an analysis of the estimated value of the Reorganized Debtors on a going-concern basis. The Valuation Analysis should be considered in conjunction with the discussion of the risk factors contained in Article VIII. The Valuation Analysis is dated as of March 12, 2010 and is based on data and information as of that date. Rothschild makes no representations as to changes to such data and information that may have occurred since March 12, 2010.
     In preparing the Valuation Analysis, Rothschild has, among other things: (1) reviewed certain recent available financial results of the Debtors; (2) reviewed certain internal financial and operating data of the Debtors, including the business projections prepared and provided by the Debtors’ management to Rothschild on March 12, 2010 relating to their businesses and their prospects; (3) discussed with certain senior executives the current operations and prospects of the Debtors; (4) reviewed certain operating and financial forecasts prepared by the Debtors, including the Financial Projections; (5) discussed with certain senior executives of the Debtors key assumptions related to the Financial Projections; (6) prepared discounted cash flow analyses based on the Financial Projections, utilizing various discount rates; (7) considered the market value of certain publicly-traded companies in businesses reasonably comparable to the operating business of the Debtors; (8) considered the value assigned to certain precedent change-in-control transactions for businesses similar to the Debtors; (9) conducted such other analyses as Rothschild deemed necessary and/or appropriate under the circumstances; and (10) considered a range of potential risk factors.
     Rothschild assumed, without independent verification, the accuracy, completeness, and fairness of all of the financial and other information available to it from public sources or as provided to Rothschild by the Debtors or their representatives. Rothschild also assumed that the Financial Projections have been reasonably prepared on a basis reflecting the Debtors’ best estimates and good faith judgment as to future operating and financial performance. To the extent the valuation is dependent upon the Reorganized Debtors’ achievement of the Financial Projections, the Valuation Analysis must be considered speculative. Rothschild does not make any representation or warranty as to the fairness of the terms of the Plan. In addition to the foregoing, Rothschild relied upon the following assumptions in preparing the Valuation Analysis:
•	the Reorganized Debtors are able to maintain adequate liquidity to operate in accordance with the Financial Projections;

•	the Reorganized Debtors operate consistently with the levels specified in the Financial Projections;

•	the Plan will become effective on June 30, 2010 (the “Assumed Effective Date”);

•	future values were discounted to June 30, 2010;

•	the Debtors shall have availability of an undrawn Exit Financing Facility up to $300 million as of the Effective Date;

•	general financial and market conditions as of the Assumed Effective Date will not differ materially from those conditions prevailing as of the date of the Valuation Analysis of March 12, 2010 (the “Valuation Date”);

•	Rothschild has not considered the impact of a prolonged bankruptcy case and has assumed operations will continue in the ordinary course consistent with the Projections; and

•	Rothschild did not provide a valuation or other potential outcomes under alternative scenarios such as a prolonged bankruptcy case or a partial or full break-up and sale of the various businesses of the Debtors.
     As a result of such analyses, review, discussions, considerations, and assumptions, Rothschild estimates the total enterprise value (“TEV”) for the Reorganized Debtors as of the Effective Date at approximately $2.00 billion to $2.47 billion. The TEV range is estimated before accounting for the value of Visteon’s unconsolidated joint ventures ($195 million), deducting the value of certain minority interests ($383 million), Halla Korea net debt and foreign debt ($99 million) and including excess cash of $193 million. After accounting for those factors, Rothschild has estimated an equity value for the Reorganized Debtors as of the Effective Date at approximately $1.480 billion to $2.370 billion, with a midpoint of $1.920 billion.
     The common equity value is subject to dilution as a result of the implementation of the Management Equity Incentive Plan. The Plan contemplates the maintenance of the Pension Plans. Assuming Rothschild’s $1.920 billion midpoint equity value and based on the relative priorities of the Term Loan Facility Claims, 12.25% Senior Notes Claim, and General Unsecured Claims that the equity value shall be distributed to such Claims in the following respective percentages: 85.0% to the Term Loan Facility Claims; 6.0% — 6.4% to the 12.25% Senior Notes Claim; 8.6% — 9.0% to the General Unsecured Claims. The holders of the Term Loan Facility Claims receive the highest percentage of Reorganized Visteon’s Distributable Equity Value based on their collateral position holding a first Lien against the Debtors’ most valuable assets, including certain Debtor Foreign Stock Holding Companies and at least 65% of the Foreign Stock Holding Companies’ equity interests in their foreign subsidiaries. After the Term Loan Facility Claims are satisfied in full, including postpetition interest, holders of the 12.25% Senior Notes Claim and General Unsecured Claims shall receive the remaining equity value. Holders of 12.25% Senior Notes Claim will receive a higher percentage of equity value than other General Unsecured Claims based on guarantees provided by Visteon Corporation’s wholly-owned domestic operating subsidiaries under the 12.25% Senior Note Indenture against which holders of the General Unsecured Claims do not have Claims. Holders of Trade Claims shall receive a Cash recovery from a pool of $23.9 million in Cash set aside under the Plan. Administrative Claims, DIP Facility Claims, Priority Tax Claims, Professional Claims, and certain other Secured Claims will be paid in full in Cash from Cash on hand and from the Debtors’ existing assets. All Interests in Visteon Corporation will be extinguished. Intercompany Interests and Intercompany Claims shall be reinstated in the Reorganized Debtors’ discretion.
     These estimated ranges of values are based on a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The implied reorganized equity value ascribed in this analysis does not purport to be an estimate of any post-reorganization market trading value. Any such trading value may be materially different from the implied reorganized equity value ranges associated with Rothschild’s valuation analysis. Rothschild’s estimate is based on economic, market, financial, and other conditions as they exist on, and on the information made available as of, the Valuation Date. It should be understood that, although subsequent developments may affect Rothschild’s conclusions, before or after the Confirmation Hearing, Rothschild does not have any obligation to update, revise or reaffirm its estimate.
          1. Valuation Methodologies
     The following is a summary of certain financial analyses performed by Rothschild to arrive at its range of estimated TEV. Rothschild’s valuation analysis must be considered as a whole. Rothschild has assigned an equal weighting to each methodology to arrive at its TEV range.

a.	Discounted Cash Flow Analysis
     The discounted cash flow analysis (“DCF”) estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. The DCF discounts the expected cash flows by a theoretical or observed discount rate. This approach has two components: (i) calculating the present value of the projected unlevered after-tax free cash flows for a determined period of time and (ii) adding the present value of the terminal value of the cash flows. The terminal value represents the portion of TEV that lies beyond the time horizon of the available projections. This value is then reduced by the present value of cash pension payments forecasted through 2017, based on actuarial forecast to achieve full pension funding.
     The DCF calculations were performed on unlevered after-tax free cash flows for the period beginning July 1, 2010 through December 31, 2013, discounted to the Assumed Effective Date (the “Projection Period”). Rothschild utilized the Financial Projections for performing these calculations.
     In performing the DCF calculations, Rothschild made assumptions for (i) the weighted average cost of capital (the “Discount Rate”), which is used to calculate the present value of future cash flows and (ii) a perpetuity growth rate for the future cash flows, which is used to determine the value of the Reorganized Debtors represented by the time period beyond the Projection Period. Rothschild calculated the Discount Rate with a traditional cost of equity capital calculation using the “capital asset pricing model.” Based on this methodology, Rothschild used a Discount Rate range of 11.5% to 13.5% for the Reorganized Debtors, which reflects a number of Visteon and market-specific factors, and is calculated based on the cost of capital for companies that Rothschild deemed comparable. Rothschild used a terminal perpetuity growth rate range of 0% - 2% for the DCF analysis.
b.	Comparable Companies Analysis
     The comparable companies analysis (the “Comparable Companies Analysis”) estimates the value of a company based on a comparison of such company’s financial statistics with the financial statistics of publicly-traded companies with similar characteristics. Criteria for selecting comparable companies for this analysis include, among other relevant characteristics, similar lines of business, geographic presence, business risks, growth prospects, maturity of businesses, market presence, size and scale of operations. The Comparable Companies Analysis establishes benchmarks for valuation by deriving financial multiples and ratios for the comparable companies, standardized using common metrics such as (i) EBITDAP (Earnings Before Interest, Depreciation, Amortization and Pension Expense) and (ii) EBITDAP minus capital expenditures.
c.	Precedent Transactions Analysis
     The precedent transactions analysis is based on the enterprise values of companies involved in public or private merger and acquisition transactions that have operating and financial characteristics similar to the Debtors. Under this methodology, the enterprise value of such companies is determined by an analysis of the consideration paid and the debt assumed in the merger, acquisition or restructuring transaction. As in a comparable company valuation analysis, the analysis establishes benchmarks for valuation by deriving financial multiples and ratios, standardized using common variables such as revenue or EBITDA. Rothschild was unable to utilize an EBITDAP metric for the Precedent Transactions Analysis due to the unavailability of pension expense information for the merger transactions analyzed. Therefore Rothschild relied on the derived EBITDA multiples and then applied these to the Debtors’ operating statistics to determine enterprise value.
     Unlike the Comparable Company Analysis, the enterprise valuation derived using this methodology reflects a “control” premium, or a premium paid to purchase a majority or controlling position in the assets of a company, for merger and acquisition transactions. Thus, this methodology generally produces higher valuations than the comparable public company analysis. In addition, other factors not directly related to a company’s business operations can affect a valuation based on precedent transactions, including (i) circumstances surrounding a merger transaction may introduce other motivations for higher premiums (e.g., a buyer may pay an additional premium for reasons not solely related to competitive bidding), (ii) the market environment is not identical for transactions occurring at different periods of time; and (iii) circumstances pertaining to the financial position of the company may impact on the resulting purchase price (e.g., a company is in financial distress and may receive a lower price due to weaker negotiating leverage).
     The summary set forth above does not purport to be a complete description of the analyses performed by Rothschild. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimates set forth herein are not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, such estimates do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. The estimates prepared by Rothschild assume that Reorganized Debtors will continue as the owner and operator of their businesses and assets and that such assets will be operated in accordance with the Debtors’ business plan. Depending on the results of the Debtors’ operations or changes in the financial markets, Rothschild’s valuation analysis as of the Effective Date may differ from that disclosed herein.
     In addition, the valuation of newly issued securities, such as the New Visteon Common Stock, is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities held by Creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by other factors not possible to predict. Accordingly, the values estimated by Rothschild do not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets.

     THE FOREGOING VALUATION IS BASED UPON A NUMBER OF ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE RANGES REFLECTED IN THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.
     THE ESTIMATED CALCULATION OF ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS AS SET FORTH IN THE DEBTORS’ FINANCIAL PROJECTIONS, AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS, NONE OF WHICH ARE GUARANTEED AND MANY OF WHICH ARE OUTSIDE OF THE DEBTORS’ CONTROL, AS FURTHER DISCUSSED IN ARTICLE VIII OF THE DISCLOSURE STATEMENT.
     THE CALCULATIONS OF VALUE SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE STATED HEREIN DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZED EQUITY VALUE RANGES ASSOCIATED WITH THIS VALUATION ANALYSIS. THE VALUATION ANALYSES IS BASED ON DATA AND INFORMATION AS OF THE VALUATION DATE. NO RESPONSIBILITY IS TAKEN FOR CHANGES IN MARKET CONDITIONS THAT MAY HAVE OCCURRED SINCE THE VALUATION DATE AND NO OBLIGATION IS ASSUMED TO REVISE THIS CALCULATION OF THE REORGANIZED DEBTORS’ VALUE TO REFLECT EVENTS OR CONDITIONS THAT SUBSEQUENTLY OCCUR. THE CALCULATIONS OF VALUE DO NOT CONFORM TO THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE OF THE APPRAISAL FOUNDATION.
E.	Financial Feasibility
     Section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared certain Financial Projections. These Financial Projections and the assumptions upon which they are based, are attached hereto as Exhibit C. Based on these Financial Projections, the Debtors believe that given the deleveraging contemplated by the Plan, they will be able to make all payments required pursuant to the Plan and, therefore, that Confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

F.	Acceptance by Impaired Classes
     The Bankruptcy Code also requires, as a condition to Confirmation, that each Class of Claims or Interests that is Impaired but still receives distributions under the Plan vote to accept the Plan, unless the Debtors can “cram-down” such Classes, as described below. A Class that is Unimpaired is presumed to have accepted the Plan and, therefore, solicitation of acceptances with respect to such Class is not required. A Class is Impaired unless the Plan leaves unaltered the legal, equitable, and contractual rights to which the Claim or Interest entitles the holder of such Claim or Interest to, or the Debtors cure any default and reinstate the original terms of the obligation.
     Pursuant to sections 1126(c) and 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code: (1) an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds in dollar amount and more than half in number of the voting Allowed Claims have voted to accept the Plan and (2) an Impaired Class of Interests has accepted the Plan the holders of at least two-thirds in amount of the Allowed interests of such Class actually voting have voted to accept the plan.
G.	Confirmation Without Acceptance By All Impaired Classes
     Section 1129(b) of the Bankruptcy Code allows the Bankruptcy Court to confirm the Plan, even if the Plan has not been accepted by all Impaired Classes entitled to vote on the Plan, so long as the Plan has been accepted by at least one Impaired Class, excluding any Insider Classes, entitled to vote. Section 1129(b) of the Bankruptcy Code permits the Debtors to confirm the Plan, notwithstanding the failure of any Impaired Class to accept the Plan, in a procedure commonly known as “cram-down,” so long as the Plan does not “discriminate unfairly” and is “fair and equitable” with respect to each impaired Class of Claims or Interests that voted to reject the plan.
1.	No Unfair Discrimination
     The test to determine whether the Plan unfairly discriminates applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”
     The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests. The Debtors believe the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfies the foregoing requirements for nonconsensual Confirmation.
2.	Fair and Equitable Treatment
     The test to determine whether the Plan affords fair and equitable treatment applies to Classes of different priority and status (e.g., Secured Claims versus General Unsecured Claims) and includes the general requirement that no Class of Claims receive more than 100% of the amount of the Allowed Claims in such Class. As to a dissenting Class, the test sets different standards depending on the type of Claims or Interests in such Class. Specifically, in order to demonstrate that the Plan is fair and equitable, the Debtors must demonstrate that:

•	Each holder of a Secured Claim either (a) retains its Liens on the property, to the extent of the Allowed amount of its Secured Claim and receives deferred Cash payments having a value, as of the effective date of the chapter 11 plan, of at least the Allowed amount of such Claim, (b) has the right to credit bid the amount of its Claim if its property is sold and retains its Liens on the proceeds of the sale (or if sold, on the proceeds thereof), or (c) receives the “indubitable equivalent” of its Allowed Secured Claim.

•	Either (a) each holder of an Impaired General Unsecured Claim receives or retains under the Plan property of a value equal to the amount of its Allowed Claim or (b) the holders of Claims and Interests that are junior to the Claims of the rejecting Classes will not receive any property under the Plan.

•	Either (a) each holder of an Interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the Interest or (b) the holder of an Interest that is junior to the rejecting Class will not receive or retain any property under the Plan.
     The Debtors believe the Plan satisfies the “fair and equitable” requirement notwithstanding that Classes J and L are not receiving a distribution because there is no Class of equal priority receiving more favorable treatment and no junior Classes to Classes J and L that will receive or retain any property on account of the Claims or Interests in such Class.
ARTICLE VIII.
PLAN-RELATED RISK FACTORS AND ALTERNATIVES
TO CONFIRMATION AND CONSUMMATION OF THE PLAN
     PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE OF THE PLAN SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH IN THIS ARTICLE VIII AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.
A.	General
     The following provides a summary of important considerations and risk factors associated with the Plan. However, it is not exhaustive. In considering whether to vote for or against the Plan, holders of Claims and Interests that are Impaired and entitled to vote should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced or incorporated by reference in this Disclosure Statement, including the various risks and other factors described in Visteon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and Visteon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the entirety of which are publicly available at the Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, located at http://www.sec.gov/edgar.shtml.

B.	Certain Bankruptcy Law Considerations
1.	Undue Delay in Confirmation May Significantly Disrupt the Operations of the Debtors
     The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, could adversely affect the Debtors’ operations and relationships with the Debtors’ customers, vendors, and employees. If Confirmation and Consummation do not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased Administrative Claims or Professional Claims, and similar expenses. Prolonged Chapter 11 Cases may also make it more difficult to retain and attract management and other key personnel, and would require senior management to spend a significant amount of time and effort dealing with the Debtors’ financial reorganization instead of focusing on the operation of the Debtors’ business.
2.	Debtors May Not Be Able to Secure Confirmation or Consummation of the Plan
     Section 1129 of the Bankruptcy Code sets forth the requirements for Confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) Confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (b) the value of distributions to non-accepting holders of Claims and Interests within a particular Class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.
     Furthermore, under section 1129(b)(2)(A) of the Bankruptcy Code, the Plan must provide a Class of Secured Claims that votes to reject the Plan with: (a) retention of Liens securing the Secured Claim to the extent of the Allowed amount of such Claims, whether the property subject to those Liens is retained by the Debtor or transferred to another Entity, and deferred Cash payments having a present value, as of the Effective Date of the plan of reorganization, at least equal to the value of such holder’s interest in the Estate’s interest in such property; or (b) the realization of the “indubitable equivalent” of its Allowed Secured Claim; or (c) the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the Liens securing the Claims included in the rejecting Class, free and clear of such Liens, with such Liens to attach to the proceeds of the sale and the treatment of such Liens on proceeds in accordance with clause (a) or (b) of this paragraph. To meet this standard, the Debtors would either have to cash out the Term Loan Facility Claims at 100% recovery plus postpetition interest, or provide the indubitable equivalent of $1.5 billion in prepetition debt plus postpetition interest. The Debtors believe these recoveries would be difficult to provide the Term Loan Lenders in light of current market and industry conditions. As discussed in Article V.J above, while the Debtors have assisted the Restricted Backstop Parties’ diligence efforts for the last several weeks in development of an alternative plan under which the Term Lenders would not have to equitize their Claims, several issues remain with respect to the alternative plan proposal, including whether the funding will actually materialize, whether the alternative plan would over-leverage the Debtors and result in loss of customer business, whether reinstatement of any unpaid Term Loan Facility debt is legally feasible, and the desirability of the proposed transaction in light of the related costs, fees, and execution risks. The Debtors thus continue to believe that the Term

Loan Facility Claims must be satisfied in the form of equity, and accordingly, would need to obtain the Term Loan Lenders’ affirmative vote in favor of the Plan in order to confirm the Plan. There is no guarantee that the Term Loan Lenders will vote in favor of the Plan.
     Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the Solicitation Procedures and voting results satisfy the requirements of the Bankruptcy Code or Federal Rules of Bankruptcy Procedure. Even if the Bankruptcy Court determined that this Disclosure Statement, the Solicitation Procedures, and voting results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for Confirmation had not been met.
     Confirmation of the Plan is also subject to certain conditions as described in Article VII of the Plan. If the Plan is not confirmed, it is unclear what distributions, if any, holders of Allowed Claims would receive under the Plan.
     The Debtors, subject to the terms and conditions of the Plan, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in a less favorable treatment of any rejecting Class, as well as of any Classes junior to such rejecting Class, than the treatment currently provided in the Plan. Any less favorable treatment could include a distribution of property to the Class affected by the modification of a lesser value than currently provided in the Plan or no distribution of property whatsoever under the Plan.
3.	Parties in Interest May Object to Classification of Claims and Interests
     Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a Claim or an Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests in such Class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.
4.	Nonconsensual Confirmation
     In the event that any Impaired Class of Claims or Interests does not accept a chapter 11 plan of reorganization, a Bankruptcy Court may nevertheless confirm such a plan at the proponent’s request if at least one Impaired Class has accepted the plan (with such acceptance being determined without including the vote of any Insider in such Class), and, as to each Impaired Class that has not accepted the Plan, the Bankruptcy Court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to the rejecting Impaired Classes. The Debtors will request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.

5.	Debtors May Object to Claims Before or After the Effective Date
     Except as otherwise provided in the Plan, the Debtors and the Reorganized Debtors reserve the right to object to the amount or priority status of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim. Any holder of a Claim that is or becomes subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.
6.	Risk of Non-Occurrence of the Effective Date
     Although the Debtors believe that the Effective Date may occur shortly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.
7.	The Debtors May Not Be Able to Resolve Ford Related Matters
     The Plan is conditioned upon the resolution of all matters related to Ford to the satisfaction of the Requisite Holders of the Term Loan Facility Claims. The Debtors cannot predict nor guarantee the outcome of negotiations with Ford or whether such resolution will be deemed acceptable to the Requisite Holders. The failure to either reach resolution of the matters with Ford or obtain approval of such resolution from the Requisite Holders could prevent consummation of the Plan and delay the Debtors’ exit from chapter 11 bankruptcy.
C.	Risk Factors That May Affect the Value of the Securities to Be Issued Under the Plan
1.	Debtors Cannot Guarantee What Recovery Will Be Available to Holders of Allowed Claims in Voting Classes
     No less than three unknown factors make certainty in Creditor recoveries impossible: (a) how much money will remain after paying all Allowed Claims that are senior to the Allowed Claims in Voting Classes or unclassified Allowed Claims; (b) the number or amount of Claims in Voting Classes that will ultimately be Allowed; and (c) the number or size of Claims senior to the Claims in the Voting Classes or unclassified Claims that will ultimately be Allowed.
2.	Actual Amounts of Allowed Claims May Differ from the Estimated Claims and Adversely Affect the Percentage Recovery on Allowed Claims
     The Claims estimates set forth in Article II.E above are based on various assumptions. The actual amounts of Allowed 12.25% Senior Notes Claim, Term Loan Facility Claims, and General Unsecured Claims may differ significantly from those estimates should one or more underlying assumptions prove to be incorrect. Such differences may adversely affect the percentage recovery to holders of such Allowed Claims under the Plan.
3.	A Liquid Trading Market for the New Visteon Common Stock
     There can be no assurances that liquid trading markets for New Visteon Common Stock will develop. The liquidity of any market for the New Visteon Common Stock will depend, among other things, upon the number of holders of New Visteon Common Stock, Reorganized

Visteon’s financial performance and the market for similar securities, none of which can be determined or predicted. Therefore, the Debtors cannot provide assurances that an active trading market will develop, or if a market develops, what the liquidity or pricing characteristics of that market will be.
4.	The Reorganized Debtors May Not Achieve Projected Financial Results or Meet Post-Reorganization Debt Obligations and Finance All Operating Expenses, Working Capital Needs, and Capital Expenditures
     The Reorganized Debtors may not be able to meet their projected financial results. To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due or may not be able to meet their operational needs. Any one of these failures may preclude the Reorganized Debtors from, among other things: (a) enhancing their current customer offerings; (b) taking advantage of future opportunities; (c) growing their business; or (d) responding to competitive pressures. Further, a failure of the Reorganized Debtors to meet their projected financial results or achieve their projected revenues and cash flows could lead to cash flow and working capital constraints, which constraints may require the Reorganized Debtors to seek additional working capital. The Reorganized Debtors may not be able to obtain such working capital when it is required. Further, even if the Reorganized Debtors were able to obtain additional working capital, it may only be available on unreasonable terms. For example, the Reorganized Debtors may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of the Reorganized Debtors. If any such required capital is obtained in the form of equity, the interests of the holders of the then-outstanding New Visteon Common Stock (and options or other rights to acquire New Visteon Common Stock) could be diluted. While the Debtors’ Financial Projections represent management’s view based on current known facts and assumptions about the future operations of the Reorganized Debtors, there is no guarantee that the Financial Projections will be realized.
5.	Estimated Valuation of the Reorganized Debtors
and the New Visteon Common Stock and the Estimated
Recoveries to Holders of Allowed Claims Are Not Intended
to Represent the Private Sale Values of the New Visteon Common Stock
     The Debtors’ estimated recoveries to holders of Allowed Claims are not intended to represent the private sale values of the Reorganized Debtors’ securities. The estimated recoveries are based on numerous assumptions (the realization of many of which is beyond the control of the Reorganized Debtors), including, without limitation: (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to achieve the operating and financial results included in the Financial Projections; (d) the Debtors’ ability to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

6.	The Reorganized Debtors May Be Controlled By a Small Number of Holders
     Consummation of the Plan may result in a small number of holders owning a significant percentage of the outstanding shares of New Visteon Common Stock. These holders may, among other things, exercise a controlling influence over the business and affairs of the Reorganized Debtors and have the power to elect directors and approve significant mergers, acquisitions, divestures, and other material corporate transactions, including the sale of the Reorganized Debtors. The Debtors can make no assurances regarding the future actions of the holders of New Visteon Common Stock and the impact such actions may have on the value of the New Visteon Common Stock.
7.	Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors
     Holders of Allowed Claims should carefully review Article IX herein, “Certain Federal Income Tax Consequences,” to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Reorganized Debtors.
8.	Impact of Interest Rates
     Changes in interest rates and foreign exchange rates may affect the fair market value of the Debtors’ assets. Specifically, decreases in interest rates will positively impact the value of the Debtors’ assets and the strengthening of the dollar will negatively impact the value of their net foreign assets.
D.	Risk Factors That Could Negatively Impact the Debtors’ Business
1.	The Debtors Are Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases
     For the duration of the Chapter 11 Cases, the Debtors’ operations and the Debtors’ ability to execute their business strategy will be subject to the risks and uncertainties associated with bankruptcy. These risks include:
•	the Debtors’ ability to obtain approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 Cases from time to time;

•	the Debtors’ ability to obtain and maintain normal trade terms with suppliers and service providers and maintain contracts that are critical to their operations;

•	the Debtors’ ability to attract, motivate, and retain key employees;

•	the Debtors’ ability to attract and retain customers;

•	the Debtors’ ability to fund and execute their business plan; and

•	the Debtors’ ability to obtain Creditor and Bankruptcy Court approval for, and then to consummate, a Plan to emerge from bankruptcy.

     The Debtors will also be subject to risks and uncertainties with respect to the actions and decisions of the Creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ restructuring and business goals.
     These risks and uncertainties could affect the Debtors’ business and operations in various ways. For example, negative events or publicity associated with the Chapter 11 Cases could adversely affect the Debtors’ sales and relationships with their customers, as well as with their suppliers and employees, which in turn could adversely affect the Debtors’ operations and financial condition. In addition, pursuant to the Bankruptcy Code, the Debtors need approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit their ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot predict or quantify the ultimate impact that events occurring during the reorganization process will have on their business, financial condition, and results of operations.
     As a result of the Chapter 11 Cases, the realization of assets and the satisfaction of liabilities are subject to uncertainty. While operating as debtors in possession, and subject to approval of the Bankruptcy Court, or otherwise as permitted in the normal course of business or Bankruptcy Court order, the Debtors may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the condensed consolidated financial statements included in the Form 10-K for the year ended that December 31, 2009. Further, the Plan could materially change the amounts and classifications of assets and liabilities reported in the historical consolidated financial statements. The historical consolidated financial statements do not include any adjustments to the reported amounts of assets or liabilities that might be necessary as a result of Confirmation of a Plan.
2.	Continued Decline in the Production Levels of the Debtors’ Major Customers Could Reduce the Debtors’ Sales and Harm the Debtors’ Profitability
     Demand for the Debtors’ products is directly related to the automotive vehicle production of the Debtors’ major customers. Automotive sales and production can be affected by general economic or industry conditions, labor relations issues, fuel prices, regulatory requirements, government initiatives, trade agreements, and other factors. Automotive industry conditions in North America and Europe have been and continue to be extremely challenging. In North America, the industry is characterized by significant overcapacity, fierce competition and rapidly declining sales. In Europe, the market structure is more fragmented with significant overcapacity and declining sales. Visteon’s business in 2008 and 2009 has been severely affected by the turmoil in the global credit markets, significant reductions in new housing construction, volatile fuel prices and recessionary trends in the U.S. and global economies. These conditions had a dramatic impact on consumer vehicle demand in 2008 and 2009, resulting in the lowest per capita sales rates in the United States in half a century and lower global automotive production following six years of steady growth.

3.	The Financial Distress of the Debtors’ Major Customers and Within the Supply Base Could Significantly Affect Their Operating Performance
     During 2009, automotive OEMs, particularly those with substantial sales in the United States, experienced decreased demand for their products, which resulted in lower production levels on several of the Debtors’ key platforms, particularly light truck platforms. In addition, these customers have experienced declining market shares in North America and are continuing to restructure their North American operations in an effort to improve profitability. The domestic automotive manufacturers are also burdened with substantial structural costs, such as pension and healthcare costs that have impacted their profitability and labor relations. Several other global automotive manufacturers are also experiencing operating and profitability issues and labor concerns. In this environment, it is difficult to forecast future customer production schedules, the potential for labor disputes or the success or sustainability of any strategies undertaken by any of the Debtors’ major customers in response to the current industry environment. This environment may also put additional pricing pressure on suppliers to OEMs, such as the Debtors, which would reduce such suppliers’ (including the Debtors’) margins. In addition, cuts in production schedules are also sometimes announced by customers with little advance notice, making it difficult for suppliers to respond with corresponding cost reductions.
     Given the difficult environment in the automotive industry, there is an increased risk of bankruptcies or similar events among the Debtors’ customers. Both GM and Chrysler have sought bankruptcy protection and obtained funding support from the U.S. federal government. While the operations of Chrysler and GM have been sold to a third-party, the financial prospects of certain of the Debtors’ significant customers remain highly uncertain. The Debtors’ supply base has also been adversely affected by industry conditions. Lower production levels for the global automotive OEMs and increases in certain raw material, commodity, and energy costs during 2009 have resulted in severe financial distress among many companies within the automotive supply base. Several large suppliers have filed for bankruptcy protection or ceased operations. Unfavorable industry conditions have also resulted in financial distress within the Debtors’ supply base, an increase in commercial disputes and other risks of supply disruption. In addition, the current adverse industry environment has required the Debtors to provide financial support to distressed suppliers or take other measures to ensure uninterrupted production. While the Debtors have taken certain actions to mitigate these factors, those actions have offset only a portion of the overall impact on the Debtors’ operating results. The continuation or worsening of these industry conditions would adversely affect the Debtors’ profitability, operating results, and cash flow.
4.	The Debtors are Highly Dependent on Ford and Hyundai and Decreases in Such Customers’ Vehicle Production Volumes Would Adversely Affect the Debtors
     Ford is the Debtors’ largest customer and accounted for approximately 28% of total product sales in 2009, 34% of total product sales in 2008, and 39% of total product sales in 2007. Additionally, Hyundai has rapidly become another one of the Debtors’ largest customers—accounting for 27% of the Debtors’ total product sales in 2009, and such percentage is expected to increase in the future. Any change in Ford’s and/or Hyundai’s vehicle production volumes will have a significant impact on the Debtors’ sales volume and reorganization efforts.

     Furthermore, the Creditors’ Committee, in connection with the investigatory period provided under the ABL cash collateral order, is investigating potential Claims against Ford and/or ACH in connection with, among other events, the Debtors’ spin-off from Ford in 2000 and the ACH Transactions in 2005. The Debtors believe that Ford’s continued support as a key customer is critical to their business plan and the company’s emergence from bankruptcy. Protracted litigation against Ford, including litigation by the Creditors’ Committee seeking derivative standing to pursue claims of uncertain merit, could delay or prevent the Debtors’ emergence from bankruptcy and put at risk future revenue from the company’s relationship with Ford.
5.	The Discontinuation of, Loss of Business, or Lack
of Commercial Success, with Respect to a Particular
Vehicle Model for Which the Debtors are a Significant Supplier
Could Reduce the Debtors’ Sales and Harm the Debtors’ Profitability
     Although the Debtors have purchase orders from many of their customers, these purchase orders generally provide for the supply of a customer’s annual requirements for a particular vehicle model and assembly plant, or in some cases, for the supply of a customer’s requirements for the life of a particular vehicle model, rather than for the purchase of a specific quantity of products. In addition, it is possible that customers could elect to manufacture components internally that are currently produced by outside suppliers, such as the Debtors. The discontinuation of, the loss of business with respect to or a lack of commercial success of a particular vehicle model for which the Debtors are a significant supplier could reduce the Debtors’ sales and harm the Debtors’ profitability, thereby making it more difficult for the Debtors to make payments under the Debtors’ indebtedness or resulting in a decline in the value of the New Visteon Common Stock.
6.	The Debtors’ Substantial International Operations Make Them Vulnerable to Risks Associated with Doing Business in Foreign Countries
     As a result of the Debtors’ global presence, a significant portion of the Debtors’ revenues and expenses are denominated in currencies other than the U.S. dollar. In addition, the Debtors have manufacturing and distribution facilities in many foreign countries, including countries in Europe, Central and South America, and Asia. International operations are subject to certain risks inherent in doing business abroad, including:
•	exposure to local economic conditions, expropriation and nationalization, foreign exchange rate fluctuations and currency controls;

•	withholding and other taxes on remittances and other payments by subsidiaries;

•	investment restrictions or requirements;

•	export and import restrictions; and

•	increases in working capital requirements related to long supply chains.

     Expanding the Debtors’ business in Asia and Europe and enhancing the Debtors’ business relationships with Asian and European automotive manufacturers worldwide are important elements of the Debtors’ long-term business strategy. In addition, the Debtors have invested significantly in joint ventures with other parties to conduct business in South Korea, China, and elsewhere in Asia. The Debtors’ ability to repatriate funds from these joint ventures depends not only upon their uncertain cash flows and profits, but also upon the terms of particular agreements with the Debtors’ joint venture partners and maintenance of the legal and political status quo. As a result, the Debtors’ exposure to the risks described above is substantial. The likelihood of such occurrences and their potential effect on the Debtors vary from country to country and are unpredictable. However, any such occurrences could be harmful to the Debtors’ business and the Debtors’ profitability, thereby making it more difficult for the Debtors to make payments under the Debtors’ indebtedness or resulting in a decline in the value of the New Visteon Common Stock.
7.	Escalating Price Pressures From Customers May Adversely Affect the Debtors’ Business
     Downward pricing pressures by automotive manufacturers is a characteristic of the automotive industry. Virtually all automakers have implemented aggressive price reduction initiatives and objectives each year with their suppliers, and such actions are expected to continue in the future. In addition, estimating such amounts is subject to risk and uncertainties because any price reductions are a result of negotiations and other factors. Accordingly, suppliers must be able to reduce their operating costs in order to maintain profitability. The Debtors have taken steps to reduce their operating costs and other actions to offset customer price reductions; however, price reductions have impacted the Debtors’ sales and profit margins and are expected to continue to do so in the future. If the Debtors are unable to offset customer price reductions in the future through improved operating efficiencies, new manufacturing processes, sourcing alternatives and other cost reduction initiatives, the Debtors’ results of operations and financial condition will likely be adversely affected.
8.	Inflation May Adversely Affect the Debtors’ Profitability and the Profitability of the Debtors’ Tier 2 and Tier 3 Supply Base
     The automotive supply industry has experienced significant inflationary pressures, primarily in ferrous and non-ferrous metals and petroleum-based commodities, such as resins. These inflationary pressures have placed significant operational and financial burdens on automotive suppliers at all levels, and are expected to continue for the foreseeable future. Generally, it has been difficult to pass on, in total, the increased costs of raw materials and components used in the manufacture of the Debtors’ products to their customers. In addition, the Debtors’ need to maintain a continuing supply of raw materials and/or components has made it difficult to resist price increases and surcharges imposed by their suppliers.
     Further, this inflationary pressure, combined with other factors, has adversely impacted the financial condition of several domestic automotive suppliers, and resulting in several significant supplier bankruptcies. Because the Debtors purchase various types of equipment, raw materials, and component parts from suppliers, the Debtors may be materially and adversely affected by the failure of those suppliers to perform as expected. This non-performance may consist of delivery delays, failures caused by production issues, or delivery of non-conforming products, or supplier insolvency or bankruptcy. Consequently, the Debtors’ efforts to continue to mitigate the effects of these inflationary pressures may be insufficient if conditions worsen, thereby negatively impacting the Debtors’ financial results.
9.	The Debtors Could Be Negatively Impacted by Supplier Shortages
     In an effort to manage and reduce the costs of purchased goods and services, the Debtors, like many suppliers and automakers, have been consolidating their supply base. As a result, the Debtors are dependent on single or limited sources of supply for certain components used in the manufacture of their products. The Debtors select their suppliers based on total value (including price, delivery and quality), taking into consideration their production capacities and financial condition. However, there can be no assurance that strong demand, capacity limitations or other problems experienced by the Debtors’ suppliers will not result in occasional shortages or delays in their supply of components. If the Debtors were to experience a significant or prolonged shortage of critical components from any of their suppliers, particularly those who are sole sources, and could not procure the components from other sources, the Debtors would be unable to meet their production schedules for some of their key products or to ship such products to their customers in timely fashion, which would adversely affect sales, margins, and customer relations.
10.	Work Stoppages And Similar Events Could Significantly Disrupt the Debtors’ Business
     Because the automotive industry relies heavily on just-in-time delivery of components during the assembly and manufacture of vehicles, a work stoppage at one or more of the Debtors’ manufacturing and assembly facilities could have material adverse effects on the business. Similarly, if one or more of the Debtors’ customers were to experience a work stoppage, that customer would likely halt or limit purchases of the Debtors’ products, which could result in the shut down of the related manufacturing facilities. A significant disruption in the supply of a key component due to a work stoppage at one of the Debtors’ suppliers or any other supplier could have the same consequences, and accordingly, have a material adverse effect on the Debtors’ financial results.
11.	Impairment Charges Relating to the Debtors’ Assets and Possible Increases to Their Valuation Allowances May Have a Material Adverse Effect on Their Earnings and Results of Operations
     The Debtors recorded asset impairment charges of $9 million, $234 million and $95 million in 2009, 2008 and 2007, respectively, to adjust the carrying value of certain assets to their estimated fair value. Additional asset impairment charges in the future may result in the Debtors’ failure to achieve their internal financial plans, and such charges could materially affect the Debtors’ results of operations and financial condition in the period(s) recognized. In addition, the Debtors cannot provide assurance that they will be able to recover remaining net deferred tax assets, which are dependent upon achieving future taxable income in certain foreign jurisdictions. Failure to achieve its taxable income targets may change the Debtors’ assessment of the recoverability of their remaining net deferred tax assets and would likely result in an increase in the valuation allowance in the applicable period. Any increase in the valuation allowance would result in additional income tax expense, which could have a significant impact on the company’s future results of operations.
12.	The Debtors’ Expected Annual Effective Tax Rate Could be Volatile and Materially Change as a Result of Changes in Mix of Earnings and Other Factors
     Changes in the Debtors’ debt and capital structure, among other items, may impact their effective tax rate. The Debtors’ overall effective tax rate is equal to consolidated tax expense as a percentage of consolidated earnings before tax. However, tax expenses and benefits are not recognized on a global basis but rather on a jurisdictional basis. Further, the Debtors are in a position whereby losses incurred in certain tax jurisdictions generally provide no current financial statement benefit. In addition, certain jurisdictions have statutory rates greater than or less than the United States statutory rate. As such, changes in the mix and source of earnings between jurisdictions could have a significant impact on the Debtors’ overall effective tax rate in future periods. Changes in tax law and rates, changes in rules related to accounting for income taxes, or adverse outcomes from tax audits that regularly are in process in any of the jurisdictions in which the Debtors operate could also have a significant impact on the Debtors’ overall effective rate in future periods.
13.	The Debtors’ Ability to Effectively Operate Could be Hindered if They Fail to Attract and Retain Key Personnel
     The Debtors’ ability to operate their business and implement their strategies effectively depends, in part, on the efforts of their executive officers and other key employees. In addition, the Debtors’ future success will depend on, among other factors, the ability to attract and retain qualified personnel, particularly engineers and other employees with critical expertise and skills that support key customers and products. The loss of the services of any key employees or the failure to attract or retain other qualified personnel could have a material adverse effect on the Debtors’ business.

14.	Warranty Claims, Product Liability Claims, and Product Recalls Could Harm the Debtors’ Business, Results of Operations, and Financial Condition
     The Debtors face the inherent business risk of exposure to warranty and product liability Claims in the event that their products fail to perform as expected or such failure results, or is alleged to result, in bodily injury or property damage (or both). In addition, if any of the Debtors’ designed products are defective or are alleged to be defective, the Debtors may be required to participate in a recall campaign. As suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, automakers are increasingly expecting them to warrant their products and are increasingly looking to suppliers for contributions when faced with product liability claims or recalls. A successful warranty or product liability claim against the Debtors in excess of their available insurance coverage and established reserves, or a requirement that the Debtors participate in a product recall campaign, could have materially adverse effects on the Debtors’ business, results of operations, and financial condition.
15.	The Debtors’ Business Could be Affected Adversely by Terrorism
     Terrorist-sponsored attacks, both foreign and domestic, could have adverse effects on the Debtors’ business and results of operations. These attacks could accelerate or exacerbate other automotive industry risks such as those described above and also have the potential to interfere with the Debtors’ business by disrupting supply chains and the delivery of products to customers.
16.	The Debtors are Involved From Time to
Time in Legal Proceedings and Commercial or
Contractual Disputes, Which Could Have an Adverse
Effect on Their Business, Results of Operations and Financial Position
     The Debtors are involved in legal proceedings and commercial or contractual disputes that, from time to time, are significant. These are typically Claims that arise in the normal course of business including, without limitation, commercial or contractual disputes (including disputes with suppliers), intellectual property matters, personal injury Claims, and employment matters. No assurances can be given that such proceedings and Claims will not have a material adverse impact on the Debtors’ profitability and financial position.
17.	Litigation Related to the VUK Pension Plan and VES Pension Plan Could Materially Impact the Debtors’ Business and Recoveries Under the Plan
     As noted above, on October 15, 2009, the Visteon UK Pension Trustees Limited, in its capacity as trustee of the VUK Pension Plan and on behalf of the beneficiaries of the VUK Pension Plan filed Proofs of Claim against each of the Debtors asserting contingent and unliquidated Claims pursuant to the UK Pensions Act 2004 and the UK Pensions Act 1995 for liabilities related to a funding deficiency of the VUK Pension Plan. According to the Proofs of Claim, the VUK Pension Plan had a funding deficiency of approximately $555 million as of March 31, 2009. The UK Pensions Regulator has requested certain information from several

Visteon Entities, including certain Debtors, as part of its investigation as to whether to issue a financial support direction against one or more Visteon Entities, including potentially one or more of the Debtors.
     Visteon Engineering Services Pension Trustees Limited, trustee of the VES Pension Plan also submitted Proofs of Claim against each of the Debtors asserting contingent and unliquidated claims pursuant to the UK Pensions Act 2004 and the UK Pensions Act 1995 for liabilities related to an alleged funding deficiency of the VES Pension Plan. According to the VES’ Proofs of Claim, the UK Pensions Regulator has advised the trustee for the VES Pension Plan that it has begun investigating funding issues related to the VES Pension Plan. As of March 31, 2009, the VES Pension Plan was underfunded by an amount of approximately $118.1 million according to the VES Proofs of Claim.
     If the Pensions Regulator were to issue a financial support direction or contribution notice against the Debtors with respect to the VUK Pension Plan and/or the VES Pension Plan, the Debtors and certain of their non-Debtor Affiliates may be required to satisfy such Claims. To the extent such Claims are deemed Allowed, they would constitute prepetition General Unsecured Claims against the Debtors and could substantially dilute recoveries in Class H General Unsecured Claims. If Allowed as prepetition General Unsecured Claims, such Claims would be subject to discharge under the Plan to the fullest extent of the law pursuant to sections 524 and 1141 of the Bankruptcy Code. Notwithstanding application of the Plan discharge, such discharge would not affect the UK Pensions Regulator’s rights to assert Claims against Visteon’s non-Debtor Affiliates with respect to such pension obligations, which may have a material adverse impact on the Debtors’ business going forward to the extent any liability is established against any of the Debtors’ non-Debtor Affiliates.
18.	The Debtors’ Funding Levels of Pension Plans Could Materially Deteriorate or the Debtors May Be Unable to Generate Sufficient Excess Cash Flow to Meet Increased Pension or OPEB Obligations
     Substantially all of the Debtors’ employees participate in defined benefit pension plans or retirement/termination indemnity plans. Visteon also sponsors OPEB plans in the United States and Canada. Visteon’s worldwide pension and OPEB obligations exposed the company to approximately $574 million in unfunded liabilities as of December 31, 2009, of which approximately $388 million and $120 million was attributable to unfunded U.S. and non-U.S. pension obligations, respectively, and $66 million was attributable to unfunded OPEB obligations. Visteon has previously experienced declines in interest rates and pension asset values. Future declines in interest rates or the market values of the securities held by the plans, or certain other changes, could materially deteriorate the funded status of Visteon’s plans and affect the level and timing of required contributions in 2010 and beyond. Additionally, a material deterioration in the funded status of the plans could significantly increase pension expenses and reduce the company’s profitability. While the Bankruptcy Court approved termination of Visteon’s OPEB obligations, there is a risk that the decision may be overturned on appeal. Visteon funds its OPEB obligations on a pay-as-you-go basis; accordingly, the related plans have no assets. Visteon is subject to increased OPEB cash outlays and costs due to, among other factors, rising health care costs. Increases in the expected cost of health care in excess of current assumptions could increase actuarially determined liabilities and related OPEB expenses along with future cash outlays. Visteon’s assumptions used to calculate pension and OPEB obligations as of the annual measurement date directly impact the expense to be recognized in future periods. While Visteon’s management believes that these assumptions are appropriate, significant differences in actual experience or significant changes in these assumptions may materially affect the company’s pension and OPEB obligations and future expense. Visteon’s ability to generate sufficient cash to satisfy its obligations may be impacted by the factors discussed herein.
19.	The Debtors Could be Adversely Impacted by Environmental Laws and Regulations
     The Debtors’ operations are subject to U.S. and foreign environmental laws and regulations governing emissions to air; discharges to water; the generation, handling, storage, transportation, treatment and disposal of waste materials; and the cleanup of contaminated properties. Currently, environmental costs with respect to former, existing or subsequently acquired operations are not material, but there is no assurance that the Debtors will not be adversely impacted by such costs, liabilities or Claims in the future either under present laws and regulations or those that may be adopted or imposed in the future.
20.	Developments or Assertions by or Against the Debtors Relating to Intellectual Property Rights Could Materially Impact Their Business
     The Debtors own significant intellectual property, including a large number of patents, trademarks, copyrights and trade secrets, and are involved in numerous licensing arrangements. The Debtors’ intellectual property plays an important role in maintaining their competitive position in a number of the markets served. Developments or assertions by or against the Debtors relating to intellectual property rights could materially impact the Debtors’ business. Significant technological developments by others also could materially and adversely affect the Debtors’ business and results of operations and financial condition.
E.	Risks Associated with Forward Looking Statements
1.	Financial Information Is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed
     The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects, in all material respects, the financial results of the Debtors, the Debtors are unable to warrant or represent that the financial information contained herein and attached hereto is without inaccuracies.
2.	Financial Projections and Other Forward Looking Statements Are Not Assured, Are Subject to Inherent

Uncertainty Due to Numerous Assumptions Upon Which They Are Based and, as a Result, Actual Results May Vary
     This Disclosure Statement contains various projections concerning the financial results of the Reorganized Debtors’ operations, including the Financial Projections that are, by their nature, forward looking, and which projections are necessarily based on certain assumptions and estimates. Should any or all of these assumptions or estimates ultimately prove to be incorrect, the actual future financial results of the Reorganized Debtors may turn out to be different from the Financial Projections. The Financial Projections do not reflect emergence adjustments, including the impact of “fresh start” accounting.
     Specifically, the projected financial results contained in this Disclosure Statement reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize, including, without limitation, assumptions concerning: (a) the magnitude of the potential adverse impacts of the filing of the Chapter 11 Cases on the Debtors’ business, financial condition, or results of operations, including the Debtors’ ability to maintain contracts, trade credit and other customer and vendor relationships that are critical to their business and the actions and decisions of their Creditors and other third parties with interests in the Chapter 11 Cases; (b) the Debtors’ ability to obtain approval of Bankruptcy Court with respect to motions in the Chapter 11 Cases prosecuted from time to time and to develop, prosecute, confirm, and consummate one or more plans of reorganization with respect to the Chapter 11 Cases and to consummate all of the transactions contemplated by one or more such plans or upon which consummation of such plans may be conditioned; (c) the timing of Confirmation and Consummation of one or more plans of reorganization in accordance with its terms; (d) the anticipated future performance of Reorganized Visteon, including, without limitation, the Debtors’ ability to maintain or increase revenue and gross margins, control future operating expenses or make necessary capital expenditures; (e) general economic conditions in the markets in which the Debtors operate, including changes in interest rates or currency exchange rates; (f) the financial condition of the Debtors’ customers or suppliers; (g) changes in actual industry vehicle production levels from the Debtors’ current estimates; (h) fluctuations in the production of vehicles for which the Debtors are a supplier; (i) the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Debtors are a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; (j) disruptions in the relationships with the Debtors’ suppliers; (k) labor disputes involving the Debtors or their significant customers or suppliers, or other labor disputes that otherwise affect the Debtors; (l) the Debtors’ ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; (m) the outcome of customer negotiations; (n) the impact and timing of program launch costs; (o) the costs, timing, and success of restructuring actions; (p) increases in the Debtors’ warranty or product liability costs; (q) risks associated with conducting business in foreign countries; (r) competitive conditions impacting the Debtors’ key customers and suppliers; (s) the cost and availability of raw materials and energy; (t) the Debtors’ ability to mitigate increases in raw material, energy, and commodity costs; (u) the outcome of legal or regulatory proceedings to which the Debtors are or may become parties; (v) unanticipated changes in Cash flow, including the Debtors’ ability to align vendor payment terms with those of their customers; (w) further impairment charges initiated by adverse industry or market developments; (x) the impact and duration of domestic and foreign government initiatives designed to assist the automotive industry; and (y) other risks described herein and from time to time in Visteon Corporation’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices, and the Debtors’ success in implementing their operating strategy.
     Due to the inherent uncertainties associated with projecting financial results generally, the projections contained in this Disclosure Statement will not be considered assurances or guarantees of the amount of funds or the amount of Claims that may be Allowed in the various Classes. While the Debtors believe that the Financial Projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized.
F. Disclosure Statement Disclaimer
1.	This Disclosure Statement Was Not Approved by the Securities and Exchange Commission
     This Disclosure Statement was not filed with the Commission under the Securities Act or applicable state securities laws. Neither the Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.
2.	Reliance on Exemptions from Registration Under the Securities Act
     This Disclosure Statement has been prepared pursuant to section 1125 of the Bankruptcy Code and Rule 3016(b) of the Federal Rules of Bankruptcy Procedure and is not necessarily in accordance with federal or state securities laws or other similar laws. The offer of New Visteon Common Stock to holders of certain Classes of Claims has not been registered under the Securities Act or similar state securities or “blue sky” laws. To the maximum extent permitted by section 1145 of the Bankruptcy Code, the Securities Act and other applicable nonbankruptcy law, the issuance of the New Visteon Common Stock (including the shares reserved for issuance under the Management Equity Incentive Program) will be exempt from registration under the Securities Act by virtue of Section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or Regulation D promulgated thereunder, Rule 701 of the Securities Act or a “no sale” under the Securities Act as described herein.
3.	This Disclosure Statement May Contain Forward Looking Statements
     This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The Liquidation Analyses, distribution projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates, or recovery projections may or may not turn out to be accurate.
4.	No Legal or Tax Advice Is Provided to You by this Disclosure Statement
     This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each holder of a Claim or an Equity Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.
5.	No Admissions Made
     The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Reorganized Debtors, holders of Allowed Claims or Interests, or any other parties in interest.
6.	Failure to Identify Litigation Claims or Projected Objections
     No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Equity Interest is, or is not, identified in this Disclosure Statement. The Debtors or the Reorganized Debtors may seek to investigate, file, and prosecute Claims and Interests and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or Objections to Claims.
7.	No Waiver of Right to Object or Right to Recover Transfers and Assets
     The vote by a holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that holder’s Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.
8.	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors
     Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

9.	Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update
     The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.
10.	No Representations Outside this Disclosure Statement Are Authorized
     No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel for the Debtors, the counsel for the Creditors Committee and the United States Trustee.
G.	Liquidation Under Chapter 7
     If no plan can be Confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and the Debtors’ Liquidation Analyses is described herein and attached hereto as Exhibit D.
ARTICLE IX.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES
     The following is a summary of certain United States federal income tax consequences of the Plan to the Debtors and certain holders of Claims. This summary is based on the Internal Revenue Code, Treasury Regulations thereunder (“Treasury Regulations”) and administrative and judicial interpretations and practice, all as in effect on the date of this Disclosure Statement and all of which are subject to change, with possible retroactive effect. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained and the Debtors do not intend to seek a ruling from the Internal Revenue Service as to any of the tax consequences of the Plan discussed below. There can be no assurance that the Internal Revenue Service will not challenge one or more of the tax consequences of the Plan described below.
     This summary does not apply to holders of Claims that are not United States Persons (as such term is defined in the Internal Revenue Code) or that are otherwise subject to special treatment under United States federal income tax law (including, without limitation, banks, governmental authorities or agencies, financial institutions, insurance companies, pass-through Entities, tax-exempt organizations, brokers and dealers in securities, mutual funds, small business investment companies, employees, persons who received their Claims or Interests pursuant to the exercise of an employee stock option or otherwise as compensation, persons holding Claims or Interests that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction and regulated investment companies). The following discussion assumes that holders of Allowed Claims hold such Claims as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not purport to cover all aspects of United States federal income taxation that may apply to the Debtors and holders of Allowed Claims based upon their particular circumstances. Additionally, this summary does not discuss any tax consequences that may arise under any laws other than United States federal income tax law, including under state, local or foreign tax law.
     ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.
     INTERNAL REVENUE SERVICE CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE INTERNAL REVENUE CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE PROMOTION AND MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
A.	Certain United States Federal Income Tax Consequences to Holders of Allowed Claims
     The United States federal income tax consequences to holders of certain Allowed Claims will depend on whether the Allowed Claims are treated as “securities” of Visteon for purposes of the reorganization provisions of the Internal Revenue Code. Whether an instrument constitutes a “security” is determined based on all the facts and circumstances, but most authorities have held that the term-length of a debt instrument at issuance is an important factor in determining whether such an instrument is a security for United States federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that such debt instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including, without limitation: (1) the security for payment; (2) the creditworthiness of the obligor; (3) the subordination or lack thereof to other Creditors; (4) the right to vote or otherwise participate in the management of the obligor; (5) convertibility of the instrument into an Interest of the obligor; (6) whether payments of interest are fixed, variable or contingent; and (7) whether such payments are made on a current basis or accrued. The Debtors intend to take the position that, while not free from doubt, the Term Loan Facility Claims, 12.25% Senior Notes Claims, 7.00% Senior Notes Claims and 8.25% Senior Notes Claims are securities.
1.	Consequences to Holders of Allowed Class E Term Loan Facility Claims, Class F 12.25% Senior Notes Claims and Class G General Unsecured Claims
     Pursuant to the Plan, Allowed Class E Term Loan Facility Claims, Class F 12.25% Senior Notes Claims and Class G General Unsecured Claims will be exchanged for the issuance of New Visteon Common Stock or, in the case of a Class G General Unsecured Claim holder that elects to be treated as an Allowed Class M Claim, Cash.
     To the extent that the Allowed Term Loan Facility Claims, 12.25% Senior Notes Claims and General Unsecured Claims are treated as securities of Visteon, then the exchange of such Allowed Claims so treated for New Visteon Common Stock pursuant to the Plan should be treated as a recapitalization and, therefore, a tax-free reorganization. In such case, each holder of such Allowed Claims should not recognize any gain or loss on the exchange, except to the extent that a portion of the consideration received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the holder may recognize ordinary income (as discussed in greater detail in Section A.3 of this Article IX herein, “Accrued but Untaxed Interest”). Such holder should obtain a tax basis in the New Visteon Common Stock received equal to the tax basis of the Allowed Claims surrendered and should have a holding period for the New Visteon Common Stock that includes the holding period for the Allowed Claims exchanged therefore, provided, however, that the tax basis of any New Visteon Common Stock (or portion thereof) treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Visteon Common Stock (or portion thereof) should not include the holding period of the Allowed Claims exchanged therefor.
     To the extent that the Allowed Term Loan Facility Claims, 12.25% Senior Notes Claims and General Unsecured Claims are not treated as securities of Visteon, a holder of such Allowed Claims will be treated as exchanging its Allowed Claims for New Visteon Common Stock in a taxable exchange under section 1001 of the Internal Revenue Code. Accordingly, each holder of such Allowed Claims should recognize capital gain or loss equal to the difference between: (a) the fair market value of the New Visteon Common Stock (as of the date the they are distributed to the holder) received in exchange for the Allowed Claims and (b) the holder’s adjusted basis, if any, in the Allowed Claims. Such gain or loss should be (subject to the “market discount” rules described below) long-term capital gain or loss if the holder has a holding period for Allowed Claims of more than one year. The deductibility of capital losses is subject to limitations. To the extent that a portion of the consideration received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the holder may recognize ordinary income (as discussed in greater detail in Section A.3 of this Article IX, Accrued but Untaxed Interest). A holder’s tax basis in the shares of New Visteon Common Stock should equal their fair market value as of the date they are distributed to the holder. A holder’s holding period for New Visteon Common Stock should begin on the day following the Effective Date.
     To the extent that a holder of an Allowed Class G General Unsecured Claim elects to be treated as a Class M Claim, the holder will be treated as exchanging its Allowed Claims for Cash. A holder who receives Cash should recognize capital gain or loss equal to the difference between (a) the amount of Cash that is not allocable to accrued interest and (b) the holder’s tax basis in the Allowed Claims surrendered therefor by the holder. Such gain or loss should be (subject to the “market discount” rules described below) long-term capital gain or loss if the holder has a holding period for Allowed Claims of more than one year. To the extent that a portion of the Cash received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the holder may recognize ordinary income (as discussed in greater detail in Section A.3 of this Article IX herein, Accrued but Untaxed Interest).
2.	Consequences to Holders of Allowed Class A ABL Claims, Class C Other Secured Claims, Class D Other Priority Claims, and Class H Trade Claims
     Pursuant to the Plan, Allowed Class A ABL Claims, Class C Other Secured Claims, Class D Other Priority Claims, and Class H Trade Claims will be exchanged for Cash or, in the case of certain Secured Claims, the collateral securing such Claims. A holder who receives Cash or collateral should recognize capital gain or loss equal to the difference between (a) the amount of Cash and/or the fair market value of any collateral received that is not allocable to accrued interest and (b) the holder’s tax basis in the Allowed Claims surrendered therefor by the holder. Such gain or loss should be (subject to the “market discount” rules described below) long-term capital gain or loss if the holder has a holding period for Allowed Claims of more than one year. To the extent that a portion of the Cash and/or collateral received in exchange for the Allowed Claims is allocable to Accrued but Untaxed Interest, the holder may recognize ordinary income (as discussed in greater detail in Section A.3 of this Article IX herein, Accrued but Untaxed Interest).
3.	Accrued but Untaxed Interest
     A portion of the consideration received by holders of Claims may be attributable to Accrued but Untaxed Interest on such Claims. Such amount should be taxable to that holder as interest income if such accrued interest has not been previously included in the holder’s gross income for United States federal income tax purposes. Conversely, holders of Claims may be able to recognize a deductible loss to the extent any accrued interest on the Claims was previously included in the holder’s gross income but was not paid in full by the Debtors.
     If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to Accrued but Untaxed Interest is unclear. Under the Plan, the aggregate consideration to be distributed to holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for

United States federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. The Internal Revenue Service could take the position that the consideration received by the holder should be allocated in some way other than as provided in the Plan. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.
4.	Market Discount
     Holders who exchange Allowed Claims for New Visteon Common Stock may be affected by the “market discount” provisions of sections 1276 through 1278 of the Internal Revenue Code. Under these provisions, some or all of the gain realized by a holder may be treated as ordinary income (instead of capital gain), to the extent of the amount of accrued “market discount” on such Allowed Claims.
     In general, a debt obligation with a fixed maturity of more than one year that is acquired by a holder on the secondary market (or, in certain circumstances, upon original issuance) is considered to be acquired with “market discount” as to that holder if the debt obligation’s stated redemption price at maturity (or revised issue price as defined in section 1278 of the Internal Revenue Code, in the case of a debt obligation issued with original issue discount) exceeds the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. However, a debt obligation is not a “market discount bond” if the excess is less than a statutory de minimis amount (equal to 0.25% of the debt obligation’s stated redemption price at maturity or revised issue price, in the case of a debt obligation issued with original issue discount, multiplied by the number of complete years remaining until maturity at the time of the acquisition).
     Any gain recognized by a holder on the taxable disposition of Allowed Claims (determined as described above) that were acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while the Allowed Claims were considered to be held by the holder (unless the holder elected to include market discount in income as it accrued). To the extent that the Allowed Claims that were acquired with market discount are exchanged in a tax-free transaction for other property (as may occur here), any market discount that accrued on the Allowed Claims (i.e., up to the time of the exchange) but was not recognized by the holder is carried over to the property received therefor and any gain recognized on the subsequent sale, exchange, redemption or other disposition of such property is treated as ordinary income to the extent of such accrued, but not recognized, market discount.
5.	Information Reporting and Backup Withholding
     In general, information reporting requirements may apply to distributions or payments under the Plan. Additionally, under the backup withholding rules, a holder of a Claim may be subject to backup withholding (currently at a rate of 28%) with respect to distributions or payments made pursuant to the Plan unless that holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) timely provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided, however, that the required information is timely provided to the Internal Revenue Service.
     The Debtors will, through the Distribution Agent, withhold all amounts required by law to be withheld from payments of interest. The Debtors will comply with all applicable reporting requirements of the Internal Revenue Service.
     THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION CONTEMPLATED BY THE RESTRUCTURING, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.
B.	Certain United States Federal Income Tax Consequences to the Reorganized Debtors
1.	Cancellation of Debt and Reduction of Tax Attributes
     In general, absent an exception, a debtor will realize and recognize cancellation of debt income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted Issue Price of the indebtedness satisfied, over (b) the sum of (i) the amount of Cash paid, and (ii) the fair market value of any new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange.
     A debtor will not, however, be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to the rule discussed in the preceding sentence. In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryforwards; (b) general business and minimum tax credit carryovers; (c) capital loss carryovers; (d) tax basis in assets; and (e) foreign tax credit carryovers. A debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Internal Revenue Code. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. Any excess COD Income over the amount of available tax attributes is not subject to United States federal income tax and has no other United States federal income tax impact.
     The Treasury Regulations address the method and order for applying tax attribute reduction to an affiliated group of corporations. Under these regulations, the tax attributes of each member of an affiliated group of corporations that is excluding COD Income is first subject to reduction. To the extent the debtor member’s tax basis in stock of a lower-tier member of the affiliated group is reduced, a “look through rule” requires that a corresponding reduction be made to the tax attributes of the lower-tier member. If a debtor member’s excluded COD Income exceeds its tax attributes, the excess COD Income is applied to the reduction of certain remaining consolidated tax attributes of the affiliated group. Because the Plan provides that holders of certain Allowed Claims will receive New Visteon Common Stock, the amount of COD Income, and accordingly the amount of tax attributes required to be reduced, will depend on the fair market value of the New Visteon Common Stock exchanged therefor. This value cannot be known with certainty until after the Effective Date. However, as a result of Consummation, the Debtors expect that there could be material reductions in NOLs, NOL carryforwards, or other tax attributes including the Reorganized Debtors’ tax basis in their assets.
2.	Limitation of NOL Carry Forwards and Other Tax Attributes
     The Reorganized Debtors may have NOL carryovers and other tax attributes at emergence. The amount of such NOL carryovers that will be available to the Reorganized Debtors at emergence is based on a number of factors and is impossible to calculate at this time. Some of the factors that will impact the amount of available NOLs include: (i) the amount of tax losses incurred by the Debtors in 2009 and 2010; (ii) the value of the New Visteon Common Stock; and (iii) the amount of COD Income incurred by the Debtors in connection with Consummation. The Debtors anticipate that subsequent utilization of any losses and NOL carryovers remaining and possibly certain other tax attributes may be restricted as a result of and upon Consummation.
     Following Consummation, the Debtors anticipate that any remaining NOL carryover, capital loss carryover, tax credit carryovers and, possibly, certain other tax attributes (such as losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change) of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, the “Pre-Change Losses”) may be subject to limitation under sections 382 and 383 of the Internal Revenue Code as a result of an “ownership change” of the Reorganized Debtors by reason of the transactions pursuant to the Plan.
     Under sections 382 and 383 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. As discussed in greater detail herein, the Debtors anticipate that the issuance of the New Visteon Common Stock pursuant to the Plan will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Debtors’ use of their NOL carryovers and other Pre-Change Losses will be subject to limitation unless an exception to the general rules of section 382 of the Internal Revenue Code applies.
3.	General Section 382 Annual Limitation
     In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (b) the “long-term tax-exempt rate” (which is the highest of the adjusted Federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the “ownership change” occurs). Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.
4.	Special Bankruptcy Exceptions
     An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor company in chapter 11 receive, in respect of their Claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in chapter 11) pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). Under the 382(l)(5) Exception, a debtor’s Pre-Change Losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions Claimed during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock in the reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another “ownership change” within two years after Consummation, then the Reorganized Debtors’ Pre-Change Losses effectively would be eliminated in their entirety.
     Where the 382(l)(5) Exception is not applicable (either because the debtor does not qualify for it or the debtor otherwise elects not to utilize the 382(l)(5) Exception), a second special rule will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the limitation will be calculated by reference to the lesser of the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that under it, the debtor corporation is not required to reduce their NOLs by the amount of interest deductions Claimed within the prior three-year period, and the debtor may undergo a change of ownership within two years without triggering the elimination of its NOLs.
     While it is not certain, it is doubtful at this point that the Debtors will elect to utilize the 382(l)(5) Exception. In the event that the Debtors do not use the 382(l)(5) Exception, the Debtors expect that their use of any remaining NOLs after the Effective Date will be subject to limitation based on the rules discussed above, but taking into account the 382(l)(6) Exception. Regardless of whether the Reorganized Debtors take advantage of the 382(l)(6) Exception or the 382(l)(5) Exception, the Reorganized Debtors’ use of their Pre-Change Losses after the Effective Date may be adversely affected if an “ownership change” within the meaning of section 382 of the Internal Revenue Code were to occur after the Effective Date. With respect to any ownership change after the Effective Date, NOLs and other tax attributes attributable to the period prior to the Effective Date are treated as Pre-Change Losses for the latter ownership change as well, with the result that such NOLs will be subject to the smaller of the earlier annual limitation and any later annual limitations.

a.	Alternative Minimum Tax
     In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. For example, except for alternative tax NOLs generated in or deducted as carryforwards in taxable years ending in 2001 and 2002, which can offset 100% of a corporation’s AMTI, only 90% of a corporation’s AMTI may be offset by available alternative tax NOL carryforwards. The effect of this rule could cause Reorganized Visteon to owe a modest amount of federal and state income tax on taxable income in future years even if NOL carryforwards are available to offset that taxable income. Additionally, under section 56(g)(4)(G) of the Internal Revenue Code, an ownership change (as discussed above) that occurs with respect to a corporation having a net unrealized built-in loss in its assets will cause, for AMT purposes, the adjusted basis of each asset of the corporation immediately after the ownership change to be equal to its proportionate share (determined on the basis of respective fair market values) of the fair market value of the assets of the corporation, as determined under section 382(h) of the Internal Revenue Code, immediately before the ownership change, the effect of which may increase the amount of AMT owed by the Reorganized Debtors.

ARTICLE X.
RECOMMENDATION
     The Debtors recommend the Plan because it provides for greater distributions to the holders of Claims and Interests than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation could result in extensive delays and increased administrative expenses resulting in smaller distributions to the holders of Claims. Accordingly, the Debtors recommend that holders of Claims entitled to vote on the Plan support Confirmation and vote to accept the Plan.

Respectfully submitted,

Van Buren Township, Michigan
Dated:	By:

Name:

Title:

VISTEON CORPORATION (for itself and all other Debtors)

Exhibit A
Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates
Pursuant to Chapter 11 of the United States Bankruptcy Codes
[Included as Exhibit 99.1 to Current Report on Form 8-K]

Exhibit B
Approved Disclosure Statement Order [To Be Filed]

Exhibit C
Reorganized Debtors’ Financial Projections

VISTEON CORPORATION
Financial Projections
FINANCIAL PROJECTIONS
     The Debtors developed financial projections (the “Financial Projections”) to support the feasibility of the First Amended Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Court (the “Plan”).1
THE FINANCIAL PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY SIGNIFICANTLY FROM THESE FINANCIAL PROJECTIONS.
Overview of Financial Projections
     As a condition to Confirmation, the Bankruptcy Code requires, among other things, the Bankruptcy Court to find that Confirmation is not likely to be followed by either a liquidation or the need to further reorganize the Debtors. In connection with developing the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, the Debtors’ management has, through the development of the Financial Projections, analyzed the Reorganized Debtors’ ability to meet their obligations under the Plan and to maintain sufficient liquidity and capital resources to conduct their businesses. The Financial Projections will also assist each holder of a Claim in determining whether to accept or reject the Plan. The Debtors prepared the Financial Projections in good faith, based upon estimates and assumptions made by the Debtors’ management. The estimates and assumptions in the Financial Projections, while considered reasonable by management, may not be realized, and are inherently subject to uncertainties and contingencies. They are also based on factors such as industry performance, general business, economic, competitive, regulatory, market and financial conditions, all of which are difficult to predict and generally beyond the Debtors’ control. Because future events and circumstances may well differ from those assumed, and unanticipated events or circumstances may occur, the Debtors expect that the actual and projected results will differ and the actual results may be materially greater or less than those contained in the Financial Projections. No representations can be made as to the accuracy of the Financial Projections or the Reorganized Debtors’ ability to achieve the projected results. Therefore, the Financial Projections may not be relied upon as a guarantee or as any other form of assurance as to the actual results that will occur. The inclusion of the Financial Projections herein should not be regarded as an indication that the Debtors considered or consider the Financial Projections to reliably predict future performance. The Financial Projections are subjective in many respects, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and future developments. The Debtors do not intend to update or otherwise revise the Financial Projections to reflect the occurrence of future events, even in the event that assumptions underlying the Financial Projections are not borne out. The Financial Projections should be read in conjunction with the assumptions and qualifications set forth herein.
     In general, as illustrated by the Financial Projections, the Debtors believe that with a significantly deleveraged capital structure, the Debtors’ business will return to viability. The decrease in the amount of debt on the Debtors’ balance sheet will substantially reduce interest expense and improve cash flow.

[1]	Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in the Plan.

Based on the Financial Projections, the Debtors should have sufficient cash flow to pay and service their debt obligations and to operate their businesses. The Debtors believe that Confirmation and Consummation are not likely to be followed by the liquidation or further reorganization of the Reorganized Debtors. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.
THE DEBTORS DID NOT PREPARE THE FINANCIAL PROJECTIONS WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS’ INDEPENDENT AUDITOR HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO. THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH FINANCIAL PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS.
ACCORDINGLY, NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS INTEND TO, AND EACH DISCLAIMS ANY OBLIGATION TO: (A) FURNISH UPDATED FINANCIAL PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO ANY OTHER PARTY AFTER THE EFFECTIVE DATE; (B) INCLUDE ANY SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE. IT IS THE CURRENT PRACTICE OF THE DEBTORS TO PERIODICALLY ISSUE PRESS RELEASES REPORTING FINANCIAL RESULTS AND HOLDERS OF CLAIMS ARE URGED TO REVIEW ANY SUCH PRESS RELEASES IN THE FUTURE IF, WHEN, AND AS, ISSUED.
     On December 17, 2009, the Debtors filed the Joint Plan of Reorganization of Visteon Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the United States Bankruptcy Court, which contained financial projections dated as of December 15, 2009. Following the filing of the December 17 plan, during the first quarter of 2010, the Debtors updated their underlying business plan to reflect actual financial results for the year ended December 31, 2009, maintenance of the Debtors’ defined benefit pension plans (the "Pension Plans”), and revised assumptions for 2010. The Financial Projections were prepared as of February 26, 2010 based on, among other things, the anticipated future financial condition and results of operations of the Reorganized Debtors using the updated business plan. Management of the Debtors developed and refined the business plan and prepared consolidated financial projections of Visteon Corporation and its Debtor Affiliates for the years ending December 31, 2010 through December 31, 2013 (the “Projection Period”).
     The Financial Projections assume that the Plan will be consummated in accordance with its terms and that all transactions contemplated by the Plan will be consummated by June 30, 2010 (the “Assumed Effective Date”). Any significant delay in the Assumed Effective Date may have a significant negative impact on the operations and financial performance of the Debtors including, but not limited to, an increased risk of inability to meet sales forecasts and the incurrence of higher reorganization expenses.
     Although the Financial Projections represent the Debtors’ best estimates and good faith judgment (for which the Debtors believe they have a reasonable basis), of the results of future operations, financial position, and cash flows of the Reorganized Debtors, they are only estimates and actual results may vary considerably from such Financial Projections. Consequently, the inclusion of the Financial Projections herein should not be regarded as a representation by the Debtors, the Debtors’ advisors or any other person that the projected results of operations, financial position, and cash flows of the Debtors will be achieved.
     The Debtors do not intend to update or otherwise revise the Financial Projections to reflect circumstances that may occur after their preparation, or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. However, the Reorganized Debtors intend to disclose their actual results of operations, financial condition and cash flows during the Projection Period through publication of subsequent quarterly and annual financial statements and accompanying discussion and analysis, which will be contained in the quarterly and annual reports.
     Additional information relating to the principal assumptions used in preparing the Financial Projections is set forth below.
General Assumptions and Methodology
     The Financial Projections consist of the following unaudited pro forma financial statements: projected consolidated statements of operations for each year in the Projection Period; projected statements of financial position as of December 31 for each year in the Projection Period; and projected statements of cash flows for each year in the Projection Period. The Financial Projections are based on financial data derived from the Debtors’ business planning process.
     The business planning process is undertaken annually by the Debtors to provide sales and cost projections which assist the Debtors in managing their working capital needs, planning for anticipated capital expenditures and developing their capital structure. As part of the annual business planning process, the Debtors undertook and completed the business plan during the fourth quarter of 2009. During the first quarter of 2010, the Debtors updated the business plan financial information for actual financial results as of and for the year ended December 31, 2009, and for revised volume and performance expectations for 2010, Pension Plan contributions, and customer surcharge assumptions. Additionally, projected financial information for 2011-2013 was updated to reflect the flow-through impact of these adjustments to the base business plan completed during the fourth quarter of 2009.
     The Financial Projections: a) are based upon current and projected market conditions in each of the Debtors’ respective markets; b) utilize part detail to create plant and product group financials c) assume emergence from Chapter 11 on the Assumed Effective Date under the terms expected in the Plan; d) reflect the successful exit and wind down of the North America interiors business and other North American plants; e) assume that that benefits under the Debtors’ post-retirement employee health care and life insurance benefit (“OPEB”) plans are terminated; f) assume that the Debtors’ Pension Plans are maintained; g) assume that the Debtors’ non-qualified employee retirement benefit plans are terminated; and h) assume that the Reorganized Debtors adopt a new supplemental executive retirement plan and pension parity plan, each substantially in the form contained in the Plan Supplement, and shall reinstate and honor any benefits accrued under the Debtors’ current supplemental executive retirement plan and pension parity plan for employees of the Reorganized Debtors pursuant to the new supplemental executive retirement plan and pension parity plan.
Income Statement Assumptions
          Net Sales: The Debtors’ net sales include product sales and services revenue. Product sales primarily include sales of component parts to global vehicle manufacturers and are driven by production volumes associated with the underlying vehicle platforms. Services revenue primarily relates to information technology, engineering, administrative and other business support services provided by the Debtors, largely in support of divestiture transactions.
     The Debtors’ product sales projections utilize vehicle platform production forecast data from industry recognized third-party consultants adjusted to incorporate the Debtors’ own expertise gained through information obtained directly from the customer and analysis of past history. The Debtors combined these vehicle platform production forecasts with information pertaining to the Debtors’ existing customer contracts and content for these vehicle platforms and an assessment of future contracts and content for these vehicle platforms to create the Debtors’ product sales projections.
     Services revenue primarily relates to information technology, engineering, administrative and other business support services provided by the Debtors to Automotive Component Holdings, LLC (“ACH”), under the terms of various agreements with ACH. Services revenue declines during the Projection Period from $175 million in 2010 to $129 million in 2013, representing decreased utilization of the Debtors’ services by ACH.
     Cost of Goods Sold (“COGS”): The Debtors’ COGS expenditures primarily include direct material costs, labor and overhead, and product engineering expenses. Direct material costs include purchases of various commodity raw materials (primarily metals and plastics) used in the production of salable component parts. Labor and overhead includes plant related expenses. Product engineering expenses represent expenses associated primarily with employees conducting research and development, product design and manufacturing engineering activities. Included in the projected engineering expenses are reductions in costs reflecting both continued structural actions and increased utilization of lower cost country resources while at the same time recognizing the importance of continued technological development.
     Excluding the $322 million benefit related to the OPEB termination in 2010, COGS as a percentage of sales decreases throughout the Projection Period, generally due to assumed cost savings associated with ongoing restructuring and cost reduction activities and the benefit of increased capacity utilization as sales levels increase over the Projection Period.
     Selling, General & Administrative Expenses (“SG&A”): SG&A represents administrative expenses incurred at corporate and product group levels, and related IT and facility expenses. SG&A expenses, excluding the $13 million of expense related to the OPEB termination in 2010, are projected to be $358 million or 5.4% of sales in 2010, decreasing to $272 million or 4.0% of sales in 2013 due to assumed savings associated with the Company’s continued cost reduction activities and improved sales levels.2
     Reorganization Items: Reorganization items consist of estimated fees for professional advisors and other costs directly attributable to the Chapter 11 Cases.
     Interest Expense: Interest expense for 2010 includes the projected expense related to adequate protection under the ABL Facility and interest and fees under the DIP Facility for the period ending June 30, 2010. For the second half of 2010 through 2013, interest expense is based upon the Debtors’ anticipated debt structure following Consummation of the Plan, which for purposes of the Financial Projections is comprised of a $150 million undrawn revolving credit facility. Interest expense during the Projection Period also includes amounts related to other Affiliate debt, primarily foreign Affiliates.

[2]	SG&A for 2010 is negatively affected by the amortization of actuarial losses associated with the OPEB termination.

     Income Tax Expense: Consolidated income tax expense increases over the Projection Period reflecting increased profitability as well as a change in anticipated effective tax rates. These anticipated effective tax rates incorporate judgments regarding the Debtors’ ability to utilize net operating loss carry-forwards to offset a portion of taxable income, as well as the impact of changes in tax laws. U.S. income taxes were estimated by the Debtors after considering the application of pre-emergence tax attributes to offset any taxable income, subject to Section 382 limitations, and post-emergence net operating losses. The Debtors believe that they will have sufficient tax attributes in existence at the Assumed Effective Date and generated after the Assumed Effective Date to offset any U.S. taxable income during the Projection Period.
Balance Sheet Assumptions
     The Debtors’ projected consolidated statements of financial position set forth the projected consolidated financial position after Consummation of the Plan. The projected consolidated statements of financial position were developed based upon the Debtors’ December 31, 2009 balance sheet contained in the Visteon Corporation Annual Report on Form 10-K for the year ended December 31, 2009, as adjusted for projected results of operations and cash flows over the Projection Period. The projected consolidated statements of financial position do not reflect the impact of “fresh start” accounting, which could result in a material change to the projected values of assets and liabilities.
     Cash and Equivalents: Cash and equivalents are comprised of global cash and cash equivalent balances including amounts held in foreign non-wholly owned consolidated Affiliates. The Debtors’ operating profitability is projected to become more concentrated with their foreign subsidiaries and joint ventures. Accordingly, cash balances located outside the U.S. are projected to increase. The Debtors’ ability to efficiently access cash balances in foreign jurisdictions is subject to local regulatory and statutory requirements.
     Restricted Cash: Restricted cash primarily includes amounts of cash restricted pursuant to the ABL Facility and Term Loan Facility cash collateral orders entered by the Bankruptcy Court, as well as amounts required to cash collateralize ongoing letters of credit and international hedging activities. Under the ABL Facility cash collateral order, there is an $80 million minimum cash requirement. Under the Term Loan Facility cash collateral order, the Debtors are required to hold dividends paid by foreign Affiliates to Debtor entities. Since the Petition Date, $34 million in dividends have been held in such accounts. Both the ABL Facility minimum cash requirement and the Term Loan Facility dividend restriction are projected to be lifted upon the Assumed Effective Date. Cash used to collateralize outstanding letters of credit and the Debtors’ foreign currency hedging contracts is projected to remain restricted after the Assumed Effective Date.
     Short and Long Term Debt: Short and long-term debt balances as of December 31, 2010, 2011, 2012 and 2013 assume an anticipated post-reorganization capital structure that is comprised primarily of foreign affiliate debt, including $60 million of new Halla debt in North America and Europe, and $44 million from a French receivables factoring program. Additionally, following Consummation of the Plan the Reorganized Debtors expect to have availability under a $150 million U.S. revolving credit facility.
     Employee Benefits: Employee benefit obligations assume that benefits under the Debtors’ OPEB plans are terminated, the Debtors’ Pension Plans are maintained, the Debtors’ non-qualified employee retirement benefit plans are terminated, and the Reorganized Debtors adopt a new supplemental executive retirement plan and pension parity plan, each substantially in the form contained in the Plan Supplement, and shall reinstate and honor any benefits accrued under the Debtors’ current supplemental executive retirement plan and pension parity plan for employees of the Reorganized Debtors pursuant to the new supplemental executive retirement plan and pension parity plan. Prior to the Petition Date, the Debtors withdrew from the Central States, Southeast and Southwest Areas Pension Plan (which is a multiemployer plan). Further, the shutdown of the Debtors’ North Penn facility triggered a withdrawal liability from the Teamsters Pension Trust Fund of Philadelphia and Vicinity, the bulk of which is related to prepetition service. Withdrawal liabilities associated with these plans have been excluded from the Debtors’ employee benefit obligations, and have been classified as liabilities subject to compromise.
     Liabilities Subject to Compromise: Pre-petition amounts subject to compromise are assumed to be settled in accordance with the terms of the Plan. For purposes of the Financial Projections, this settlement is reflected in statements of financial position and statements of cash flows only and is given effect during 2010 as an equity transaction.
Cash Flow Assumptions
     Operating Activities: Cash flows from operating activities are projected to increase from an outflow of $21 million in 2010 to an inflow of $500 million in 2013. This improvement largely reflects net income improvements adjusted for non-cash items during the Projection Period. Other significant sources and uses of cash from operations during the Projection Period include changes in trade working capital cash flows and other assets and liabilities. Changes in trade working capital cash flows in 2010 are affected by accounts payable cash flows associated with post-emergence disbursements in accordance with the Plan. Other assets and liabilities are affected by pension payments and reorganization related professional fee payments.
     Investing Activities: Cash flows from investing activities primarily consist of capital expenditures, joint venture investments and proceeds from asset sales. Capital expenditures are $185 million in 2010, and average $165 million per year for the remainder of the Projection Period.
     Financing Activities:
     “Short-Term Debt, Net” in 2010 includes a $128 million payment under the ABL Facility (including $39 million on drawn letters of credit) on the Assumed Effective Date and other debt reductions, partially offset by $60 million proceeds from new Halla debt in North America and Europe and $35 million of cash proceeds from a French factoring program.
     “Cash Restriction” assumes that the ABL Facility minimum cash requirements and the Term Loan Facility dividend restriction will be lifted on the Assumed Effective Date, resulting in a cash inflow of $105 million in 2010.
     “Proceeds from DIP Facility, Net of Issuance Costs” includes borrowings from the DIP Facility of $75 million in November 2009. Upon emergence, the $75 million outstanding balance on the DIP Facility is assumed to be repaid.
     “Principal Payments on Debt” in 2010 primarily include the final payment of Korean bonds previously issued in 2007.

Visteon Corporation
Unaudited Projected Consolidated Statements of Operations
(Dollars in Millions)
Income Statement

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
Net Sales
Product Sales	$6,420	$6,435	$6,550	$6,956	$7,088
Services	265	175	153	140	129

Total Net Sales	$6,685	$6,610	$6,703	$7,096	$7,217

Cost Of Goods Sold
Product	$(5,827)	$(5,695)	$(6,063)	$(6,315)	$(6,405)
Services	(261)	(175)	(153)	(140)	(129)

Total Cost of Goods Sold	$(6,088)	$(5,870)	$(6,216)	$(6,455)	$(6,534)

Gross Margin	$597	$740	$487	$642	$683

SG&A	(331)	(371)	(293)	(273)	(272)
Restructuring Expense	(84)	(90)	(9)	(50)	—
Reimbursement from Escrow Account	62	—	—	—	—
Reorganization Items	(60)	(82)	—	—	—
Deconsolidation Gain	95	—	—	—	—
Other Gains (Losses)	11	—	—	—	—

Operating Income	$290	$197	$185	$319	$411

Interest Expense	(117)	(24)	(16)	(16)	(16)
Interest Income	11	11	16	20	27
Equity in Net Income of Affiliates	80	92	84	90	96

Income Before Income Taxes	$264	$276	$269	$413	$518

Tax Expense	(80)	(110)	(120)	(125)	(125)

Net Income	$184	$166	$149	$288	$393

Non-Controlling Interests	(56)	(59)	(62)	(69)	(71)

Net Income Attributable to Visteon	$128	$107	$87	$219	$322

Visteon Corporation
Unaudited Projected Consolidated Statements of Financial Position
(Dollars in Millions)
Balance Sheet

	As of December 31,
	2009	2010	2011	2012	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
Assets
Cash and Equivalents	$962	$639	$795	$980	$1,307
Restricted Cash	133	28	28	28	28
Accounts Receivable, Net	1,055	888	914	995	1,027
Inventories, Net	319	315	325	333	328
Other Current Assets	236	306	306	306	306

Total Current Assets	$2,705	$2,176	$2,368	$2,642	$2,996

Property and Equipment, Net	1,936	1,759	1,591	1,487	1,391
Equity in Net Assets of Non-Consolidated Affiliates	294	396	454	517	586
Other Non-Current Assets	84	88	87	86	85

Total Assets	$5,019	$4,419	$4,500	$4,732	$5,058

Liabilities
Short-Term Debt, Including Current Portion of Long Term Debt	$225	$168	$167	$167	$167
Accounts Payable	977	893	935	996	1,015
Accrued Employee Liabilities	161	161	161	161	161
Other Current Liabilities	302	256	212	190	168

Total Current Liabilities	$1,665	$1,478	$1,475	$1,514	$1,511

Long-Term Debt	6	6	6	6	6
Employee Benefits	568	524	472	390	340
Deferred Income Taxes	159	159	159	159	159
Other Non-Current Liabilities	257	257	257	257	257

Total Non-Current Liabilities	$990	$946	$894	$812	$762

Liabilities Subject to Compromise	2,819	—	—	—	—

Total Liabilities	$5,474	$2,424	$2,369	$2,326	$2,273

Shareholders’ Equity (Deficit)
Total Visteon Corporation Shareholders’ Equity / (Deficit)	$(772)	$1,639	$1,726	$1,945	$2,267
Noncontrolling Interests	317	356	405	461	518

Total Shareholders’ Equity (Deficit)	$(455)	$1,995	$2,131	$2,406	$2,785

Total Liabilities and Shareholders’ Equity (Deficit)	$5,019	$4,419	$4,500	$4,732	$5,058

Visteon Corporation
Unaudited Projected Consolidated Statements of Cash Flows
(Dollars in Millions)
Statement of Cash Flows

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
	(Mils.)	(Mils.)	(Mils.)	(Mils.)	(Mils.)
Operating Activities
Net Income	$184	$166	$149	$288	$393
Adjustments to Reconcile Net Income to Net Cash Provided From (Used By) Operating Activities:
Depreciation & Amortization	$352	$337	$343	$262	$256
Non-Cash Pension/OPEB Amortization and Curtailment	(215)	(309)	—	—	—
Deconsolidation Gain	(95)	—	—	—	—
Equity in Net Income of Non-Consolidated Affiliates, Net of Dividends Remitted	(38)	(68)	(58)	(63)	(69)
Reorganization Items	60	82	—	—	—
Other Non-Cash Items	(3)	9	1	3	2
Changes in Assets and Liabilities:
Accounts Receivable	$(127)	$167	$(26)	$(81)	$(32)
Inventories	33	4	(11)	(8)	5
Accounts Payable	79	(179)	42	61	19
Other Assets and Liabilities	(89)	(230)	(95)	(104)	(74)

Net Cash Provided From (Used By) Operating Activities	$141	$(21)	$345	$358	$500
Investing Activities
Capital Expenditures	$(151)	$(185)	$(175)	$(160)	$(160)
Acquisitions and Investments in Joint Ventures, Net	(30)	(34)	—	—	—
Proceeds From Divestitures and Asset Sales	69	18	—	—	—
Cash Associated With Deconsolidation	(11)	—	—	—	—

Net Cash Used By Investing Activities	$(123)	$(201)	$(175)	$(160)	$(160)
Financing Activities
Short-Term Debt, Net	$(19)	$(44)	$—	$—	$—
Cash Restriction	(133)	105	—	—	—
Proceeds From DIP Facility, Net of Issuance Costs	71	(75)	—	—	—
Proceeds From Issuance of Debt, Net of Issuance Costs	57	—	—	—	—
Principal Payments on Debt	(173)	(63)	(1)	—	—
Other, Including Overdrafts	(62)	(24)	(13)	(13)	(13)

Net Cash Used By Financing Activities	$(259)	$(101)	$(14)	$(13)	$(13)
Effect of Exchange Rate Changes on Cash	23	—	—	—	—

Net Increase (Decrease) in Cash and Equivalents	$(218)	$(323)	$156	$185	$327
Cash and Equivalents at Beginning of Year	1,180	962	639	795	980

Cash and Equivalents at End of Year	$962	$639	$795	$980	$1,307

Exhibit D
Liquidation Analyses

Liquidation Analyses 1
A.	Introduction
     Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor was liquidated under chapter 7 of the Bankruptcy Code. To demonstrate that the Plan satisfies the “best interests” of creditors test with respect of each of the Debtor entities, the Debtors have prepared hypothetical liquidation analyses (the /Liquidation Analyses”) for each of the individual Debtors. The Liquidation Analyses estimate potential Cash distributions to holders of Allowed Claims and Interests in a hypothetical chapter 7 liquidation of all of the Debtors’ assets. Asset values discussed in the Liquidation Analyses may differ materially from values referred to in the Plan and Disclosure Statement. The Debtors prepared the Liquidation Analyses with the assistance of their Professionals.
     The Liquidation Analyses are based upon certain assumptions discussed in the Disclosure Statement and in the notes accompanying the Liquidation Analyses (the “Notes”). The Liquidation Analyses demonstrate that the Plan satisfies the “best interests” test with respect to each individual Debtor. With respect to each Impaired Class of Claims or Interests under the Plan, each holder of an Allowed Claim or Interest in such Impaired Classes will receive the following percentages of their estimated aggregate Allowed Claims or Interests out of the Liquidation Proceeds (as defined below) in a chapter 7 liquidation:

			Estimated % of	Estimated % of
			Recovery of	Recovery of
		Estimated Aggregate	Estimated Aggregate	Estimated Aggregate
		Amount of Allowed	Amount of Allowed	Amount of Allowed
		Claims or Interests	Claims or Interests	Claims or Interests
	Type of Impaired Claim or	in Chapter 7	in Chapter 7	in Chapter 11
Class	Equity Interest	Liquidation	Liquidation	Reorganization
E	Term Loan Facility Claim	$1.507 billion	78.7%	100.0%
N/A	PBGC Claims [2]	$510 million	4.1%	0.0%
F	12.25% Senior Notes Claim	$216.7 million	0.0%	53.0% - 57.0%
G	General Unsecured Claims	$928.3 million	0.0%	19.0% - 22.0%
H	Trade Claims	$74.48 million	0.0%	50.0%
I	Intercompany Claims	$16.41 billion	0.0%	0.0%

J	Interests in Visteon Corporation	N/A	0.0%	0.0%
K	Intercompany Interests	N/A	0.0%	0.0%
L	Section 510(b) Claims	N/A	0.0%	0.0%

1	1 Unless otherwise specifically set forth in the Liquidation Analyses, all capitalized terms used, but not defined herein, shall have the same meanings ascribed to them in the Plan and the Disclosure Statement.

2	Claims held by the Pension Benefit Guaranty Corporation (“PBGC”) on account of the termination of Visteon’s defined benefit pension plans.

1

     As the table demonstrates, holders of the Allowed Term Loan Facility Claim would receive a 78.7% recovery in a chapter 7 liquidation. The PBGC would recover 4.1% on account of its Allowed Claims in a chapter 7 liquidation.3 Other unsecured creditors would not receive any recovery in a chapter 7 liquidation. Under the Plan, holders of the Allowed Term Loan Facility Claim stand to receive a 100% recovery, and the Debtors will continue to honor their obligations under the Pension Plans, thereby eliminating any PBGC Claims. Holders of the Allowed 12.25% Senior Notes Claim stand to recover between approximately 53.0% and 57.0% of the face value of their Allowed Claim under the Plan. Holders of the Allowed General Unsecured Claims stand to recover between 19.0% and 22.0% of the face value of their Allowed Claims under the Plan. Holders of Allowed Trade Claims stand to recover approximately 50.0% of the face value of their Allowed Claims under the Plan. Holders of Intercompany Claims and Section 510(b) Claims would not receive any distribution under the Plan or in a chapter 7 liquidation. Accordingly, the Plan satisfies the “best interests” test for Creditors at each Debtor entity.
     B. Scope, Intent, and Purpose of the Liquidation Analyses
     The determination of the hypothetical proceeds from, and costs of the liquidation of the Debtors’ assets, is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors, are inherently subject to significant business, and economic uncertainties and contingencies beyond the control of the Debtors, their management, and their advisors. Inevitably, some assumptions in the Liquidation Analyses would not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could affect the ultimate results in an actual chapter 7 liquidation. The Debtors prepared the Liquidation Analyses for the sole purpose of generating a reasonable good-faith estimate of the proceeds that would be generated if the Debtors were liquidated in accordance with chapter 7 of the Bankruptcy Code after conversion of the Chapter 11 Cases. The Liquidation Analyses are not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analyses was not compiled or examined by any independent accountants. No independent appraisals were conducted in preparing the Liquidation Analyses. ACCORDINGLY, WHILE DEEMED REASONABLE BASED ON THE FACTS CURRENTLY AVAILABLE, NEITHER THE DEBTORS NOR THEIR PROFESSIONALS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSES. ACTUAL RESULTS COULD VARY MATERIALLY.
     In preparing the Liquidation Analyses, the Debtors estimated Allowed Claims based upon a review of Claims listed on the Debtors’ statements of assets and liabilities as of March 31, 2010 (the

[3]	The Plan contemplates retention of the Debtors’ defined benefit pension plans, and, consequently, excludes a PBGC Claims class. However, in a liquidation scenario, the pension plans would be terminated, resulting in a PBGC Claim in the amount of approximately $510 million. Due to the Debtors’ capital structure, the PBGC would be the only unsecured creditor entitled to a recovery against Visteon International Holdings, Inc. (“VIHI”), which holds substantially all of Visteon’s foreign equity interests.

2

“Financial Statements”) and Proofs of Claim filed to date. In addition, the Liquidation Analyses include estimates for Claims not currently asserted in the Chapter 11 Cases or currently contingent, but which could be asserted and Allowed in a chapter 7 liquidation, including, without limitation, Administrative Claims, claims arising in connection with the termination of pension obligations, other employee-related obligations, Liquidation Costs (as defined herein), trustee fees, tax liabilities and other Allowed Claims. To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing the Liquidation Analyses. For purposes of the Liquidation Analyses, the Debtors’ estimates of Allowed Claims contained in the Liquidation Analyses reference specific Claims estimates, even though the Debtors’ estimates of ranges of projected recoveries under the Plan to holders of Allowed Claims and Interests are based on ranges of Allowed Claims and Interests. Therefore, the Debtors’ estimates of Allowed Claims set forth in the Liquidation Analyses should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan. NOTHING CONTAINED IN THE LIQUIDATION ANALYSES IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSES.
Global Notes to the Liquidation Analyses
          1. Conversion Date and Appointment of a Chapter 7 Trustee
     The Liquidation Analyses assume conversion of each of the Debtors’ Chapter 11 Cases to chapter 7 liquidation cases on June 30, 2010 (the “Conversion Date”), which is the presumed Effective Date of the Plan. On the Conversion Date, it is assumed that the Bankruptcy Court would appoint one chapter 7 trustee (the “Trustee”) to oversee the liquidation of the Estates.
     The Liquidation Analyses are based on estimates of each of the Debtors’ assets and liabilities as of March 31, 2010. Such estimates are derived from each Debtor’s Financial Statements or more recent financial information, where available. The Debtors do not believe the use of such estimates will result in a material change to estimated recoveries on the Conversion Date unless otherwise noted. Because the Debtors do not maintain their books and records on an individual legal entity basis, the Financial Statements utilized for these Liquidation Analyses may not comply with generally accepted accounting principles.
          2. Debtors’ Assets
     The Liquidation Analyses assume a liquidation of all of the Debtors’ assets, including the Debtors’ interests in all non-Debtor Affiliates. As described in more detail below, the Debtors have ten major categories of assets: (a) Cash; (b) Accounts Receivable; (c) Intercompany Receivables; (d) Inventory; (e) Prepaid Expenses; (f) Other Current Assets; (g) Property, Plant & Equipment; (h) Equity in Affiliates; (i) Other Long-Term Assets; and (j) Intellectual Property (all as defined below).
     Holders of the ABL Claims and the Term Loan Facility Claims hold first-and second-priority liens against substantially all of the Debtors’ assets (the “Collateral”). However, the Collateral does not include: (a) proceeds from the liquidation of Visteon Electronics Corporation (“VEC”); (b) proceeds from the sale of unpledged stock of Affiliates; (c) Avoidance Actions or the proceeds thereof; and (d) Commercial Claims (as defined below) or the proceeds thereof.

3

          3. Liquidation Process
     The Liquidation Analyses assume that the Trustee will attempt to maximize recoveries for Creditors by continuing to operate the Debtors’ various businesses during the chapter 7 liquidation for a short period of time to maintain supply continuity to the Debtors’ customers. The Liquidation Analyses further assume such customers will contribute some form of working capital to sustain operations of certain of the Debtors’ businesses until such operations are transitioned and re-sourced or sold to the Debtors’ competitors, customers or other third parties.
     In addition to any contribution of working capital from the Debtors’ customers, the Liquidation Analyses assume that the Trustee will continue to fund the Debtors’ operations during the liquidation process using projected cash on hand and cash flow generated by the Debtors’ business operations. The Liquidation Analyses assume an “orderly” liquidation, under which the liquidation of the Debtors’ assets and the wind-down of the Estates would occur over a period of 24 to 36 months starting on the Conversion Date. The Liquidation Analyses also assume that upon conversion of the Debtors’ cases to chapter 7, the Trustee would sell the Debtors’ equity Interests in Halla, YFV and Duck Yang (all as defined below) and oversee the liquidation of the Debtors’ Interests in Other Foreign Affiliates (as defined below). If customer participation, cash flows, or estimated Liquidation Proceeds fall significantly below estimates, however, the Trustee may not have sufficient funds to operate the Debtors’ businesses long enough to conduct an orderly liquidation and maximize value, and instead may be forced to liquidate substantially all of the Debtors’ assets immediately. The amount of proceeds realized in such forced sales would be materially lower than those assumed in these Liquidation Analyses.
          4. Factors Considered in Valuing Hypothetical Liquidation Proceeds
     The following are some, but not all, of the considered factors that could negatively impact the recoveries estimated: (a) turnover of key personnel; (b) challenging industry conditions; (c) customer setoffs; and (d) delays in the liquidation process.
     These factors may limit the amount of the proceeds generated by the liquidation of the Debtors’ assets (the “Liquidation Proceeds”) available to the Trustee. For example, it is possible that the liquidation would be delayed while the Trustee and his or her professionals become knowledgeable about the Chapter 11 Cases and the Debtors’ businesses and operations. This delay could materially reduce the value, on a “present value” basis, of the Liquidation Proceeds.
     In addition, there is a risk that the Trustee would be unable to maximize the value of the Debtors’ Estates in a “controlled” liquidation because the Bankruptcy Court may only allow the Trustee to operate the Debtors’ business for a “limited period” under section 721 of the Bankruptcy Code. While the Bankruptcy Code does not set forth a specific time period under which a chapter 7 trustee is allowed to operate a debtor’s business, the Bankruptcy Court may conclude that the 24- to 36-month period assumed in the Liquidation Analyses exceeds the time contemplated by the Bankruptcy Code. Should the Bankruptcy Court limit the Trustee’s operation of the Debtors’ businesses, proceeds from the sale of all of the Debtors’ assets would likely decrease.
          5. Waterfall and Recovery Ranges
     The Liquidation Analyses assume that the proceeds generated from the liquidation of all of the Debtors’ assets plus Cash estimated to be held by the Debtors on the Conversion Date, along with estimated Avoidance Action recoveries, will be reasonably available to the Trustee. After deducting the costs of liquidation, including the Trustee’s fees and expenses and other administrative expenses incurred in the liquidation, the Trustee would allocate net Liquidation Proceeds to Creditors and holders of Interests at each Debtor entity in accordance with the priority scheme set forth in section 726 of the

4

Bankruptcy Code. The Liquidation Analyses provide for high, medium, and low recovery percentages for Claims and Interests upon the Trustee’s application of the Liquidation Proceeds. The high, medium and low recovery ranges reflect a high, medium, and low range of estimated Liquidation Proceeds.
     The Debtors used the Financial Statements as a proxy for expected asset and liability values on the Conversion Date and made adjustments to those values to account for any known material changes expected to occur before the Conversion Date. While the Debtors expect to continue to incur obligations in the ordinary course of business until the Conversion Date (which obligations have not been reflected herein), the ultimate inclusion of such additional obligations is not expected to change the results of these Liquidation Analyses in any material form or fashion.
     The Debtors’ Professionals (a) worked with the Debtors’ operational, financial, and accounting personnel, (b) used industry knowledge, and (c) drew upon personal experiences in order to estimate ranges of recovery by asset class. The Debtors do not provide any assurance of such recoveries but have given their best estimates in this scenario.
     The table below summarizes the mid-range estimates of the Liquidation Proceeds that would be available for distribution in a chapter 7 liquidation:

5

Visteon Corporation

		Proceeds			Proceeds					Ch. 11	Ch. 11				Available	Unsecured Claims			Unsecured Recovery
	Gross		Un-	Ch. 7	Less	DIP Claim		ABL & LC’s1		Admin	Admin	Term Loan			For	Bonds	PBGC	Trade		Bonds/ Trade
($’s in millions)	Assets	Encumb	encumb.	Costs	Costs	$	%	$	%	Claim	Recovery	Claim	Recovery[2]	%	Unsec.[3]	$	$	$	PBGC	Other
Visteon Systems, LLC	$9,527	$45	$19	$(5)	$60	$150	N/A	$140	N/A	$32	$18	$1,507	$42	3%	$—	$217	$510	$28	$—	$—
Visteon Corporation	7,419	688	16	(138)	566	150	100%	140	100%	79	13	1,507	260	17%	—	886	510	29	—	—
Visteon Global Technologies, Inc.	1,862	34	—	(7)	27	150	N/A	140	N/A	—	—	1,507	27	2%	—	217	510	—	—	—
Visteon International Holdings, Inc.	1,516	735	29	(27)	737	150	N/A	—	N/A	—	—	1,507	720	48%	17	—	510	—	17	—
Visteon European Holdings Corporation	478	15	8	(6)	17	150	N/A	—	N/A	—	—	1,507	13	1%	4	—	510	—	4	—
Visteon Electronics Corporation	242	105	—	(4)	101	—	N/A	—	N/A	—	—	150	101	68%	—	—	510	—	—	—
VC Regional Assembly & Manufacturing, LLC	232	1	6	(0)	7	150	N/A	140	N/A	9	6	1,507	1	0%	—	217	510	10	—	—
Visteon Global Treasury, Inc.	192	11	—	0	11	150	N/A	140	N/A	—	—	1,507	11	1%	—	217	510	—	—	—
Visteon Holdings, LLC	177	—	—	—	—	150	N/A	—	N/A	—	—	1,507	—	0%	—	—	510	—	—	—
GCM/Visteon Automotive Systems, LLC	25	0	3	(0)	3	150	N/A	140	N/A	6	3	1,507	0	0%	—	217	510	6	—	—
Visteon International Business Development, Inc.	25	0	—	(0)	0	150	N/A	140	N/A	—	—	1,507	0	0%	—	217	510	—	—	—
VC Aviation Services, LLC	18	9	—	(0)	9	150	N/A	140	N/A	—	—	1,507	9	1%	—	217	510	—	—	—
GCM/Visteon Automotive Leasing Systems, LLC	8	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Fairlane Holdings, Inc.	6	1	—	(0)	0	150	N/A	140	N/A	—	—	1,507	0	0%	—	217	510	—	—	—
Visteon Caribbean, Inc.	5	—	—	—	—	150	N/A	—	N/A	—	—	—	—	0%	—	—	510	—	—	—
Visteon Asia Holdings, Inc.	3	—	—	—	—	150	N/A	—	N/A	—	—	1,507	—	0%	—	—	510	—	—	—
MIG Visteon Automotive Systems, LLC	2	0	—	(0)	0	150	N/A	140	N/A	—	—	1,507	0	0%	—	217	510	—	—	—
Visteon Remanufacturing Incorporated	2	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Visteon Climate Control Systems Limited	0	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
ARS, Inc.	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Infinitive Speech Systems Corp.	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
SunGlas, LLC	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
The Visteon Fund	—	—	—	—	—	150	N/A	—	N/A	—	—	—	—	0%	—	—	510	—	—	—
Tyler Road Investments, LLC	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Visteon AC Holdings Corp.	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Visteon Automotive Holdings, LLC	—	—	—	—	—	150	N/A	—	N/A	—	—	1,507	—	0%	—	—	510	—	—	—
Visteon Domestic Holdings, LLC	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Visteon Financial Corporation	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Visteon LA Holdings Corp.	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—
Visteon Technologies, LLC	—	—	—	—	—	150	N/A	140	N/A	—	—	1,507	—	0%	—	217	510	—	—	—

Totals	$21,740	$1,644	$82	$(187)	$1,539	$150	100%	$140	100%	$127	$40	$1,507	$1,186	79%	$21			$74	$21	$—

Notes:

1.	Includes $127M ABL facility and $13M post-petition secured letters of credit facility

2.	Includes recovery on account of term loan deficiency claim and term loan adequate protection claim of $150 million from VEC

3.	Does not include term loan deficiency claim

6

Specific Notes to the Asset and
Liability Assumptions Contained in the Liquidation Analyses
     (a) Cash and Equivalents
     Cash is based on the cash balance on the Debtors’ Financial Statements as of March 31, 2010 and includes: (i) unrestricted Cash in any of the Debtors’ bank, operating, and reserve accounts and (ii) restricted Cash in any non-Debtor Affiliates’ bank, operating, and reserve accounts.
     This cash balance was adjusted to reflect additional cash as a result of: (i) the Debtors’ $150 million DIP Facility being fully drawn as of the Conversion Date and (ii) Accommodation Agreements, which were approved by the Court as of December 14, 2009.
     The Liquidation Analyses assume a 100% recovery rate for Cash based on the liquidity of such assets.
     (b) Accounts Receivable
     Accounts receivable, which include amounts owed to the various Debtors by various parties, were categorized into two main categories: “A/R Customer” and “A/R Cash Pool” (collectively, the “Accounts Receivable”). The A/R Customer balance primarily includes receivables associated with the sale of automobile parts in the normal course of business. The A/R Cash Pool reflects the loan balance owed to the Debtors with respect to the European cash pool as of March 31, 2010, as further described in the Motion of the Debtors for Entry of Interim and Final Orders Authorizing them to Pay Prepetition Claims of Foreign Vendors, dated May 28, 2009 [Docket No. 11].
     The A/R Customer balances are assumed to be offset against any corresponding liabilities associated with these customers when applicable (the Debtors often have a customer and supplier relationship with various customers resulting in both a receivable and payable with the customer). The estimated recovery rates for the A/R Customer receivable that are not completely offset by corresponding liabilities are based on the Debtors’ historical collection rates, the current Accommodation Agreements, and anticipated customer assistance during the transition period. The recovery rate calculation also included the review and assessment of each receivable by type, age, and quality.
     The A/R Cash Pool recovery assumes that: (i) the Debtors assert a Claim for such loan in the applicable jurisdiction supervising the liquidation of the Debtors’ European Affiliates and (ii) recovery on account of such Claim depends on the local insolvency laws in such jurisdiction.
     The Liquidation Analyses assume a blended recovery rate of 26% on total Accounts Receivable. This recovery is due to: (i) the impact of the OEM offset rights on recoveries from the A/R Customer receivables and (ii) the low return anticipated from the A/R Cash Pool receivables.
     (c) Intercompany Receivables
     Intercompany receivables are the non-A/R Cash Pool Intercompany Claims owed to a respective Debtor by another Debtor or non-Debtor affiliate. All intercompany amounts owed to the Debtors are unsecured Claims. Similar to General Unsecured Claims, the Liquidation Analyses do not reflect any recovery on account of Intercompany Claims.
     (d) Inventory
     The Debtors utilize a just in time inventory system, thus, the amount of inventory on hand as of the Conversion Date is limited. The Debtors categorized inventory into three main categories: “Finished

7

Goods,” “Works in Progress,“and “Indirect Products” (collectively, “Inventory”). The Finished Goods Inventory reflects all products 100% completed as of the Conversion Date and ready for shipment to an end-customer. The Works in Progress Inventory reflects products at various stages of completeness (1-99% complete). The Indirect Products Inventory reflects product located at third-party warehouses where the product is finalized for shipment to an end-customer.
     The Liquidation Analyses assume the majority of Finished Goods and Indirect Products Inventory is ready to ship and that most customers will purchase this Inventory at contract prices with minimal devaluation impact from the liquidation process. The Liquidation Analyses assume customers enter into Accommodation Agreements which will allow for and incrementally fund a transition period during which time Inventory banks will be built and Works in Progress will be converted into Finished Goods through the ongoing production period and sold to the customers.
     The Liquidation Analyses assume a blended recovery rate of approximately 82% for total Inventory.
     (e) Prepaid Expenses
     Prepaid expenses primarily include prepayments for rent, insurance, taxes, and software license agreements (the “Prepaid Expenses”). The Liquidation Analyses assume varying recovery rates depending on the nature of the Prepaid Expense. The Liquidation Analyses assume the Debtors will utilize the majority of the Prepaid Expenses during the liquidation process. The Liquidation Analyses assume a blended recovery rate of 21% for total Prepaid Expenses.
     (f) Other Current Assets
     Other current assets primarily include VAT tax refund claims, cash advances to suppliers, and a receivable related to the sale of certain intellectual property (collectively, the “Other Current Assets”). The Liquidation Analyses assume varying recovery rates depending on the nature of the asset balance with a blended recovery rate of 26% for total Other Current Assets.
     (g) Property, Plant, & Equipment
     The Debtors categorize their Property, Plant, & Equipment as follows (collectively, the “PP&E”):
•	Airplane—consists of one (1) owned aircraft by Visteon Aviation Services, LLC.

•	Buildings and Land—consists of various office and manufacturing facilities in the United States and Mexico, with the Debtors’ headquarters accounting for most of the value.

•	Leasehold Improvements—consists of improvements at various office and manufacturing locations.

•	Office Equipment—consists of computers, printers, furniture, and fixtures owned by the Debtors.

•	Plant, Machinery, Equipment, and Tooling—consists of various manufacturing-specific equipment such as conveyors, assembly machines, test equipment, forklifts, racking, and Debtor-owned product tooling.

8

•	Software—consists of specialized, Debtor-specific capitalized software utilized to operate the Debtors’ global business.
     The Debtors have entered into various Accommodation Agreements pursuant to which certain PP&E has been sold. The March 31, 2010 book value for PP&E has been reduced by the estimated book value of Plant, Machinery, Equipment, and Tooling sold pursuant to these customer Accommodation Agreements.
     The Liquidation Analyses assume varying recovery rates depending on the nature of the PP&E. Estimates of recoveries for each category of PP&E were based on valuations and current market conditions. The Liquidation Analyses assume a blended recovery rate of 11% for total PP&E.
     (h) Equity in Affiliates
     VIHI holds 70% of the equity in Halla Climate Control Corporation (“Halla”), which is a publicly traded company on the Korean stock exchange. Halla specializes in the development and production of auto climate control products, such as air-conditioning systems and modules, compressors, and heat exchangers. Hyundai Motor Group is Halla’s primary customer representing 80-85% of Halla’s total sales.
     VIHI has a 50% equity interest in Yanfeng Visteon Automotive Trim Systems Co. Ltd. (“YFV”), a Chinese joint venture that serves multiple OEMs and produces interior and exterior systems, seating, electronics, safety, and tooling systems.
     VIHI has a 51% equity interest in Duck Yang Industry Co. Ltd. (“Duck Yang”), a publicly traded company on the Korean stock exchange. Duck Yang specializes in molding instrument panels and other plastic interior parts, including cockpit modules, crash pads and anti-vibration pads. Hyundai Motor Group and Kia Motor Corporation are Duck Yang’s only customers. Liquidating VIHI’s equity interest in Duck Yang is projected to yield minimal recoveries due an illiquid market, shallow share trading volumes, and significant operating losses.
     The Debtors and their Professionals prepared a valuation of Halla, YFV, and Duck Yang to calculate the net proceeds that would be generated by the sale of the equity interests in these Affiliates. The valuation assumes the equity interests are sold at fair market value, discounted due to the impact of the hypothetical liquidation and the accelerated timing to complete the transaction. The gross proceeds are also reduced by estimates for foreign taxes and investment banker fees associated with the sale of Halla, YFV, and Duck Yang.
     The Debtors expect that the sale of VIHI’s equity interests in Halla, YFV, and Duck Yang as going concerns will represent the largest single source of net proceeds generated in a hypothetical liquidation. The net proceeds of such sales will roll up to VIHI and are reflected in the Equity in Affiliates line in VIHI’s Liquidation Analysis. Because VIHI is a holding company for the Debtors’ equity interests in foreign Affiliates and does not have any operations, the only creditors with Claims against VIHI are (a) the Term Loan Lenders—on account of VIHI’s status as a guarantor of the Term Loan Facility and the Term Loan Lenders’ status as pledgees of 100% of Visteon Corporation’s equity interest in VIHI—and (b) the PBGC, as a result of the fact that VIHI is a member of the ERISA “controlled group,” as defined under the Employee Retirement Income Security Act of 1974 (“ERISA”).
     Other non-Debtor foreign Affiliates include Visteon’s global businesses located in Europe, South America and the Asia-Pacific region (collectively, the “Other Foreign Affiliates”). The entire organization is extremely “inter-woven,” and the Debtors believe it would be extremely difficult to sell each individual Other Foreign Affiliate on a stand-alone, going concern basis. Further, the majority of the

9

Other Foreign Affiliates rely on central support from the Debtors’ U.S. headquarters. The Liquidation Analyses assume the U.S. headquarters are liquidated and would not continue to support the Other Foreign Affiliates. As such, the Other Foreign Affiliates would either be burdened with additional overhead costs or would not be able to exist due to the loss of the overhead support. Given such interdependencies, the Liquidation Analyses assume all Other Foreign Affiliates are liquidated and not sold as going concerns.
     The Liquidation Analyses assume the proceeds of the sale of Other Foreign Affiliates are allocated to Claims in accordance with priority schemes applicable in the local, liquidating jurisdiction. Any excess proceeds are assumed to flow upstream to VIHI (after satisfaction of local creditors). The Debtors expect to recover a minimal amount of Cash from the proceeds of the liquidation of all the Other Foreign Affiliates.
     (i) Other Long-Term Assets
     Other long-term assets primarily include capitalized debt fees and expenses and a $7 million note for the previous sale of a subsidiary (“Other Long-Term Assets”). The Liquidation Analyses assume no recovery for all Other Long-Term assets other than the note receivable. The note receivable is due in 2010 and the Liquidation Analyses assume a 90% recovery under a hypothetical liquidation. The Liquidation Analyses assume a blended recovery rate of 45% for total Other Long-Term Assets.
     (j) Intellectual Property
     The Debtors are party to numerous intellectual property licensing arrangements. Intellectual property primarily consists of a large number of patents, copyrights, proprietary tools and technologies and trade secrets (the “IP”). The majority of the IP is held by one Debtor, Visteon Global Technologies, Inc. IP is not valued on the Debtors financial records and therefore does not serve as a proxy for value in the Liquidation Analyses.
     The estimated IP recovery value was based on: (i) a review of historical Debtor sale transactions; (ii) recent Accommodation Agreements and tooling value; and (iii) an analysis of sales of distressed IP portfolios in the automotive industry. The Liquidation Analyses account for the low probability that such technology could be sold to a third party in a liquidation scenario.
Liquidation Costs
     To maximize recoveries on remaining assets, minimize the amount of Claims, and generally ensure an orderly liquidation, the Trustee will need to continue to employ a substantial number of the Debtors’ employees for a limited amount of time during the chapter 7 liquidation process. These individuals will primarily be responsible for overseeing and maintaining the Debtors’ operations, providing historical knowledge and insight to the Trustee regarding the Debtors’ businesses and the Chapter 11 Cases, and concluding the administrative liquidation of the businesses after the sale of the all of the Debtors’ assets. The Liquidation Analyses assume that the Trustee would reduce employee headcount to a minimal staff from the current levels over a 24-to 36-month period, although the majority of any such employee-related reductions are assumed to be incurred following the initial 120-day period while the Trustee continues to operate the Debtors’ businesses pursuant to the Accommodation Agreements.
     Liquidation Costs primarily consist of: (i) the regularly occurring general and administrative costs required to operate the Debtors’ businesses during the liquidation process (the “Operational and Overhead Costs”); (ii) the costs of any professionals the Trustee employs to assist with the liquidation process, including investment bankers, attorneys and other advisors; (the “Liquidation Fees”); and (iii) the

10

Trustee’s fees (collectively, the “Liquidation Costs”). The Debtors project that during the initial 120-day period while the Trustee continues to operate the Debtors’ businesses, the Operational and Overhead Costs will equal approximately 80% of historical operating costs for comparable operational periods. Once outside the initial 120-day period, the Debtors project that Operational and Overhead Costs will equal approximately 20% of historical operating costs for comparable operational periods for the remaining transitional period leading to the final phase of the liquidation, during which, the Trustee will wind-down Estate affairs, effect final distributions and dissolve legal entities.
     In addition, Liquidation Costs include the payment of $15 million on account of Professional Compensation and other costs in accordance with paragraph 33(iii) of the DIP Order (as defined below).
Claims
     (k) Secured Claims
          (i) DIP Facility Claims
     The Liquidation Analyses assume the DIP Facility is fully drawn as of the Conversion Date. Thus, there will be approximately $150 million in outstanding DIP Facility Claims as of the Conversion Date, which are projected to be satisfied in full from the Liquidation Proceeds.
          (ii) ABL Facility Claims (including LC Facility Claims)
     The Debtors estimate that there will be approximately $140 million in debt outstanding in connection with the ABL Facility ($127 million, which includes amounts outstanding in connection with prepetition letters of credit) and the post-petition secured letter of credit facility (the “LC Facility”) ($13 million)4 on the Conversion Date. The Liquidation Analyses project that the Liquidation Proceeds shall cause the ABL Facility and the LC Facility, as secured by Debtors’ Cash and other Debtors’ assets, to be paid in full.
          (iii) Term Loan Facility Claim
     As of the Petition Date, there was approximately $1.507 billion in debt outstanding in connection with the Term Loan Facility. Holders of Term Loan Facility Claims hold Secured Claims against select assets of the Debtors’ Estates (the “Secured Term Loan Claims”). The Secured Term Loan Claims are only secured to the extent of the value of the underlying Collateral. Because the value of the Collateral is less than $1.507 billion in a chapter 7 liquidation, the Term Lenders will not be entitled to any postpetition interest and will have an unsecured deficiency Claim against Visteon Corporation and each of the guarantors under the Term Loan Facility to the extent the value of the Secured Term Loan Claims exceed the value of the Collateral.

[4]	This amount includes any fees related to post-petition letters of credit issued pursuant to the Order Approving Post-Petition Secured Letter of Credit Facility and Authorizing the Debtors to Pay Certain Fees and Costs Related Thereto, dated November 12, 2009 [Docket No. 1297].

11

     (l) Administrative and Priority Claims
     Administrative and Priority Claims consist of: (i) a Superpriority Adequate Protection Claim of at least $150 million held by the Term Loan Lenders against each of the Debtors; (ii) Claims entitled to priority under section 507 of the Bankruptcy Code; and (iii) Claims entitled to administrative expense priority under section 503 of the Bankruptcy Code.
(i)	Superpriority Adequate Protection Claim: As consideration for the DIP Facility, and pursuant to the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363, 364, 365 and 507: (A) Approving Senior Secured Superpriority Priming Postpetition Financing; (B) Granting Liens and Providing Superpriorty Administrative Expense Status; (C) Granting Adequate Protection to Prepetition Secured Parties; (D) Authorizing the Use of Cash Collateral; and (E) Modifying the Automatic Stay, dated November 12, 2009 [Docket No. 1311] (the “DIP Order”), the Term Loan Lenders received various forms of adequate protection for any diminution in fair value of their interests in the Collateral from the date of the DIP Order. Among other forms of adequate protection, the DIP Order entitles the Term Loan Lenders to assert a superpriority claim (the “Superpriority Adequate Protection Claim”) against each of the Debtors on account of any diminution of the value of the Collateral securing the Term Loan Facility from the time of entry of the DIP Order to the Conversion Date. The Debtors have assumed that a conversion of the Chapter 11 Cases to chapter 7 liquidation cases would result in a significant diminution in the value of the Debtors’ enterprise value and the Term Loan Lenders’ Collateral. At a minimum, the Term Loan Lenders would be entitled to a Superpriority Adequate Protection Claim of $150 million, the amount of the DIP Facility claim. In a chapter 7 liquidation, the Term Loan Lenders would likely be entitled to a distribution on account of this Superpriority Adequate Protection Claim from the Liquidation Proceeds of VEC to the extent such proceeds may be available.

(ii)	Administrative Claims:
(A)	Accrued Employee Benefits: This $52 million Claim is related to post-petition accrued employee obligations, excluding pension and OPEB.

(B)	Section 503(b)(9) Claims: The Liquidation Analyses reflect payment of $30 million in 503(b)(9) Administrative Claims. The Liquidation Analyses assume that vendors receive an Administrative Claim for the value of any goods received by the Debtors within twenty (20) days before the Petition Date, so long as the goods have been sold to the Debtors in the ordinary course of business.

(C)	Post-Petition Accounts Payable: These Claims include payables incurred during the post-petition period and outstanding as of the Conversion Date.

(D)	PBGC Termination Penalty: The PBGC may assert a Claim for a termination penalty that would arise in the case of a chapter 7 liquidation, however, the Liquidation Analyses do not assume such a Claim would be Allowed.

12

(E)	Accommodation Agreements Claims: These Claims include any Claims that may arise in connection with the Debtors’ breach of Accommodation Agreements. Such Claims will be resolved in the course of transitioning certain portions of the Debtors’ operations to OEMs. As such, the Liquidation Analyses estimate such Claims to have no value.
     (m) General Unsecured Claims
     The Liquidation Analyses assume the Trustee will distribute any remaining Liquidation Proceeds on account of the following Claims, as dictated through a legal entity waterfall, on a pari passu basis:
(i)	Trade Creditor Claims: These Claims include pre-petition trade accounts payable. The balance of such Claims includes pre-petition trade accounts payable balances, less the estimated amount of 503(b)(9) Administrative Claims. These balances are held at various Debtor entities.

(ii)	8.25% Senior Notes: These Claims include $211 million in outstanding unsecured bonds that mature in August 2010. These Claims are asserted solely against Visteon Corporation.

(iii)	7.00% Senior Notes: These Claims include $458 million in outstanding unsecured bonds that mature in March 2014. These Claims are asserted solely against Visteon Corporation.

(iv)	12.25% Senior Notes: These Claims include $217 million in outstanding unsecured bonds that mature in December 2016. These Claims are asserted against Visteon Corporation and various other Debtor entities.

(v)	Term Loan Deficiency Claim: The Term Loan Lenders have an unsecured Claim to the extent that the value of the Collateral securing the Term Loan Facility is less than the aggregate amount of the Term Loan Claims. This deficiency Claim would be asserted against Visteon Corporation and each of the Debtors that guaranteed the Term Loan Facility.
(A)	PBGC Unfunded Benefits Liability Claims: The Liquidation Analyses assume that upon termination of the Debtors’ defined benefit pension plans in a liquidation context, the PBGC would assert unfunded benefit liability Claims against all of the Debtors and certain of the Debtors’ wholly-owned, non-Debtor subsidiaries. The Liquidation Analyses assume that, in asserting the PBGC Claim against non-Debtor affiliates, the PBGC will argue that these non-Debtor affiliates are members of the Debtors’ “controlled group” under ERISA.

The Liquidation Analyses assume that the PBGC would assert a $510 million Claim against all of the Debtors, jointly and severally, in a chapter 7 liquidation. The estimated PBGC Claim was based on the Towers Perrin estimate for determining the unfunded status of a terminated defined benefit pension plan based on the December 31, 2009 plan assets, liabilities, and interest rates.
(vi)	Other General Unsecured Claims: Any Claim, other than Administrative Claims, DIP Facility Claims, ABL Claims, the Term Loan Facility Claim, the 12.25%

13

Senior Notes Claim, the 7.00% Senior Notes Claim, the 8.25% Senior Notes Claim, Trade Claims, and Intercompany Claims. These Claims are held at various entities.
(vii)	Intercompany Claims: These Claims include obligations between affiliates and are held at various entities.
     (n) Equity Interests
     There are insufficient Liquidation Proceeds for holders of Interests to obtain any recovery in a chapter 7 liquidation.
Potential Sources of Value for Unsecured Creditors
     As described above, the Collateral securing the ABL and Term Loan Facilities does not include the following assets:
• Proceeds of VEC: VEC’s assets are not part of the Collateral securing the Claims of the ABL Lender and the Term Loan Lenders. Thus, the net proceeds of a liquidation of VEC’s assets may be available to certain of the Creditors holding Allowed Claims in Class G (holders of Claims in Classes I and K do not hold valid Claims against VEC). However, such proceeds would only be available to Creditors after satisfaction of any Administrative Claims, Superpriority Adequate Protection Claims or Priority Claims against VEC. Because the Debtors assume that such Administrative and Priority Claims would consume the net proceeds of a liquidation of VEC’s assets, VEC’s Liquidation Analysis does not assume any such value would remain for distribution to any other Creditors holding Allowed Claims in Class G.
• Equity in Foreign Affiliates: Certain of the Debtors’ equity interests in Other Foreign Affiliates are not pledged to the Term Loan Lenders. Additionally, VIHI holds 4.99% of unpledged stock in Halla. Thus, 35% of the net proceeds of the disposition of the stock in foreign Affiliates and the proceeds of the disposition of the unpledged stock in Halla would be available for distribution to Creditors holding Allowed Claims in Classes F and G after satisfaction of any Administrative Claims, Superpriority Adequate Protection Claims or Priority Claims against VIHI. Because VIHI is a holding company, the Debtors believe that the Term Loan Lenders are the only holders of Allowed Claims in Class G that would have Claims against VIHI on account of any deficiency Claims that arise due to the fact the Allowed Amount of the Term Loan Facility Claims exceed the value of the Collateral.
• Avoidance Actions:
(i)	Preference Payments: The Debtors have conducted a preliminary analysis of payments made within 90 days of the Petition Date to determine whether such payments may be subject to potential avoidance as preferences under section 547 of the Bankruptcy Code. The proceeds of such preference actions would be available for distribution to Creditors holding Allowed Claims in Classes F, G, I and K. However, given the section 506(c) waivers approved by the Bankruptcy Court in the DIP Order and the Final Order on Consent (I) Authorizing Use of Prepetition Term Loan Priority Collateral and Term Loan Cash Collateral Under 11 U.S.C. § 361; and (II) Granting Adequate Protection Under 11 U.S.C. §§ 361, 362, and 363, dated July 16, 2009 [Docket No. 0598], any recovery or proceeds of such preference actions would likely be used to satisfy the Claims of

14

holders of Allowed Administrative Claims. The following Debtors may hold potential preference claims: Visteon Corporation; Visteon Systems, LLC; VC Regional Assembly & Manufacturing, LLC; and GCM/Visteon Automotive Systems, LLC.
(ii)	Fraudulent Transfers: Pursuant to section 548 of the Bankruptcy Code, business transfers deemed to have been executed fraudulently within two years prior to the Petition Date can be an Avoidance Action. The Debtors are not attributing any value to potential Claims the Estates may have under section 548 of the Bankruptcy Code, including the Claims against Ford, which the Creditors’ Committee is investigating.
• Commercial Claims: The Debtors anticipate there will be potential Causes of Action against third parties that arise in the ordinary course of business, including Claims against customers (the “Commercial Claims”). The Liquidation Analyses assume any such Claims against the customers would be offset by breach of contract counterclaims and Commercial Claims held by the customers against the Debtors as well as the customers’ funding and contribution to Liquidation Costs pursuant to certain of the Accommodation Agreements. Accordingly, any recovery on account of the Commercial Claims would be de minimis.

15

Visteon Corporation
Visteon Systems, LLC
8030BU
($’s in millions)

					Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	66	15	22.9%	17	25.7%	19	28.6%
Intercompany Receivable	(C)	9,423	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	34	25	71.7%	28	81.7%	31	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	4	0	6.2%	0	11.5%	1	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$9,527	$40	0.4%	$45	0.5%	$51	0.5%

Unencumbered Assets			19		19		19

Gross Liquidation Proceeds			$59		$65		$70

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(3)	67.4%	$(3)	70.2%	$(4)	72.5%
Unencumbered Asset Liquidation Costs			(2)	32.6%	(1)	29.8%	(1)	27.5%

Total Chapter 7 Liquidation Costs			$(5)		$(5)		$(5)

Total Net Encumbered Assets Liquidation Proceeds			$37		$42		$47
Total Net Unencumbered Assets Liquidation Proceeds			18		18		18

Total Net Liquidation Proceeds			$54		$60		$65

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	37		42		47

Total Secured Claims	(K)	1,797	37	2.0%	42	2.3%	47	2.6%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$18		$18		$18

Ch. 11 Administrative & Priority Claims	(L)	32	18	55.3%	18	55.6%	18	55.9%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	28	—		—		—
Pension	(M)	510	—		—		—
Other Debt	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,077	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

16

Visteon Corporation
Visteon Corporation
1239BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$570	$570	100.0%	$570	100.0%	$570	100.0%
Accounts Receivable	(B)	93	21	22.9%	24	25.7%	27	28.6%
Intercompany Receivable	(C)	6,255	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	37	27	71.7%	30	81.7%	34	91.7%
Prepaid Expenses	(E)	16	2	16.0%	3	21.3%	4	26.6%
Other Current Assets	(F)	31	5	17.3%	8	26.0%	11	34.6%
Deferred Income Taxes		5	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	396	25	6.2%	45	11.5%	77	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	16	7	40.2%	7	45.2%	8	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$7,419	$657	8.9%	$688	9.3%	$731	9.8%
Unencumbered Assets			16		16		16

Gross Liquidation Proceeds			$673		$704		$747
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(132)	97.6%	$(135)	97.7%	$(138)	97.9%
Unencumbered Asset Liquidation Costs			(3)	2.4%	(3)	2.3%	(3)	2.1%

Total Chapter 7 Liquidation Costs			$(136)		$(138)		$(141)

Total Net Encumbered Assets Liquidation Proceeds			$524		$553		$593
Total Net Unencumbered Assets Liquidation Proceeds			13		13		13

Total Net Liquidation Proceeds			$537		$566		$606

DIP		150	150	100.0%	150	100.0%	150	100.0%
U.S. ABL (Incl. LC’s) / LC Facility		140	140	100.0%	140	100.0%	140	100.0%
Capital Leases		6	3	50.0%	3	50.0%	3	50.0%
Term Loan		1,507	232	15.4%	260	17.3%	300	19.9%

Total Secured Claims	(K)	1,803	524	29.1%	553	30.7%	593	32.9%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$13		$13		$13

Ch. 11 Administrative / Priority Claims	(L)	79	13	15.9%	13	16.1%	13	16.2%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	29	—	0.0%	—	0.0%	—	0.0%
Bonds	(M)	886	—	0.0%	—	0.0%	—	0.0%
Pension	(M)	510	—	0.0%	—	0.0%	—	0.0%
Term Loan Deficiency Claim	(M)	321	—	0.0%	—	0.0%	—	0.0%

Total Unsecured Claims		1,746	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

17

Visteon Corporation
Visteon Global Technologies, Inc.
2019BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$0	$0	100.0%	$0	100.0%	$0	100.0%
Accounts Receivable	(B)	0	0	22.9%	0	25.7%	0	28.6%
Intercompany Receivable	(C)	1,828	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	0	0	17.3%	0	26.0%	0	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	33	33	100.0%	33	100.0%	33	100.0%

Encumbered Asset Proceeds		$1,862	$34	1.8%	$34	1.8%	$34	1.8%
Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$34		$34		$34
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			(7)	100.0%	(7)	100.0%	(7)	100.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			(7)		(7)		(7)

Total Net Encumbered Assets Liquidation Proceeds			$27		$27		$27
Total Net Unencumbered Assets Liquidation Proceeds			—		—		—

Total Net Liquidation Proceeds			$27		$27		$27

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	27		27		27

Total Secured Claims	(K)	1,797	27	1.5%	27	1.5%	27	1.5%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative & Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

18

Visteon Corporation
Visteon International Holdings, Inc.
1514BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$34	$34	100.0%	$34	100.0%	$34	100.0%
Accounts Receivable	(B)	1	0	22.9%	0	25.7%	0	28.6%
Intercompany Receivable	(C)	655	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	1	0	17.3%	0	26.0%	0	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	140	9	6.2%	16	11.5%	27	19.4%

Equity in Affiliates	(H)	684	684	100.0%	684	100.0%	684	100.0%

Other Long Term Assets	(I)	0	0	40.2%	0	45.2%	0	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$1,516	$727	48.0%	$735	48.5%	$746	49.2%
Unencumbered Assets			29		29		29

Gross Liquidation Proceeds			$756		$764		$775

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(25)	96.1%	$(26)	96.2%	$(26)	96.2%
Unencumbered Asset Liquidation Costs			(1)	3.9%	(1)	3.8%	(1)	3.8%

Total Chapter 7 Liquidation Costs			$(26)		$(27)		$(27)

Total Net Encumbered Assets Liquidation Proceeds			$702		$709		$720
Total Net Unencumbered Assets Liquidation Proceeds			28		28		28

Total Net Liquidation Proceeds			$730		$737		$748

DIP		150	—	0.0%	—	0.0%	—	0.0%
U.S. ABL (Incl. LC’s)		—	—	0.0%	—	0.0%	—	0.0%
Capital Leases		—	—	0.0%	—	0.0%	—	0.0%
Term Loan		1,507	702	46.6%	709	47.1%	720	47.8%

Total Secured Claims	(K)	1,657	702	42.3%	709	42.8%	720	43.5%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$28		$28		$28

Ch. 11 Administrative & Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Proceeds Available for Unsecured Claims			$28		$28		$28

Pension	(M)	510	17		17		17
Term Loan Deficiency Claim	(M)	321	11		11		11

Total Unsecured Claims		831	28		28		28

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

19

Visteon Corporation
Visteon European Holdings Corporation
1653BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	463	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	15	15	100.0%	15	100.0%	15	100.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$478	$15	3.2%	$15	3.2%	$15	3.2%
Unencumbered Assets			8		8		8

Gross Liquidation Proceeds			$24		$24		$24
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(4)	65.0%	$(4)	65.0%	$(4)	65.0%
Unencumbered Asset Liquidation Costs			(2)	35.0%	(2)	35.0%	(2)	35.0%

Total Chapter 7 Liquidation Costs			(6)		(6)		(6)

Total Net Encumbered Assets Liquidation Proceeds			$11		$11		$11
Total Net Unencumbered Assets Liquidation Proceeds			6		6		6

Total Net Liquidation Proceeds			$17		$17		$17

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		—	—		—		—
Capital Leases		—	—		—		—
Term Loan		1,507	11		11		11

Total Secured Claims	(K)	1,657	11	0.7%	11	0.7%	11	0.7%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$6		$6		$6

Ch. 11 Administrative & Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$6		$6		$6

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	4		4		4
Bonds	(M)	—	—		—		—
Term Loan Deficiency Claim	(M)	321	2		2		2

Total Unsecured Claims		831	6		6		6

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

20

Visteon Corporation
VC Regional Assembly & Manufacturing, LLC
2850BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	2	1	22.9%	1	25.7%	1	28.6%
Intercompany Receivable	(C	)	229	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	1	0	71.7%	1	81.7%	1	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	0	0	6.2%	0	11.5%	0	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$232	$1	0.4%	$1	0.5%	$1	0.5%

Unencumbered Assets				6		6		6

Gross Liquidation Proceeds				$7		$7		$7

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				(0)	14.8%	(0)	16.4%	(0)	18.0%
Unencumbered Asset Liquidation Costs				(0)	85.2%	(0)	83.6%	(0)	82.0%

Total Chapter 7 Liquidation Costs				(0)		(0)		(0)

Total Net Encumbered Assets Liquidation Proceeds				$1		$1		$1
Total Net Unencumbered Assets Liquidation Proceeds				6		6		6

Total Net Liquidation Proceeds				$7		$7		$7

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	1		1		1

Total Secured Claims	(K	)	1,797	1	0.1%	1	0.1%	1	0.1%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$6		$6		$6

Ch. 11 Administrative & Priority Claims	(L	)	9	6	60.0%	6	60.0%	6	60.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	10	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,059	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

21

Visteon Corporation
Visteon Electronics Corporation
3286BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$64	$64	100.0%	$64	100.0%	$64	100.0%
Accounts Receivable	(B	)	123	28	22.9%	32	25.7%	35	28.6%
Intercompany Receivable	(C	)	18	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	36	6	17.3%	9	26.0%	13	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$242	$98	40.7%	$105	43.5%	$112	46.3%

Unencumbered Assets				—		—		—

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$(1)	100.0%	$(4)	100.0%	$(4)	100.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				(1)		(4)		(4)

Total Net Encumbered Assets Liquidation Proceeds				$98		$101		$108
Total Net Unencumbered Assets Liquidation Proceeds				—		—		—

Total Net Liquidation Proceeds				$98		$101		$108

DIP			—	—		—		—
U.S. ABL (Incl. LC’s)			—	—		—		—
Term Loan			—	—		—		—

Total Secured Claims	(K	)	—	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$98		$101		$108
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Term Loan Adequate Protection	(L	)	150	98	65.2%	101	67.5%	108	71.9%
Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds/Other Debt	(M	)	—	—		—		—
Term Loan Deficiency Claim	(M	)	—	—		—		—

Total Unsecured Claims			510	—		—		—

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

22

Visteon Corporation
Visteon Global Treasury, Inc.
2022BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$11	$11	100.0%	$11	100.0%	$11	100.0%
Accounts Receivable	(B	)	(0)	(0)	22.9%	(0)	25.7%	(0)	28.6%
Intercompany Receivable	(C	)	181	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	(0)	(0)	17.3%	(0)	26.0%	(0)	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$192	$11	5.7%	$11	5.7%	$11	5.7%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$11	5.7%	$11	5.7%	$11	5.7%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$0	100.0%	$0	100.0%	$0	100.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$0		$0		$0

Total Net Encumbered Assets Liquidation Proceeds				$11		$11		$11
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$11		$11		$11

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	11		11		11

Total Secured Claims	(K	)	1,797	11	0.6%	11	0.6%	11	0.6%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

23

Visteon Corporation
Visteon Holdings, LLC
1341BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	177	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$177	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			—	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,657	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—

Pension	(M	)	510	—		—		—
Other Debt	(M	)	—	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			831	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

24

Visteon Corporation
GCM/Visteon Automotive Systems, LLC
2849BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	25	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	0	0	17.3%	0	26.0%	0	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$25	$0	0.0%	$0	0.0%	$0	0.0%

Unencumbered Assets				3		3		3

Gross Liquidation Proceeds				$3		$3		$3

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				(0)	0.0%	(0)	0.0%	(0)	0.0%
Unencumbered Asset Liquidation Costs				(0)	100.0%	(0)	100.0%	(0)	100.0%

Total Chapter 7 Liquidation Costs				(0)		(0)		(0)

Total Net Encumbered Assets Liquidation Proceeds				$0		$0		$0
Total Net Unencumbered Assets Liquidation Proceeds				3		3		3

Total Net Liquidation Proceeds				$3		$3		$3

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	0		0		0

Total Secured Claims	(K	)	1,797	0	0.0%	0	0.0%	0	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$3		$3		$3

Ch. 11 Administrative & Priority Claims	(L	)	6	3	60.2%	3	60.2%	3	60.2%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	6	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—
Total Unsecured Claims			1,055	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

25

Visteon Corporation
Visteon International Business Development, Inc.
0361BU
($’s in millions)

					Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	25	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	0	0	17.3%	0	26.0%	0	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$25	$0	0.2%	$0	0.3%	$0	0.4%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$0		$0		$0
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(0)	100.0%	$(0)	100.0%	$(0)	100.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$(0)		$(0)		$(0)

Total Net Encumbered Assets Liquidation Proceeds			$0		$0		$0
Total Net Unencumbered Assets Liquidation Proceeds			—		—		—

Total Net Liquidation Proceeds			$0		$0		$0

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	0		0		0

Total Secured Claims	(K)	1,797	0	0.0%	0	0.0%	0	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative & Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

26

Visteon Corporation
VC Aviation Services, LLC
2565BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$1	$1	100.0%	$1	100.0%	$1	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	1	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	0	0	16.0%	0	21.3%	0	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net[1]	(G)	16	6	40.0%	8	50.0%	10	60.0%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$18	$7	38.9%	$9	47.8%	$10	56.7%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$7	38.9%	$9	47.8%	$10	56.7%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(0)	99.9%	$(0)	99.9%	$(0)	99.9%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$(0)		$(0)		$(0)

Total Net Encumbered Assets Liquidation Proceeds			$7		$9		$10
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$7		$9		$10

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	7		9		10

Total Secured Claims	(K)	1,797	7	0.4%	9	0.5%	10	0.6%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

1.	Only asset is airplane, thus blended PP&E percentage not used to calculate PP&E proceeds

27

Visteon Corporation
MIG Visteon Automotive Systems, LLC
3122BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$0	$0	100.0%	$0	100.0%	$0	100.0%
Accounts Receivable	(B)	0	0	22.9%	0	25.7%	0	28.6%
Intercompany Receivable	(C)	2	—	0.0%		0.0%	—	0.0%
Inventory	(D)	0	0	71.7%	0	81.7%	0	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$2	$0	8.1%	$0	8.6%	$0	9.1%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$0	8.1%	$0	8.6%	$0	9.1%
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$(0)	100.0%	$(0)	100.0%	$(0)	100.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$(0)		$(0)		$(0)

Total Net Encumbered Assets Liquidation Proceeds			$0		$0		$0
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$0		$0		$0

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	0		0		0

Total Secured Claims	(K)	1,797	0	0.0%	0	0.0%	0	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—		0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)		—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

28

Visteon Corporation
Visteon Caribbean, Inc.
6790BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	5	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$5	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		—	—		—		—
Term Loan		—	—		—		—

Total Secured Claims	(K)	150	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims		—	$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Other Debt	(M)	—	—		—		—
Term Loan Deficiency Claim	(M)	—	—		—		—

Total Unsecured Claims		510	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

29

Visteon Corporation
Fairlane Holdings, Inc.
2981BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$0	$0	100.0%	$0	100.0%	$0	100.0%
Accounts Receivable	(B	)	2	0	22.9%	0	25.7%	1	28.6%
Intercompany Receivable	(C	)	4	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$6	$0	8.3%	$1	9.2%	$1	10.1%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$0	8.3%	$1	9.2%	$1	10.1%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$(0)	100.0%	$(0)	100.0%	$(0)	100.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$(0)		$(0)		$(0)

Total Net Encumbered Assets Liquidation Proceeds				$0		$0		$1
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$0		$0		$1

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	0		0		1

Total Secured Claims	(K	)	1,797	0	0.0%	0	0.0%	1	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

30

Visteon Corporation
Visteon Asia Holdings, Inc.
2200BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	3	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$3	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			—	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,657	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Other Debt	(M	)	—	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			831	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

31

Visteon Corporation
GCM/Visteon Automotive Leasing Systems, LLC
3208BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	8	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$8	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	—		—		—

Total Secured Claims	(K)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

32

Visteon Corporation
Visteon Remanufacturing Incorporated
2456BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	2	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$2	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Other Debt	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

33

Visteon Corporation
Visteon Climate Control Systems Limited
1431BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	$100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	0	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$0	$—	$0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

34

Visteon Corporation
ARS, Inc.
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

35

Visteon Corporation
Infinitive Speech Systems Corp.
2587BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

36

Visteon Corporation

SunGlas, LLC
3154BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

37

Visteon Corporation
The Visteon Fund
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			—	—		—		—
Term Loan			—	—		—		—

Total Secured Claims	(K	)	150	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Other Debt	(M	)	—	—		—		—
Term Loan Deficiency Claim	(M	)	—	—		—		—

Total Unsecured Claims			510	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

38

Visteon Corporation
Tyler Road Investments, LLC
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

39

Visteon Corporation
Visteon AC Holdings Corp.
2093BU
($’s in millions)

				Potential Recovery
			Asset	Low		Medium		High
	Notes		Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A	)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B	)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C	)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D	)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E	)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F	)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes			—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G	)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H	)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I	)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J	)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds			$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets				—		—		—

Gross Liquidation Proceeds				$—	0.0%	$—	0.0%	$—	0.0%
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs				$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs				—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs				$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds				$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds				$—		$—		$—

Total Net Liquidation Proceeds				$—		$—		$—

DIP			150	—		—		—
U.S. ABL (Incl. LC’s)			140	—		—		—
Term Loan			1,507	—		—		—

Total Secured Claims	(K	)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims				$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L	)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims				$—		$—		$—

Accounts Payable	(M	)	—	—		—		—
Pension	(M	)	510	—		—		—
Bonds	(M	)	217	—		—		—
Term Loan Deficiency Claim	(M	)	321	—		—		—

Total Unsecured Claims			1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N	)		$—		$—		$—

40

Visteon Corporation
Visteon Automotive Holdings, LLC
1340BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		—	—		—		—
Term Loan		1,507	—		—		—

Total Secured Claims	(K)	1,657	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Other Debt	(M)	—	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		831	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

41

Visteon Corporation
Visteon Domestic Holdings, LLC
1900BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	—		—		—

Total Secured Claims	(K)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

42

Visteon Corporation
Visteon Financial Corporation
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	—		—		—

Total Secured Claims	(K)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

43

Visteon Corporation
Visteon LA Holdings Corp.
2092BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%
Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	—		—		—

Total Secured Claims	(K)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

44

Visteon Corporation
Visteon Technologies, LLC
1356BU
($’s in millions)

			Potential Recovery
		Asset	Low		Medium		High
	Notes	Values	($)	(%)	($)	(%)	($)	(%)
Cash	(A)	$—	$—	100.0%	$—	100.0%	$—	100.0%
Accounts Receivable	(B)	—	—	22.9%	—	25.7%	—	28.6%
Intercompany Receivable	(C)	—	—	0.0%	—	0.0%	—	0.0%
Inventory	(D)	—	—	71.7%	—	81.7%	—	91.7%
Prepaid Expenses	(E)	—	—	16.0%	—	21.3%	—	26.6%
Other Current Assets	(F)	—	—	17.3%	—	26.0%	—	34.6%
Deferred Income Taxes		—	—	0.0%	—	0.0%	—	0.0%
Property, Plant & Equipment, Net	(G)	—	—	6.2%	—	11.5%	—	19.4%
Equity in Affiliates	(H)	—	—	0.0%	—	0.0%	—	0.0%
Other Long Term Assets	(I)	—	—	40.2%	—	45.2%	—	50.3%
IP	(J)	—	—	0.0%	—	0.0%	—	0.0%

Encumbered Asset Proceeds		$—	$—	0.0%	$—	0.0%	$—	0.0%

Unencumbered Assets			—		—		—

Gross Liquidation Proceeds			$—	0.0%	$—	0.0%	$—	0.0%

Less: Chapter 7 Liquidation Costs
Encumbered Asset Liquidation Costs			$—	0.0%	$—	0.0%	$—	0.0%
Unencumbered Asset Liquidation Costs			—	0.0%	—	0.0%	—	0.0%

Total Chapter 7 Liquidation Costs			$—		$—		$—

Total Net Encumbered Assets Liquidation Proceeds			$—		$—		$—
Total Net Unencumbered Assets Liquidation Proceeds			$—		$—		$—

Total Net Liquidation Proceeds			$—		$—		$—

DIP		150	—		—		—
U.S. ABL (Incl. LC’s)		140	—		—		—
Term Loan		1,507	—		—		—

Total Secured Claims	(K)	1,797	—	0.0%	—	0.0%	—	0.0%

Net Encumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—
Net Unencumbered Proceeds Available for Admin & Priority Claims			$—		$—		$—

Ch. 11 Administrative / Priority Claims	(L)	—	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Unsecured Claims			$—		$—		$—

Accounts Payable	(M)	—	—		—		—
Pension	(M)	510	—		—		—
Bonds	(M)	217	—		—		—
Term Loan Deficiency Claim	(M)	321	—		—		—

Total Unsecured Claims		1,048	—	0.0%	—	0.0%	—	0.0%

Net Estimated Proceeds Available for Equity	(N)		$—		$—		$—

45